                                                                      EXHIBIT 22

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                             CONDITIONS OF CONTRACT

               ENGINEERING, PROCUREMENT & EQUIPMENT REFURBISHMENT

                                       AND

                        CONSTRUCTION OF INTEROIL REFINERY

                                  AT NAPA NAPA

                                PAPUA NEW GUINEA

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

VOLUME I

TERMS AND CONDITIONS

1.    INTERPRETATION AND CONSTRUCTION OF CONTRACT......................................................      8

      1.1       Definitions............................................................................      8
      1.2       Interpretation.........................................................................     15

2.    NATURE OF CONTRACT...............................................................................     16

      2.1       Performance and payment................................................................     16
      2.2       Early Work.............................................................................     16
      2.3       Principal Supplied Equipment...........................................................     16
      2.4       Notice to Proceed......................................................................     17
      2.5       Taxes..................................................................................     17
      2.6       Condition Precedent....................................................................     18

3.    SEPARABLE PORTIONS...............................................................................     18

4.    THE CONTRACTOR'S PRIMARY OBLIGATIONS.............................................................     18

5.    WARRANTIES OF THE CONTRACTOR AND THE PRINCIPAL...................................................     19

6.    YEAR 2000 COMPLIANCE.............................................................................     22

7.    SECURITY.........................................................................................     23

      7.1       Provision..............................................................................     23
      7.2       Recourse...............................................................................     23
      7.3       Reduction and release..................................................................     24
      7.4       Deed of Guarantee, Undertaking and Substitution........................................     24
      7.5       No Payment Until Security Lodged.......................................................     24

8.    EVIDENCE OF CONTRACT.............................................................................     24

9.    SERVICE OF NOTICES...............................................................................     24

      9.1       Notices................................................................................     24
      9.2       Authorised Signatories.................................................................     25

10.   CONTRACT DOCUMENTS...............................................................................     25

      10.1      Discrepancies..........................................................................     25
      10.2      Principal Supplied Information.........................................................     26
      10.3      Contractor Supplied Documents..........................................................     26
      10.4      Availability...........................................................................     27
      10.5      Confidential Information...............................................................     27
      10.6      Media..................................................................................     28
      10.7      Records and Access to Records..........................................................     28

11.   ASSIGNMENT AND SUBCONTRACTING....................................................................     29

      11.1      Assignment.............................................................................     29

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

      11.2      Subcontracting generally...............................................................     29
      11.3      Contractor's responsibility............................................................     30

12.   WARRANTY REQUIREMENTS............................................................................     30

      12.1      Warranties on Materials or Goods.......................................................     30

13.   INTELLECTUAL PROPERTY RIGHTS.....................................................................     31

      13.1      Warranties.............................................................................     31
      13.2      Intellectual Property Rights granted to the Principal..................................     31
      13.3      Future Design Documents................................................................     31
      13.4      Moral Rights...........................................................................     31

14.   LEGISLATIVE REQUIREMENTS.........................................................................     32

      14.1      Compliance.............................................................................     32
      14.2      Changes................................................................................     32
      14.3      Specific Legislative Requirements and Community Relations..............................     31
      14.4      Major External Approvals and Responsibilities..........................................     41
      14.5      Compliance with the Foreign Corrupt Practices Act......................................     34

15.   REFURBISHMENT, DELIVERY AND OWNERSHIP OF EQUIPMENT...............................................     35

      15.1      Refurbishment..........................................................................     35
      15.2      Delivery and Security of Equipment.....................................................     35
      15.3      Ownership in Equipment Procured by the Contractor......................................     35

16.   PROTECTION OF PEOPLE AND PROPERTY................................................................     35

17.   URGENT PROTECTION................................................................................     36

18.   CARE OF THE WORK AND REINSTATEMENT OF DAMAGE.....................................................     36

      18.1      Care of work under the Contract........................................................     36
      18.2      Reinstatement..........................................................................     36
      18.3      Excepted Risks.........................................................................     37
      18.4      Force Majeure..........................................................................     37

19.   DAMAGE TO PERSONS AND PROPERTY OTHER THAN WORK UNDER THE CONTRACT................................     38

      19.1      Indemnity by the Contractor............................................................     38
      19.2      Indemnity by the Principal.............................................................     38

20.   LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES................................................     39

      20.1      Survival and Security..................................................................     39
      20.2      Limit of Liability of the Contractor...................................................     39
      20.3      Mutual Exclusion of Consequential Damages..............................................     39

21.   INSURANCE OF THE WORK UNDER THE CONTRACT.........................................................     40

      21.1      Principal to insure....................................................................     40

22.   PUBLIC LIABILITY INSURANCE.......................................................................     41

      22.1      Principal to insure....................................................................     41

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

23.   INSURANCE OF EMPLOYEES...........................................................................     41


24.   PROFESSIONAL INDEMNITY INSURANCE.................................................................     42

      24.1      Contractor.............................................................................     42
      24.2      Consultants............................................................................     42

25.   INSPECTION AND PROVISIONS OF INSURANCE POLICIES..................................................     42

      25.1      Proof of insurance.....................................................................     42
      25.2      Failure to produce proof of insurance..................................................     42
      25.3      Notices from or to insurer.............................................................     42
      25.4      Notices of potential claims............................................................     43
      25.5      Settlement of claims...................................................................     43
      25.6      Cross liability........................................................................     43
      25.7      Insurance Generally....................................................................     43

26.   PRINCIPAL'S REPRESENTATIVE.......................................................................     44

27.   SITE SUPERVISORS.................................................................................     44

28.   NO PERSONAL LIABILITY............................................................................     44

29.   CONTRACTOR'S REPRESENTATIVE......................................................................     45

30.   CONTRACTOR'S EMPLOYEES AND SUBCONTRACTORS........................................................     45

      30.1      Generally..............................................................................     45

31.   CONTRACTOR'S PROJECT MANAGEMENT TEAM.............................................................     45

32.   SITE      .......................................................................................     46

      32.1      Possession.............................................................................     46
      32.2      Access for Principal and others........................................................     46
      32.3      Minerals, fossils and relics...........................................................     46

33.   SETTING OUT THE WORKS............................................................................     47

      33.1      Setting out............................................................................     47
      33.2      Errors in setting out..................................................................     47
      33.3      Care of Survey Marks...................................................................     47

34.   CLEANING UP......................................................................................     47

      34.1      Clean and Tidy Site....................................................................     47
      34.2      Hazardous Materials....................................................................     48

35.   LATENT CONDITIONS................................................................................     48

      35.1      Site...................................................................................     48
      35.2      Principal Supplied Equipment...........................................................     48
      35.3      Notification...........................................................................     48
      35.4      Deemed Variation.......................................................................     48

36.   MATERIALS, LABOUR AND CONSTRUCTION PLANT.........................................................     49

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

37.   QUALITY..........................................................................................     49

      37.1      Quality of material and work...........................................................     49
      37.2      Quality assurance......................................................................     49
      37.3      Defective work.........................................................................     50
      37.4      Acceptance of defective work...........................................................     50
      37.5      Timing.................................................................................     51

38.   PROCESS PERFORMANCE TEST AND RELIABILITY TEST....................................................     51

      38.1      Conditions precedent to the Process Performance Test and Reliability Test..............     51
      38.2      Conducting the Process Performance Test and Reliability Test...........................     51

39.   EXAMINATION AND TESTING..........................................................................     51
      39.1      Tests..................................................................................     51
      39.2      Covering up............................................................................     52
      39.3      Who conducts...........................................................................     52
      39.4      Notice.................................................................................     52
      39.5      Delay..................................................................................     52
      39.6      Completion and Results.................................................................     52
      39.7      Costs..................................................................................     52

40.   WORKING HOURS....................................................................................     52


41.   PROJECT SCHEDULE.................................................................................     52

      41.1      Submission and Approval of Project Schedule............................................     52
      41.2      Application of the Project Schedule....................................................     53

42.   SUSPENSION

      42.1      Suspension by the Principal's Representative...........................................     53
      42.2      Suspension by the Contractor...........................................................     53
      42.3      Recommencement.........................................................................     53
      42.4      Cost...................................................................................     54

43.   TIME AND PROGRESS................................................................................     54

      43.1      Progress...............................................................................     54
      43.2      Notice of delay........................................................................     54
      43.3      Claim..................................................................................     54
      43.4      Assessment.............................................................................     54
      43.5      Extension of time......................................................................     55
      43.6      Reduction of Time......................................................................     55
      43.7      Mechanical Completion..................................................................     55
      43.8      Pre-commissioning, Commissioning, Facilities Testing...................................     56
      43.9      Practical Completion...................................................................     57
      43.10     Liquidated damages.....................................................................     57
      43.11     Delay damages..........................................................................     57
      43.12     Reports................................................................................     58

44.   DEFECTS LIABILITY................................................................................     59

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

45.   VARIATIONS.......................................................................................     59

      45.1      Directing Variations...................................................................     59
      45.2      Proposed Variations....................................................................     59
      45.3      Contractor Proposed Variations.........................................................     60
      45.4      Pricing................................................................................     61
      45.5      Notification of Variations.............................................................     62

46.   PAYMENT CLAIMS AND PAYMENTS......................................................................     62

      46.1      Advance Payment........................................................................     62
      46.2      Payment Claims.........................................................................     63
      46.3      Payment Certificates and Calculations..................................................     64
      46.4      Payment................................................................................     65
      46.5      Certificates of Mechanical Completion and Practical Completion.........................     65
      46.6      Effect of Certificates.................................................................     66
      46.7      Set-Off................................................................................     66
      46.8      Ownership of Equipment.................................................................     66
      46.9      Final Payment Claim and Certificate....................................................     66
      46.10     Interest...............................................................................     67
      46.11     Deferred Payment Option................................................................     68

47.   PAYMENT OF WORKERS AND SUBCONTRACTORS............................................................     68

      47.1      Workers and Subcontractors.............................................................     68
      47.2      Withholding payment....................................................................     68
      47.3      Direct payment.........................................................................     68
      47.4      Liens and Claims.......................................................................     69

48.   DEFAULT OR INSOLVENCY............................................................................     69

      48.1      Preservation of other rights...........................................................     69
      48.2      Contractor's default...................................................................     69
      48.3      Principal's notice to show cause.......................................................     70
      48.4      Principal's rights.....................................................................     70
      48.5      Take out...............................................................................     70
      48.6      Adjustment on completion of work taken out.............................................     71
      48.7      Principal's default....................................................................     71
      48.8      Contractor's notice to show cause......................................................     72
      48.9      Contractor's rights....................................................................     72
      48.10     Termination............................................................................     72
      48.11     Insolvency.............................................................................     72
      48.12     No Insolvency..........................................................................     73

49.   TERMINATION FOR FRUSTRATION......................................................................     74

50.   TERMINATION FOR CONVENIENCE......................................................................     74

51.   NOTIFICATION OF CLAIMS...........................................................................     76

      51.1      Communication of claims................................................................     76

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

      51.2      Liability for failure to communicate...................................................     76
      51.3      Principal's Representative's decision..................................................     76

52.   DISPUTE RESOLUTION...............................................................................     77

      52.1      Notice of dispute......................................................................     77
      52.2      Conference.............................................................................     77
      52.3      Arbitration............................................................................     78
      52.4      Summary relief.........................................................................     78

53.   WAIVER OF CONDITIONS.............................................................................     78

54.   CO-ORDINATION WITH PRINCIPAL AND OTHERS..........................................................     78

55.   INDEPENDENT CONTRACTOR...........................................................................     78

56.   SURVIVAL.........................................................................................     79

57.   ENTIRE AGREEMENT.................................................................................     79

SCHEDULE...............................................................................................     79

ANNEXURES..............................................................................................     86

ANNEXURE 1           SUBCONTRACTOR'S CONSENT DEED & DEED OF NOVATION...................................     87

ANNEXURE 2           APPROVED FORM OF UNDERTAKING......................................................     96

ANNEXURE 3           DEED OF GUARANTEE, UNDERTAKING AND SUBSTITUTION...................................     97

ANNEXURE 4           TERMS OF INSURANCE................................................................    104

ANNEXURE 5           PRO FORMA CONSENT DEED............................................................    110

ANNEXURE 6           PROJECT AGREEMENT.................................................................    111

ANNEXURE 7           SCHEDULE OF RATES FOR VARIATIONS..................................................    112

ANNEXURE 8           FORM OF SUBCONTRACTOR'S FINAL RELEASE AND STATUTORY DECLARATION...................    113

ANNEXURE 9           LEGISLATIVE RESPONSIBILITIES AND PERMITS..........................................    114

ANNEXURE 10          CONTRACTOR'S PROJECT MANAGEMENT TEAM..............................................    117

ANNEXURE 11          PROJECT SCHEDULE..................................................................    118

ANNEXURE 12          FORMAL INSTRUMENT OF AGREEMENT....................................................    119

ANNEXURE 13          FORM OF FINAL RELEASE.............................................................    122

ANNEXURE 14          CONTRACTOR'S PLANT HIRE CHARGES...................................................    123

ANNEXURE 15          DEED OF NOVATION - REFURBISHMENT CONTRACTS........................................    123

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                                TABLE OF CONTENTS

ANNEXURE 16          DEFERRED PAYMENT OPTION...........................................................    126

ANNEXURE 17          PRE-AWARD MEETING MINUTES.........................................................    128

VOLUME II

ANNEXURE 18          PRINCIPAL'S PROJECT REQUIREMENTS..................................................    130

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

1.       INTERPRETATION AND CONSTRUCTION OF CONTRACT

1.1      DEFINITIONS

         In the Contract, except where the context otherwise requires:

         BASIC DESIGN means the design for the Works included in the Principal's Project Requirements.

         CERTIFICATE OF PRACTICAL COMPLETION has the meaning given in clause
         43.9.

         COMMISSIONING has the meaning given to it in the Principal's Project Requirements.

         COMPENSABLE CAUSE means any act, default or omission of the Principal's Representative, the Principal or its consultants, agents or other contractors (not being engaged by the Contractor) and includes any blockade or picketing of the Site which prevents access for the delivery of materials to the Site or the access of personnel pursuant to clause 18.3.1(e), except where such blockade or picketing is caused by an act, default or omission of the Contractor.

         CONSENT DEED means the tripartite deed between the Principal, Contractor, the Contractor's parent company and OPIC contained in ANNEXURE 5 which provides direction under certain events referred to in the Contract.

         CONSTRUCTION PLANT means appliances, plant, equipment tools and temporary facilities used in the carrying out of work under the Contract but not forming part of the Works, supplied by the Contractor but not with the intention of such items becoming the Principal's property.

         CONTRACT, THE CONTRACT, THIS CONTRACT, CONSTRUCTION CONTRACT and THE EPC CONTRACT all mean:

         (a)  the Formal Instrument of Agreement;

         (b) these Conditions of Contract and the Schedule to these Conditions of Contract;

         (c)  the Annexures to these Conditions of Contract; and

         (d)  the Basic Design.

         CONTRACT CURRENCY AMOUNT means each of the amounts specified in ITEM
         11.

         CONTRACT SUM means the aggregate lump sum of the Contract Currency Amounts, excluding any additions or deductions which may be required to be made under the Contract, expressed as the US Dollar equivalent (calculated on the basis of the average of the buy and sell rates quoted by Citibank applicable at the opening of business on the date of the Contract) in ITEM 11 for the purpose only of specifying an aggregate lump sum of those Contract Currency Amounts.

         CONTRACTOR means the person bound to carry out and complete work under the Contract and named in ITEM 3.

         CONTRACTOR'S DESIGN OBLIGATIONS means all tasks necessary to design and specify the Works required by the Contract, including preparation of the Design Documents.

         CONTRACTOR'S PROJECT MANAGEMENT TEAM members are listed in ANNEXURE 10.

         CONTRACTOR'S MARGIN means the Contractor's profit margin on its costs expended on the work under the Contract specified in ITEM 19.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         CONTRACTOR'S PROPOSAL means the proposal dated 15 February 2002, submitted to and accepted by the Principal.

         CONTRACTOR'S REPRESENTATIVE means the person named in ITEM 5 as the Contractor's Representative or other person from time to time appointed in writing by the Contractor under clause 29.

         CRUDE FEEDSTOCK has the meaning given to it in the Principal's Project Requirements.

         DATE COMPLIANT means, in respect of any equipment, that the equipment functions and operates (and has been designed, developed and/or programmed to ensure that it functions and operates) properly, accurately and without interruption before, during and after the year 2000 and, without limitation, that:

         (e) the equipment correctly processes and deals properly with dates and the transition between dates including year 2000 dates;

         (f) the equipment correctly processes and deals properly with all calculations and functions based on dates;

         (g) the equipment correctly processes year 2000 as a leap year and all subsequent leap years;

         (h) the equipment stores and provides output of date information in ways that are unambiguous as to the century; and

         (i) the equipment functions and operates properly as a component of the Works and is compatible with proper functioning and operation of the Works including any other equipment or material forming part of the Works.

         DATE FOR MECHANICAL COMPLETION means the last day of the period of time for Mechanical Completion specified by ITEM 12, but if any extension of time to the Date for Mechanical Completion is directed by the Principal's Representative or any reduction is directed by the Principal's Representative pursuant to clause 43.6, or allowed in any arbitration or litigation, it means the date resulting therefrom.

         DATE FOR PRACTICAL COMPLETION means the last day of the period of time for Practical Completion specified by ITEM 12, but if any extension of time to the Date for Mechanical Completion or Date for Practical Completion is directed by the Principal's Representative or any reduction is directed by the Principal's Representative pursuant to clause 43.6, or allowed in any arbitration or litigation, it means the date resulting therefrom.

         DATE OF MECHANICAL COMPLETION means:

         (a) the date evidenced in a Mechanical Completion Certificate under clause 43.7.4(b) as the date when Mechanical Completion in respect of the entire Works was reached; or

         (b) where another date is determined in any arbitration or litigation as the date upon which Mechanical Completion was reached, that other date.

         DATE OF PRACTICAL COMPLETION means:

         (a) the date evidenced in a Certificate of Practical Completion under clause 43.9.3 as the date upon which Practical Completion was reached in respect of the entire works; or

         (b) where another date is determined in any arbitration or litigation as the date upon which Practical Completion was reached, that other date.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         DAY means calender day of the Gregorian Calendar.

         DEED OF GUARANTEE, UNDERTAKING AND SUBSTITUTION has the meaning in clause 7.4 and means the Deed of Guarantee, Undertaking and Substitution contained in ANNEXURE 3.

         DEFECTS LIABILITY PERIOD has the meaning in clause 44 and means the last to expire of the period stated in clause 44.1.1 and the period pursuant to clause 44.1.3(b).

         DESIGN DOCUMENTS means the drawings, specifications and other information, samples, models, patterns and the like required by the Contract created (including where stated those created by the Contractor) for the construction of the Works including the Basic Design and Detailed Design.

         DETAILED DESIGN has the meaning given to it in the Principal's Project Requirements.

         DISPUTE has the meaning in clause 52.

         DIRECTION includes agreement, approval, assessment, authorisation, certificate, decision, demand, determination, explanation, instruction, notice, order, permission, rejection, request or requirement.

         EARLY WORK, unless otherwise agreed in writing, means all work relating to the work under the Contract performed by the Contractor prior to the date of the Notice to Proceed and includes earthworks and Site preparation (excluding the causeway) and all Design Documents required, in accordance with the Principal's Project Requirements, to Refurbish Principal Supplied Equipment.

         EQUIPMENT means all:

         (a)  Principal Supplied Equipment provided to the Contractor;

         (b) equipment to be procured by the Contractor on behalf of the Principal under the Contract and incorporated into the Works; and

         (c) unfixed plant and equipment to be procured by the Contractor on behalf of the Principal under the Contract, which if not used in the work under the Contract or incorporated in the Works, becomes the Principal's property.

         EXCEPTED RISK has the meaning in clause 18.3.

         FACILITIES TESTING means both Process Performance Test and Reliability Test in accordance with the Principal's Project Requirements.

         FINAL CERTIFICATE has the meaning in clause 46.9.

         FINAL PAYMENT has the meaning in clause 46.9.

         FINAL PAYMENT CLAIM means the final payment claim referred to in clause 46.9.

         FORCE MAJEURE means acts of the public or foreign enemies, hostilities or wars (declared or undeclared), civil disturbances, rebellions, revolutions, insurrections, riots, military or usurped power, martial law, confiscation or other action by any government or public authority, epidemics, landslides, earthquakes, lightning, explosions and any other cause, event or circumstance which is unpredictable and similar to the kind herein enumerated or equivalent forces, not within the reasonable control of the party affected thereby and which that party is unable to overcome by the exercise of due diligence. Force Majeure does not include financial distress of either party, strikes, lock-outs or other industrial disputes by or caused by employees of the Contractor or the Principal or Subcontractors; events involving a previous or concomitant fault; late delivery of equipment, plant or materials or late

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         performance of the Contractor, unless such late delivery or performance is itself caused by Force Majeure. For the avoidance of doubt the events contemplated in clauses 14.2 and 18.3.1(e) are not events of Force Majeure.

         FORMAL INSTRUMENT OF AGREEMENT means the form of agreement set out in ANNEXURE 12.

         GAS TURBINES has the meaning described in the Principal's Project Requirements.

         GROSS NEGLIGENCE means any act or omission done or omitted to be done intentionally or with reckless disregard for any damage or loss such action or omission causes or may cause or which could have been reasonably foreseen to be caused.

         INTELLECTUAL PROPERTY means any patent, registered design, trademark or name, copyright or other protected right.

         LEGISLATIVE REQUIREMENT includes:

         (a) Acts, Ordinances, regulations, by-laws, orders, awards and proclamations of the jurisdiction where work under the Contract or the particular part thereof is being carried out;

         (b) certificates, licences, consents, permits, approvals and requirements of organisations having jurisdiction in connection with the carrying out of work under the Contract; and

         (c)  fees and charges payable in connection with the foregoing.

         LENDER means the entity stated in ITEM 7.

         LIEN means any lien, security interest or other charge or encumbrance of any kind, including the lien or retained title for security of a vendor and any mechanic's lien asserted in connection with and in respect of moneys legitimately owed by the Contractor and relating to work under the Contract or the Works.

         MECHANICAL COMPLETION means the stage in the carrying out and completion of work under the Contract as set out in the Principal's Project Requirements when:

         (a)  all:

              (i)   Design Documents;

              (ii)  procurement of equipment and materials;

              (iii) construction and installation;

              (iv) Pre-commissioning, including commissioning of all utilities, systems, components and structures of the Works,

              have been completed as is necessary for Commissioning of the Works and the Works are ready for the introduction of crude feedstock in accordance with the Principal's Project Requirements;

         (b) the Works have instrument control and electrical integrity demonstrated by the Contractor by testing practices generally accepted in the industry;

         (c) the Works have achieved satisfactory (to the Principal Representative) mechanical and structural integrity as demonstrated by testing by the Contractor as required by the Design Documents;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (d) all systems, components and structures necessary to safely operate the Works and to undertake Commissioning and the Process Performance Test and Reliability Test are installed; and

         (e) all major defects or deficiencies in the Works have been rectified to the reasonable satisfaction of the Principal's Representative.

         MECHANICAL COMPLETION CERTIFICATE has the meaning given in clause
         43.7.4.

         NON-QUALIFYING CAUSE OF DELAY means any delay not a Qualifying Cause of Delay.

         NOTICE OF MECHANICAL COMPLETION has the meaning given to it in clause 43.7.2.

         NOTICE TO PROCEED means a notice issued to the Contractor by the Principal in accordance with clause 2.4.

         OPIC means Overseas Private Investment Corporation, a United States Government agency.

         PAYMENT CERTIFICATE has the meaning in clause 46.3.

         PAYMENT CLAIM means a claim for payment defined in clause 46.2.1.

         PRACTICAL COMPLETION is that stage in the carrying out and completion of work under the Contract when:

         (a) the Works are complete except for minor defects or punch list items:

              (i) which do not prevent the Works from being reasonably capable of being used for their intended purpose;

              (ii) which the Principal's Representative determines the Contractor has reasonable grounds for not promptly rectifying; and

              (iii) the rectification of which will not prejudice the convenient use of the Works;

         (b) those tests which are required by the Contract to be carried out and passed before the Works reach Practical Completion, including but not limited to the Process Performance Test and Reliability Test have been carried out and passed;

         (c)  documents and other information:

              (i)   required under the Contract;

              (ii) which, in the Principal's Representative's opinion, are essential for the use, operation and maintenance of the Works,

              have been supplied, including the warranties required under clause
              6.1.5 and clause 12.1;

         (d) necessary permits, registrations, approvals, certifications, consents or licences required to be obtained by the Contractor in accordance with clause 14 have been provided to the Principal's Representative; and

         (e)  the Contractor has complied with the requirements of clause 6.1.3.

         PRE-COMMISSIONING has the meaning given to it in the Principal's Project Requirements.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         PRESCRIBED NOTICE has the meaning given in clause 51.1.

         PRINCIPAL means the party described in ITEM 1.

         PRINCIPAL'S PROJECT REQUIREMENTS means the written summary or outline of the Principal's requirements for the Works described in ANNEXURE 18 and includes, without limitation:

         (a)  the stated purpose for which the Works are intended; and

         (b)  the Principal's design requirements for the Works.

         PRINCIPAL'S REPRESENTATIVE means the Principal's Representative and any other individual appointed in writing by the Principal under clause 27.

         PRINCIPAL SUPPLIED EQUIPMENT has the meaning given in clause 2.3.

         PRINCIPAL SUPPLIED INFORMATION means any documented information, other than the Principal's Project Requirements, supplied or made available to the Contractor by or on behalf of the Principal before or after the date of the Notice to Proceed.

         PROCUREMENT PLAN has the meaning given to it in the Principal's Project Requirements.

         PROCESS PERFORMANCE TEST has the meaning given to in the Principal's Project Requirements.

         PROJECT AGREEMENT means the agreement between the Government of the Independent State of Papua New Guinea, E.P. InterOil, Ltd. and the Principal in relation to the construction and operation of the Refinery, a copy of which is attached hereto as ANNEXURE 6.

         PROJECT SCHEDULE has the meaning given in the Principal's Project Requirements and in clause 41 and is included in the Contract as ANNEXURE 11.

         PUBLIC LIABILITY POLICY has the meaning given in clause 22.

         QUALIFYING CAUSE OF DELAY means:

         (a) any act, default or omission of the Principal's Representative, the Principal or its consultants, agents or other contractors (not being engaged by the Contractor) including any delay in delivery of the Refurbished Equipment and other Principal Supplied Equipment to the Site;

         (b)  Variations directed under clause 45;

         (c) a substantial breach of the Contract by the Principal which prevents the Contractor from discharging its obligations;

         (d)  Excepted Risks pursuant to clause 18.3; and

         (e) an event of Force Majeure requiring an extension of time to mitigate the effects of delays caused by Force Majeure under clause 18.4.

         REFURBISHMENT and REFURBISH mean, in relation to Principal Supplied Equipment, rectify defects, renovate and modify as necessary so that the subject equipment has a utility and performance capability that is fit for the purpose of incorporation into the Works.

         REFURBISHMENT PLAN has the meaning given to it in the Principal's Project Requirements.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         RELIABILITY TEST means the 30 day reliability test specified in the Principal's Project Requirements.

         SCHEDULE OF RATES means the list of prices in ANNEXURE 7 which, in respect of any work to be carried out as part of a Variation, shows the rate or respective rates of payment for the execution of that work and which may include lump sums, other sums, quantities and prices.

         SEPARABLE PORTION means a portion of the Works identified as such in the Contract or which the Principal's Representative has determined pursuant to clause 3.

         SITE means the lands and other places to be made available and any other lands and places made available to the Contractor by the Principal for the purpose of the Contract.

         SOLE DISCRETION means, where the Principal or the Principal's Representative may act in its or his "sole discretion" the Principal or the Principal's Representative is:

         (a) not obliged to comply with any expressed or implied condition of the Contract or the general law to act reasonably, fairly or in good faith;

         (b)  not obliged to give consideration to any effect:

              (i)   the exercise or non-exercise of that discretion, or

              (ii)  the exercise or non-exercise of the right, or

              (iii) the taking or non-taking of any action relating to that discretion

              may have on the Contractor, and

         (c) not obliged to give reasons for its action, inaction or the exercise of its right,

         and any decision made, action taken or exercise of right by the Principal in its sole discretion is not subject to review under the Contract, by an arbitrator or under the general law. If the immunity from review of the exercise of that discretion is invalid or otherwise unenforceable at law, under statute or in equity, that immunity from review may be severed from this definition.

         STEERING COMMITTEE has the meaning in clause 52.2.

         SUBCONTRACTOR includes consultants.

         SUBCONTRACTOR'S CONSENT DEED means the deed set out in ANNEXURE 1.

         SUBSYSTEM MECHANICAL COMPLETION CERTIFICATE means a certificate delivered by the Principal's Representative to the Contractor pursuant to clause 43.7.4 acknowledging that a subsystem of the Works as specified therein has achieved Mechanical Completion;

         PRINCIPAL'S REPRESENTATIVE means the person stated in ITEM 9 as the Principal's Representative or other person from time to time appointed in writing by the Principal to be the Principal's Representative and notified as such in writing to the Contractor by the Principal and, so far as concerns the functions delegated by the Principal's Representative to a Site Supervisor, that Site Supervisor.

         SURVEY MARK in clause 33 means a survey peg, bench mark, reference mark, signal, alignment, level mark or any other mark for the purpose of setting out, checking or measuring work under the Contract.

         TEMPORARY WORKS means work used in carrying out and completing work under the Contract, but not forming part of the Works.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         TEST has the meaning given in clause 39.1 and includes examination and measurement.

         VARIATION has the meaning given in clause 45.

         WORKING DAYS means calendar days on which the commercial banks in Queensland are open for business.

         WORKS means:

         (a) the whole of the work to be carried out and completed in accordance with the Contract, including Variations provided for by the Contract, which by the Contract is to be handed over to the Principal; and

         (b)  includes any Early Work within the meaning in (a) above.

         WORK UNDER THE CONTRACT means the work which the Contractor is or may be required to carry out and complete under the Contract,and includes:

         (a)  Early Work;

         (b)  provision of materials;

         (c) procurement of all Equipment other than Principal Supplied Equipment, and shipping and handling of Equipment as provided elsewhere in the Contract;

         (d) the Contractor's Design Obligations, including development of the Basic Design and preparation of the Detailed Design to the Principal's satisfaction; and

         (e) Works, Variations, remedial work, Construction Plant and Temporary Works.

1.2      INTERPRETATION

         In the Contract:

1.2.1 References to a person include an individual, firm or a body, corporate or unincorporated.

1.2.2 The time for doing any act or thing under the Contract shall, if it ends on a Saturday, Sunday or Statutory or Public Holiday in the country in which the work is being done, be deemed to end on the day next following which is not a Saturday, Sunday or Statutory or Public Holiday.

1.2.3 Clause headings and subclause headings in these Conditions of Contract shall not form part of these Conditions of Contract and shall not be used in the interpretation of the Contract.

1.2.4 A reference to an ANNEXURE is a reference to an Annexure attached to these Conditions of Contract unless the context requires otherwise.

1.2.5    A reference to an ITEM is a reference to an Item in the SCHEDULE.

1.2.6 Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context.

1.2.7    Words importing a gender include every gender.

1.2.8 Where general words are associated with specific words which define a class, the general words are not limited by reference to that class.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

1.2.9 Communications between the Principal, the Principal's Representative and the Contractor shall be in the English language.

1.2.10 Measurements of physical quantities shall be in legal units of measurement of the jurisdiction in ITEM 14.

1.2.11 Unless otherwise provided in the Contract, prices are in the currencies in ITEM 15 and payments shall be made in those currencies at the place in ITEM 16, and unless otherwise stipulated all references to "dollars" and "$", are references to US Dollars.

1.2.12 The law governing the Contract, its interpretation and construction, and any agreement to arbitrate, is the law of the jurisdiction in ITEM 14.

1.2.13 If any part of this Contract is or becomes illegal, invalid or unenforceable the legality, validity or enforceability of the remainder of the Contract will not be affected and the Contract will be read as if the part had been deleted.

1.2.14 No rule of construction applies to the interpretation of the Contract to the disadvantage of one party on the basis that such party prepared the Contract or any relevant part of it.

1.2.15 A reference to any statute or any provision of any statute includes all legislation, regulations and instruments issued under that statute or provision and any modification, consolidation, amendment, re-enactment or replacement of that statute or provision.

1.2.16 A reference to a party to the Contract or any instrument includes that party's successors and permitted assigns.

1.2.17 The rights and obligations of the parties are subject to the provisions of the executed Consent Deed.

2.       NATURE OF CONTRACT

2.1      PERFORMANCE AND PAYMENT

2.1.1 The Contractor shall carry out and complete work under the Contract in accordance with the Contract and directions authorised by the Contract.

2.1.2 The Principal shall pay the Contract Currency Amounts together with any additions or deductions made pursuant to the Contract. The Contract Currency Amounts shall not be adjusted for rise and fall.

2.2      EARLY WORK

2.2.1 The Principal authorised the Contractor to perform and the Contractor has performed Early Work prior to the date of the Notice to Proceed.

2.2.2 Despite the prior performance of the Early Work by the Contractor and the prior payment to the Contractor by the Principal for the performance of the Early Work, which the Contractor acknowledges as having been received in full, all Early Work is deemed included in the work under the Contract.

2.2.3 All rights and obligations of the Principal and the Contractor under the Contract apply to Early Work, except that the Principal retains all risk of and responsibility for loss of or damage to the earth works forming and comprising the Site and the earthen causeway.

2.3      PRINCIPAL SUPPLIED EQUIPMENT

2.3.1 The Principal shall make available CIF Site to the Contractor, Principal Supplied Equipment as set out in the Principal's Project Requirements.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

2.3.2 The Contractor takes full responsibility for the fitness for purpose of the Design Documents provided for the Refurbishment of such Principal Supplied Equipment.

2.3.3 The Contractor shall not be entitled to any extension of time to the Date for Mechanical Completion or Date for Practical Completion nor any extra payment because of the Design Documents provided for the Refurbishment of any Principal Supplied Equipment not being fit for purpose.

2.4      NOTICE TO PROCEED

2.4.1 The Principal shall authorise the Contractor to commence the remaining work under the Contract, other than Early Work, by a Notice to Proceed.

2.4.2 The Contractor shall not be authorised to proceed with work under the Contract except upon receipt of a Notice to Proceed. The Contractor may, at its own expense, proceed with preparation for work under the Contract prior to the receipt of a Notice to Proceed and the Principal agrees to cooperate with the Contractor in such preparation, provided that the Principal shall incur no monetary obligation and shall not be required to act in any manner not required by or not in compliance with this Contract

2.5      TAXES

2.5.1    Imported Equipment, Plant and Materials:

         (a) This clause 2.5.1 shall apply to all equipment, plant and material for incorporation into the Works.

         (b) The Contractor shall import all equipment, plant and material for incorporation into the Works into the Independent State of Papua New Guinea in the name of the Principal as consignee. The Contractor shall ensure that all Subcontractors and suppliers of the Contractor comply with this requirement, and except to the extent caused by breach of this clause 2.5.1(b) by the Contractor, the Principal shall pay directly to the Internal Revenue Commission of Papua New Guinea (IRC) all import duty and value added tax (VAT) as applicable to the equipment, plant and materials imported into the Independent State of Papua New Guinea in compliance with this clause 2.5.1(b).

         (c) The Contractor shall be responsible for the importation, bonding and re-export of all Construction Plant and Temporary Works imported into the Independent State of Papua New Guinea and used in the performance of the work under the Contract. The Contractor shall ensure that all Subcontractors and suppliers of the Contractor comply with this requirement.

         (d) The Contractor shall pay directly to the Internal Revenue Commission of Papua New Guinea (IRC) all import duty and value added tax (VAT) as applicable to the equipment, plant and materials imported into the Independent State of Papua New Guinea in compliance with clause 2.5.1(c).

2.5.2    Non-imported work under the Contract

         If the Contractor has complied with clause 2.5.3, the Principal shall pay to or reimburse the Contractor for any value added tax (VAT) in relation to the performance of work under the Contract including for the provision of equipment, plant and materials that is not imported into the Independent State of Papua New Guinea.

2.5.3    Contractor's Assistance

         The Contractor shall provide all reasonable assistance to the Principal and provide all documentation specified by the Principal as necessary for the Principal to be able to receive

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         a refund of VAT, sales taxes, import duties and any other taxes to which the Principal is entitled, including any refund under the Project Agreement.

2.5.4    Income Tax Liability

         The Contractor must file all returns and promptly pay when due all income taxes, employee related taxes, levies, fees, assessments and other similar charges measured or based upon the Contractor's receipts, income or profits which are imposed by governmental authorities of any country having jurisdiction to levy such charges in connection with the Contractor's performance under the Contract and the Contractor's compensation therefor. Except as otherwise provided in the Contract, the Contractor shall pay all taxes, employee related taxes, levies, fees duties, assessments and charges imposed with respect to the performance of the Contractor's obligations under the Contract.

2.6      CONDITION PRECEDENT

         The Contract is subject to:

         (a) the Contractor entering into and executing the Consent Deed contained in ANNEXURE 5 prior to or coincidentally with the execution of the Contract;

         (b) the establishment to the Contractor's reasonable satisfaction of all necessary insurance to be provided by the Principal under the Contract; and

         (c) receipt by the Contractor from the Principal of written verification by the Lender that the Principal is entitled to draw on its OPIC loan.

3.       SEPARABLE PORTIONS

         The Principal's Representative may at any time determine that any part of the Works shall be a Separable Portion. The Principal's Representative shall clearly identify for each Separable Portion the:

         (a)  portion of the Works;

         (b)  Date for Practical Completion; and

         (c) respective amounts for security, liquidated damages and delay damages (all calculated pro-rata according to the ratio of the Principal's Representative's valuation of the Separable Portion to the Contract Sum).

4.       THE CONTRACTOR'S PRIMARY OBLIGATIONS

4.1.1 Without limiting the generality of the Contractor's responsibilities, the Contractor shall ensure the Principal's Project Requirements are met and shall, without limitation, carry out the following obligations:

         (a)

              (i) design the Works in accordance with the Contract, including without limitation, prepare the Detailed Design, in accordance with the Basic Design to the satisfaction of the Principal;

              (ii)  take delivery of all Principal Supplied Equipment CIF Site;

              (iii) procure Equipment (other than Principal Supplied Equipment)
                    and materials;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

              (iv) construct the Works in accordance with the Contract, including the Principal's Project Requirements and the Detailed Design as approved in writing by the Principal;

              (v) carry out Pre-commissioning and ensure the Works progresses to and reaches Mechanical Completion by the Date for Mechanical Completion in accordance with the Contract;

              (vi) carry out Commissioning, Process Performance Testing and Reliability Testing; and

              (vii) ensure that the work under the Contract progresses to and reaches Practical Completion by the Date for Practical Completion in accordance with the Contract;

         (b)

              (i) satisfy and ensure that all its Subcontractors satisfy all Legislative Requirements; and

              (ii) arrange for all permits and approvals set out in ANNEXURE 9 as the responsibility of the Contractor;

         (c) complete the Works in accordance with the Contract for the Contract Currency Amounts adjusted by any additions or deductions which may be required to be made under the Contract;

         (d) be responsible for and control, co-ordinate, administer and direct all activities for the planning of the work under the Contract;

         (e) execute the Consent Deed and Subcontractor's Consent Deed and shall ensure Subcontractors execute the Subcontractor's Consent Deed in accordance with the Contract;

         (f)

              (i)   comply with;

              (ii)  ensure all Subcontractors comply with; and

              (iii) ensure the Principal does not breach,

              the terms of the Project Agreement in respect of the Contractor's performance of the work under the Contract;

         (g) perform work under the Contract with due regard to the traditions and customs of the Independent State of Papua New Guinea and Napa Napa in particular; and

         (h)  comply with and ensure that all Subcontractors comply with the
              (US) Foreign Corrupt Practices Act and all legislation with respect to the employment of minors.

5.       WARRANTIES OF THE CONTRACTOR AND THE PRINCIPAL

5.1.1 Without limiting the generality of clause 2.1.1, the Contractor warrants to the Principal that:

         (a) all Early Work has been performed in accordance with the Contract, is free from defects, and is fit for the purpose of the Principal's Project Requirements;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (b)  the Contractor:

              (i) has carefully prepared and checked the Basic Design for the Works and warrants to the Principal that such Basic Design is suitable, appropriate and adequate for the purpose stated in and is in accordance with the Principal's Project Requirements;

              (ii) has carefully checked and satisfied itself that and warrants to the Principal that all Principal Supplied Equipment is:

                    A    free from defects, except for latent conditions ;

                    B fit for its intended purpose in accordance with the Principal's Project Requirements; and

                    C except in the event of a latent condition, fit for incorporation into the Works without further cost to the Principal or extension of time to the Date for Mechanical Completion or the Date for Practical Completion;

              (iii) shall at all times be suitably qualified and experienced, and shall exercise due skill, care and diligence in the execution and completion of the work under the Contract;

              (iv) shall execute and complete the Contractor's Design Obligations and produce the Design Documents in accordance with the Principal's Project Requirements;

              (v) shall execute and complete the work under the Contract in accordance with the Design Documents so the Works, when completed:

                    A    are fit for their intended purpose; and

                    B comply with all the requirements of the Contract and all Legislative Requirements; and

              (vi) has examined, carefully checked and accepts and has allowed for in the Contract Sum all costs relating to and arising out of compliance with clause 14; and

         (c)  the Contractor:

              (i) is a corporation validly existing under the laws of its place of incorporation;

              (ii) has the corporate power to enter into and perform its obligations under the Contract and to carry out the transactions contemplated by it;

              (iii) has taken all necessary corporate action to authorise the entry into and performance of this Contract and to carry out the transactions contemplated by it;

              (iv) acknowledges that the Contract is the Contractor's valid and binding obligation enforceable in accordance with its terms;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

              (v) acknowledges that the execution and performance by it of this Contract and the transactions contemplated under it did not and will not violate in any respect any provision of:

                     A any law or treaty or any judgment, ruling, order or decree binding on it;

                     B   its constitution or other constituent documents; or

                     C any other document or agreement which is binding on it or its assets;

              (vi) acknowledges that all its representations and warranties in the Contract are true and not misleading;

              (vii) has not entered into the Contract in reliance on, or as a result of, any statement or conduct of any kind by or on behalf of the Principal, the Lender or any of their respective related bodies corporate (as defined in the Corporations Act 2001 (Cth)) except as expressly set out in the Contract;

              (viii) has not received any notice of any transfer, mortgage, charge, execution or other dealing in relation to the Contract nor any notice under s218 of the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or any similar provision in the Income Tax Act 1959 (PNG);

              (ix) has recent relevant experience with major projects in the Independent State of Papua New Guinea and is familiar with the traditions and customs of the Independent State of Papua New Guinea and Napa Napa in particular.

5.1.2 The Contractor acknowledges that the warranties in clauses 5.1.1(a) and 5.1.1(b) shall remain unaffected notwithstanding:

         (a)  any Variations under clause 45;

         (b) that the Contractor has entered into a novation of any prior contract between the Principal and a consultant or supplier of the Principal and thereafter has retained that consultant or supplier in connection with the work under the Contract; and

         (c) any receipt or review of, or comment or direction on, the Design Documents by the Principal's Representative.

5.1.3    The Principal warrants to the Contractor that the Principal:

         (a) is a corporation validly existing under the laws of its place of incorporation;

         (b) has the corporate power to enter into and perform its obligations under the Contract and to carry out the transactions contemplated by it;

         (c) has taken all necessary corporate action to authorise the entry into and performance of this Contract and to carry out the transactions contemplated by it;

         (d) acknowledges that the Contract is the Principal's valid and binding obligation enforceable in accordance with its terms;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (e) acknowledges that the execution and performance by it of this Contract and the transactions contemplated under it did not and will not violate in any respect any provision of:

              (i) any law or treaty or any judgment, ruling, order or decree binding on it;

              (ii)   its constitution or other constituent documents; or

              (iii) any other document or agreement which is binding on it or its assets;

         (f) acknowledges that all its representations and warranties in the Contract are true and not misleading;

         (g) has not entered into the Contract in reliance on, or as a result of, any statement or conduct of any kind by or on behalf of the Contractor or any of its related bodies corporate (as defined in the Corporations Act 2001 (Cth)) except as expressly set out in the Contract;

         (h) has not received any notice of any transfer, mortgage, charge, execution or other dealing in relation to the Contract nor any notice under s218 of the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or any similar provision in the Income Tax Act 1959 (PNG).

6.       YEAR 2000 COMPLIANCE

6.1.1 The Contractor warrants that all Equipment provided under the Contract (in any format and including all releases, updates or amendments to the original Equipment provided) is Date Compliant.

6.1.2 If the Contractor becomes aware that any Equipment provided in connection with the Contract is not or will not be Date Compliant at any time, the Contractor must immediately notify the Principal in writing.

6.1.3 If any Equipment provided in connection with the Contract is not Date Compliant at any time or the Principal reasonably considers that any Equipment provided in connection with the Contract is not likely to be Date Compliant at any time, the Contractor must promptly on receipt of notification from the Principal:

         (a) demonstrate to the Principal that the Equipment is Date Compliant and provide test cases and expected and actual results to prove the Equipment is Date Compliant; or

         (b) make the Equipment Date Compliant (by providing such updates, replacement of equipment or services as may be required by the Principal),

         at no cost to the Principal.

6.1.4 The Contractor shall indemnify and keep the Principal indemnified against all liabilities, claims, costs, losses, damages or expenses which the Principal may suffer or incur arising out of or resulting from the failure of any Equipment provided in connection with the Contract to be Date Compliant.

6.1.5 If the Contractor proposes to enter into a subcontract or supply contract in relation to any part of the Works and the subcontract or supply contract involves any Equipment then (unless exempted by the Principal in writing) the Contractor must obtain a Date Compliant warranty in the form required by the Principal. The Contractor shall obtain the warranty and shall hand over to the Principal all original warranties duly executed by the relevant Subcontractor or supplier and the Contractor prior to and as a condition precedent to the Works reaching Practical Completion. If the Contractor does not comply with this clause,

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         the Principal's Representative may withhold the issue of the Certificate of Practical Completion under clause 43.9.

6.1.6 The warranties and obligations in this clause are in addition to and do not limit any other warranties or obligations of the Contractor under the Contract and shall survive the issue of a Final Certificate or the termination of the Contract.

7.       SECURITY

7.1      PROVISION

7.1.1 The Contractor shall provide within 28 days of the date of the Notice to Proceed security in the form set out in ANNEXURE 2 issued by a trading bank in Australia approved by the Principal and the Lender to ensure the due and proper performance of the Contract. The security shall be for an amount equal to the amount stated in ITEM 17.

7.1.2 If the Contract Currency Amounts are varied under the Contract, the Principal's Representative may direct the Contractor to cause the issuer of the security to increase or decrease the amount of the security to the actual amount of the Principal's entitlement.

7.2      RECOURSE

7.2.1 The Principal may have recourse to security provided under the Contract and may convert into money security that does not consist of money if:

         (a) the Contractor commits a substantial breach of Contract, including:

              (i) the Contractor fails to complete all work under the Contract in accordance with the Contract; or

              (ii) the Contractor fails to pay an amount payable to the Principal; or

         (b) the Principal is otherwise entitled to exercise a right under the Contract in respect of security;

         and:

         (c) the Principal has given the Contractor notice in writing for the period of 10 days, of the Principal's intention to have recourse to the security;

         (d)  the period of 10 days has elapsed since the notice was given; and

         (e) the Contractor has failed to remedy the circumstances under Clause 7.2.1(a).

7.2.2 Provided that clause 7.2.1(c) and (d) is complied with, the Contractor shall not take any steps to enjoin or otherwise restrain:

         (a) any issuer of the security from paying the Principal pursuant to the security;

         (b) the Principal from taking any steps for the purposes of making a demand under the security or receiving payment under the security; or

         (c)  the Principal using the moneys received under the security.

7.2.3 The Principal shall not be liable for any loss occasioned by the conversion of security under the Contract.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

7.3      REDUCTION AND RELEASE

7.3.1    Mechanical Completion

         Upon the issue of the Certificate of Mechanical Completion, the Principal's entitlement to security, including additional security pursuant to clause 7.1.2, shall be reduced by 50% of the amount then held, and the reduction shall be effected within 14 days after such issue or upon receipt of the replacement security whichever is later.

7.3.2    Practical Completion

         Upon the issue of the Certificate of Practical Completion the Principal's entitlement to security, including additional security pursuant to clause 7.1.2, shall be reduced by 50% of the amount then held, and the reduction shall be released and returned within 14 days to the Contractor.

7.3.3    Final Completion

         The Principal shall release the balance of the security then held within 14 days after the issue of the Final Certificate, provided the Contractor has provided to the Principal all releases required pursuant to clause 46.9.

7.4      DEED OF GUARANTEE, UNDERTAKING AND SUBSTITUTION

         Immediately upon request by the Principal the Contractor shall provide a duly executed and enforceable Deed of Guarantee, Undertaking and Substitution given in favour of the Principal in the form provided in ANNEXURE 3.

7.5      NO PAYMENT UNTIL SECURITY LODGED

         The Principal may refuse to make any payment otherwise due to the Contractor until the Contractor has fully complied with its obligations to lodge security under this clause 7.

8.       EVIDENCE OF CONTRACT

8.1.1 Until a Formal Instrument of Agreement is executed by the parties, the agreement in writing between the parties for the execution of the work under the Contract, including documents or parts of documents to which reference may properly be made to ascertain the rights and obligations of the parties, shall evidence the Contract.

8.1.2 The Principal and the Contractor shall execute 2 copies of the Formal Instrument of Agreement.

8.1.3 The Principal shall have both copies stamped (unless they are exempt from stamp duty) and forward one copy to the Contractor.

8.1.4 The Principal shall bear the cost of any stamp duty payable on the Contract.

8.1.5 The Principal and Contractor shall show evidence of acceptance of the Contract by initialling each page of the Contract.

9.       SERVICE OF NOTICES

9.1      NOTICES

9.1.1    A notice in connection with the Contract:

         (a) must be signed by the party or on behalf of the party by a person authorised to do so by the party giving the notice;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (b)  must be in writing;

         (c) must be delivered by hand or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee; and

         (d) if a notice is sent by email it must be confirmed in accordance with paragraphs (a), (b) and (c) above.

9.2      AUTHORISED SIGNATORIES

9.2.1 The authorised signatories to notices are those specified in ITEM 18 and such other persons as are notified from time to time in writing by one party to the other.

9.2.2 A notice (and other documents) shall be deemed to have been given and received:

         (a) if addressed or delivered to the relevant address in the Contract or last communicated in writing to the person giving the notice; and

         (b)  on the earliest date of:

              (i)   actual receipt;

              (ii)  confirmation of correct transmission of facsimile; or

              (iii) 14 days after posting.

9.2.3 Any notice given to the Contractor's Representative, identified in a notice to the Principal's Representative under clause 29, shall be deemed to have been given to the Contractor.

10.      CONTRACT DOCUMENTS

10.1     DISCREPANCIES

10.1.1 The several documents forming the Contract are to be taken as mutually explanatory of one another. If either party discovers any ambiguity or discrepancy in or between the documents comprising the Contract, that party shall notify the Principal's Representative in writing of the ambiguity or discrepancy. In the event of an ambiguity or discrepancy being discovered and brought to the attention of the Principal's Representative, or discovered by the Principal's Representative, the Principal's Representative shall direct the Contractor as to the interpretation to be followed by the Contractor in carrying out the work under the Contract, however:

         (a) if there is an ambiguity or inconsistency between any express standards, then the standard to be achieved shall be the higher of the standards prescribed;

         (b) if a standard of workmanship, material, finish or any other aspect of the Works is not specified then the standard of such workmanship, material, finish, or other aspect shall be equivalent to the standard prescribed for similar parts of the Works; and

         (c)  figures shall prevail over scaled dimensions in a discrepancy.

10.1.2 If an ambiguity or discrepancy exists in any term or terms of the documents comprising the Contract, or any one or more of them, then these documents shall be given that interpretation which resolves the ambiguity or discrepancy consistent with the terms of the Contract as a whole and no rule of construction shall apply to the disadvantage of one party on the basis that that party put forward the documents comprising the Contract or any of them.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

10.1.3 Subject to clauses 10.1.1 and 10.1.2 a discrepancy between the documents comprising the Contract shall be resolved in accordance with the order or precedence set out in the Formal Instrument of Agreement.

10.1.4 The Principal's Representative's direction under clause 10.1.1 shall not entitle the Contractor to a variation, any extra payment or an extension of time.

10.2     PRINCIPAL SUPPLIED INFORMATION

10.2.1   The Principal Supplied Information shall:

         (a) remain the Principal's property and be returned to the Principal within 7 days after the Date of Practical Completion or on written demand; and

         (b) not be used, copied nor reproduced for any purpose other than work under the Contract.

10.2.2 The documents comprising the Principal's Project Requirements and the Detailed Design shall remain the property of the Principal.

10.2.3 In respect of all Principal Supplied Information supplied by the Principal to the Contractor prior to or in conjunction with entering into the Contract, the Contractor agrees:

         (a) unless the Principal expressly agrees otherwise in writing, any Principal Supplied Information:

              (i)   has been provided only for the Contractor's convenience;

              (ii) has not been relied upon by the Contractor for the purpose of entering into the Contract;

         (b)  the Principal does not:

              (i)   assume any responsibility or duty of care in respect of; or

              (ii)  warrant, guarantee or make any representation as to,

              the Principal Supplied Information (including its accuracy or adequacy for the purposes of the Contract);

         (c) the Principal shall not be liable to the Contractor in contract, tort, equity, under statute or otherwise arising from or in connection with the provision of the Principal Supplied Information or the non-provision of any other information by the Principal; and

         (d) except as expressly provided by the Contract, the Contractor shall not be entitled to any extension of time to the Date for Mechanical Completion or the Date for Practical Completion, adjustment to the Contract Currency Amounts or other claim arising from or in connection with the accuracy or adequacy of the Principal Supplied Information covered under this clause 10.2.3.

10.3     CONTRACTOR SUPPLIED DOCUMENTS

10.3.1 The Contractor shall supply to the Principal's Representative the documents and number of copies thereof, both stated in the Principal's Project Requirements.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

10.3.2 If the Contractor submits documents to the Principal's Representative, then except where the Contract otherwise provides:

         (a) the Principal's Representative shall not be required to check such documents for errors, omissions, inconsistencies, ambiguities, discrepancies or compliance with the Contract;

         (b) notwithstanding clause 25.7.3, any Principal's Representative's acknowledgment or approval shall not prejudice the Contractor's obligations; and

         (c) if the Contract requires the Contractor to obtain the Principal's Representative's direction about such documents, the Principal's Representative shall give, within the time stated in ITEM 21, the appropriate direction, including reasons if the documents are not suitable.

10.3.3 Copies of documents supplied by the Contractor shall be the Principal's property for its sole use at its sole discretion.

10.3.4 The Contractor shall, during the progress of the work under the Contract, keep a record of all differences between the drawings used by the Contractor and how the Works were actually constructed by the Contractor, and the Contractor shall supply a copy of such record to the Principal under clause 10.3.3.

10.3.5 A direction by the Principal's Representative to vary anything in the Design Documents shall be a Variation to work under the Contract only to the extent that the Design Documents, before such Variation, complied, or would have complied, with the Principal's Project Requirements.

10.4     AVAILABILITY

         The Contractor shall, during the work under the Contract, keep available to the Principal's Representative and the Principal:

         (a) on Site, one complete set of documents affecting work under the Contract and supplied by a party or the Principal's
              Representative; and

         (b) at the place of manufacture or assembly of any significant part of work under the Contract off-Site, a set of the documents affecting that part.

10.5     CONFIDENTIAL INFORMATION

10.5.1 The parties shall ensure that they keep confidential such documents, samples, models, patterns and other information as are clearly identified as confidential and shall ensure that they are not disclosed to a third party other than as directed by the Principal's Representative.

10.5.2 Without limiting its other obligations under this clause, the Contractor must not:

         (a)  disclose to any person, other than the Lender; or

         (b) use for any purpose other than the carrying out of work under the Contract,

         any of the contents of the Contract or any other information obtained by the Contractor in the course of or in connection with its carrying out work under the Contract unless:

         (c)  the Principal has given its prior consent in writing; or

         (d)  as required by law.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

10.5.3 The Contractor's obligations under this clause shall apply after the issue of a Final Certificate or termination of the Contract for any reason (whether or not the Contractor signs a separate agreement under this clause).

10.6   MEDIA

       The Contractor shall not disclose any information concerning the project for distribution through any communications media without the Principal's prior written approval (which shall not be unreasonably withheld). The Contractor shall refer to the Principal any inquiries from any media concerning the project.

10.7   RECORDS AND ACCESS TO RECORDS

10.7.1 The Contractor shall make and keep and the Contractor shall ensure all Subcontractors make and keep accurate records of the work under the Contract including but not limited to:

      (a) all documents referred to in this Contract, and the Principal's Project Requirements;

      (b)   Design Documents;

      (c)   calculations and mark-ups;

      (d)   records as to progress of the works;

      (e)   diary records of daily tasks;

      (f)   complete photographic records;

      (g)   quality system documents, records and reports;

      (h)   manning and equipment records;

      (i)   results of the examination and testing of any work or materials;

      (j)   time records;

      (k)   all cost records relating in any way to delays;

      (l)   Variations;

      (m) all Consultant's reports and opinions obtained by the Contractor in relation to the matters referred to in this clause; and

      (n) all necessary supporting documents, invoices, records and related financial statements whether in writing or stored on any other medium whatsoever.

10.7.2 Subject to the Contractor's right to claim legal professional privilege in respect of any record, which is hereby maintained, the Principal or any other person nominated by the Principal shall have the right upon the Principal's reasonable request, to inspect, copy and audit at any time any record referred to in clause 10.7.1. The Contractor shall make available forthwith upon request such facilities as may be necessary to enable a legible reproduction of any records referred to in this clause
       10.7.1 stored on a medium other than writing to be provided to the Principal.

10.7.3 The Contractor's records referred to in clause 10.7.1 shall not be destroyed and the Principal shall have right of access under clause
       10.7.2 prior to:

      (a)   6 years after the issue of the Final Certificate under clause 46.9;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

      (b)   6 years after the lawful termination of the Contract; or

      (c)   the resolution of all claims under or arising out of the Contract whichever is the later in time.

11.   ASSIGNMENT AND SUBCONTRACTING

11.1  ASSIGNMENT

11.1.1 The Contractor shall not assign, novate, mortgage, encumber or otherwise deal with the Contract or any of its interests, rights and obligations under or in connection with the Contract.

11.1.2 Subject to the terms of the Consent Deed, the Principal may at any time in its absolute discretion and without any consent from the Contractor, assign, novate, mortgage, encumber or otherwise deal with the Contract or any of its interests, rights and obligations under or in connection with the Contract provided that the assignee, novatee or mortgagee:

      (a) has the necessary powers and assets to enable it to perform the Principal's obligations under the Contract; and

      (b) enters into a covenant with the Contractor that the assignee, novatee or mortgagee will duly perform the Principal's obligations in the Contract (including this clause).

11.1.3 Subject to the terms of the Consent Deed, the Contractor must, if requested by the Principal, execute a deed of novation on terms reasonably required by the Principal giving effect to the assignment, novation, mortgage, encumbrance or other dealing.

11.1.4 The Contractor shall enter into the:

      (a) Subcontractor's Consent Deed contained in ANNEXURE 1 in respect of the subcontracts set out in ITEM 22(a) promptly upon entering into a subcontract; and

      (b) Subcontractor's Novation Deed, contained in ANNEXURE 1 upon request by the Principal,

            and promptly provide the executed documents to the Principal .

11.1.5 For the purposes of effecting the terms of such documents contemplated by this clause 11.1 only, the Contractor hereby irrevocably appoints the Principal's Representative to be the Contractor's attorney with authority to execute the documents referred to in clauses 11.1.4(a) and 11.1.4(b) as are necessary to give effect to the terms of each document and to bind the Contractor accordingly.

11.2  SUBCONTRACTING GENERALLY

11.2.1 Unless otherwise agreed in writing by the Principal, the Contractor shall not without the Principal's Representative's prior written approval (which shall not be unreasonably withheld):

      (a) subcontract or allow a Subcontractor to subcontract any work described in ITEM 22(b); or

      (b) allow a Subcontractor to assign a subcontract or any payment or any other right, benefit or interest thereunder.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

11.2.2 With a request for approval, the Contractor shall give the Principal's Representative written particulars of the work to be subcontracted and the name and address of the proposed Subcontractor. The Contractor shall give the Principal's Representative other information, which the Principal's Representative reasonably requests, including the proposed subcontract documents with all terms and conditions including prices.

11.2.3 Within 14 days of the Contractor's request for approval, the Principal's Representative shall give the Contractor written notice of approval or of the reasons why approval is not given.

11.2.4 Unless otherwise agreed in writing by the Principal, the Contractor shall ensure:

      (a) all Subcontractors set out in ITEM 22(A) execute the Subcontractor's Consent Deed:

      (b)   all subcontracts contain:

            (i) provision that the Subcontractor shall not assign nor subcontract without the Contractor's written consent; and

            (ii) provisions which may be reasonably necessary to enable the Contractor to fulfil the Contractor's obligations to the Principal;

            (iii) provision that if the Contract is terminated and upon the
                  Subcontractor being paid the sum certified by the Principal's Representative as owing to the Subcontractor, the Contractor and the Subcontractor shall, after the Principal has done so, promptly execute a Subcontractor's Novation Deed in the form provided in ANNEXURE 1;

            (iv) provision that all warranties in the subcontract are made in favour of the Principal and the Lender;

            (v) provision that the subcontract may be charged or otherwise secured in favour of the Lender; and

            (vi) without limiting clause 11.2.4(b)(ii), provisions that the Subcontractor must comply with the Worker Rights Requirements set out in ITEM 34 in connection with its subcontractors, employees, agents or those for whom it is responsible.

11.3  CONTRACTOR'S RESPONSIBILITY

11.3.1 Except where the Contract otherwise provides, the Contractor shall be liable to the Principal for the acts, defaults and omissions of Subcontractors and employees and agents of Subcontractors as if they were those of the Contractor.

11.3.2 The Principal's approval to subcontract shall not relieve the Contractor from any liability or obligation under the Contract.

12.   WARRANTY REQUIREMENTS

12.1  WARRANTIES ON MATERIALS OR GOODS

12.1.1 The Contractor shall obtain a warranty from Subcontractors and other suppliers or manufacturers of the materials or goods which are material in nature to the functionality of the Works in favour of the Principal and the Lender.

       The warranties provided pursuant to this clause 12.1.1 must be reasonably satisfactory to the Principal, be in the name of each of the Principal, the Lender and the Contractor as beneficiaries and allow for the Principal and the Lender to assign, charge or otherwise deal

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

       with the benefits of these warranties. The Contractor shall give an executed copy of such warranties to the Principal's Representative before the Date for Practical Completion.

12.1.2 The warranties which are required by this clause 12 shall not be construed in any way to modify or limit any of the rights, powers or remedies of the Principal against the Contractor whether under the Contract or otherwise. In respect of the materials or goods the subject of a warranty, the Contractor must discharge the Contractor's obligations under this Contract in respect of any defective work in respect of materials or goods for which such a warranty has been obtained despite the Principal having the benefit of the warranty.

13.    INTELLECTUAL PROPERTY RIGHTS

13.1   WARRANTIES

13.1.1 The Principal warrants that, unless otherwise provided in the Contract, design, materials, documents and methods of working, each specified in the Contract or provided or directed by the Principal or the Principal's Representative shall not infringe any Intellectual Property right.

13.1.2 The Contractor warrants that any other design, materials, documents and methods of working, each provided by the Contractor, shall not infringe any Intellectual Property right.

13.1.3 Each party shall indemnify the other against such respective infringements.

13.2   INTELLECTUAL PROPERTY RIGHTS GRANTED TO THE PRINCIPAL

13.2.1 Copyright and property in the Design Documents contained in the Contract documents and any part of the Principal's Project Requirements, Basic Design and Detailed Design hereby vest in the Principal and the Principal grants to the Contractor an irrevocable and royalty free licence effective from the date of the Notice to Proceed to reproduce, adapt and utilise the Design Documents for the purpose of performing the work under the Contract only.

13.2.2 The Contractor shall do everything necessary to perfect such vesting.

13.2.3 The Contractor shall ensure that the Design Documents are not used, copied or supplied for any purpose other than the work under the Contract without the written consent of the Principal or as required by law.

13.3   FUTURE DESIGN DOCUMENTS

       Pursuant to Section 197 of the Copyright Act 1968 (Cth), Section 19(2) of the Designs Act 1906 (Cth), Section 14 of the Patents Act 1990 (Cth), the Copyright and Neighbouring Rights Act 2000 (PNG), the Patents and Industrial Designs Act 2000 (PNG) and pursuant to any equity and common law rights, all Intellectual Property (including copyrights, patent rights, design rights, confidential information, trade secrets and any other property of an intellectual nature) as and when the Design Documents are developed, created, made or manufactured by or through the Contractor, will automatically be owned by the Principal.

13.4   MORAL RIGHTS

13.4.1 The Contractor shall, upon the Principal's reasonable request in writing, procure from each person ("AUTHOR") engaged in the production of copyright work contained in the Contractor's Design Obligations in relation to the work under the Contract, a written consent from that Author permitting the Principal to:

      (a) reproduce, publish, transmit, copy or make an adaptation of any copyright work produced by the Author without identifying the Author as the author of the work; or

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

      (b) subject any copyright work produced by the Author to any derogatory treatment within the meaning of Section 195AG of the Copyright Act 1968 (Cth) including materially altering the copyright work in a way that is prejudicial to the Author's moral reputation, and the Contractor shall indemnify, keep indemnified and hold the Principal harmless from and against any failure by the Contractor to comply with such request.

14.   LEGISLATIVE REQUIREMENTS

14.1  COMPLIANCE

14.1.1 The Contractor shall satisfy:

      (a) all Legislative Requirements and obtain all permits and otherwise satisfy its responsibilities as specified in ANNEXURE 9;

      (b) such Legislative Requirements as a Contractor carrying out work similar to work under the Contract would ordinarily be required to satisfy except as are required to be satisfied by the Principal in clause 14.4; and

      (c) all Legislative Requirements and obtain all permits directed by the Principal's Representative to be satisfied by or obtained on behalf of the Principal.

14.1.2 The Contractor, upon finding that a Legislative Requirement is at variance with the Contract, shall promptly give the Principal's Representative written notice thereof.

14.2   CHANGES

14.2.1 If a Legislative Requirement:

      (a)   necessitates a change:

            (i)   to the Works;

            (ii) to so much of work under the Contract as is considered material by the Principal's Representative;

            (iii) being the provision of services by a municipal, public or other statutory authority in connection with work under the Contract; or

            (iv)  in a fee or charge or payment of a new fee or charge;

      (b) comes into effect after the date of the Contractor's Proposal but could not reasonably then have been anticipated by a competent contractor; and

      (c) causes the Contractor to incur more or less cost than otherwise would have been incurred,

      the difference shall be assessed by the Principal's Representative under clause 45.4.1 and added to or deducted from the Contract Currency Amounts.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

14.3  SPECIFIC LEGISLATIVE REQUIREMENTS AND COMMUNITY RELATIONS

14.3.1 Specific Legislative Requirements

      Without limiting the Contractor's obligations under clauses 14.1 and 16:

            (i)   the Contractor shall:

                  A carry out the work under the Contract in accordance with;

                  B     ensure that Subcontractors comply with; and

                  C ensure that neither the Contractor nor its Subcontractors cause the Principal to breach,

                  the requirements contained in ANNEXURE 6 in relation to the performance of the work under the Contract;

            (ii) the Contractor shall take all action necessary to protect and preserve the environment from harm or damage arising from or in connection with the carrying out of work under the Contract;

            (iii) the Contractor shall comply with all Legislative Requirements relating to the protection or preservation of the environment; and

            (iv)  despite:

                  A     any termination of the Contract, or

                  B     the issue of the Final Certificate pursuant to clause
                        46.9, or

                  C the exercise by the Principal of its rights pursuant to clause 48.4,

            to the maximum extent permitted by law, the Contractor shall indemnify and keep indemnified the Principal and the Principal's employees and agents against all claims, demands, actions, costs (including legal costs), charges, expenses, damages, loss and other liability (including without limitation in tort, under any law, in respect of making good environmental damage or in defending claims) arising from or contributed to by acts or omissions of the Contractor, its employees, its Subcontractors or their employees (whether wilful, negligent or otherwise) amounting to a breach by the Contractor of its obligations under this clause 14.

14.3.2 Community Relations

      Subject to any other provision of the Contract:

      (a) The Principal shall be primarily responsible for community relations associated with the performance of the work under the Contract.

      (b) The Contractor shall have no direct involvement in community relations outside the Site unless in accordance with a direction from the Principal, but shall assist the Principal in its relationships and dealings with members of the community and community groups and co-operate with the Principal in dealing with matters arising out of or relating to community involvement or activity in relation to the performance of the work under the Contract.

      (c) The Contractor shall communicate and liaise closely with the Principal with respect to the employment of members of the local community and the creation of business opportunities for the local community during the period of the Project,

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

            and the Contractor shall assist the Principal in complying with the Principal's obligations under clause 12 of the Project Agreement, provided that the Contractor is not otherwise commercially adversely affected by providing such assistance but subject to clause 14.1.1.

      (d) The Principal and the Contractor shall inform each other of any community relations matter coming to their knowledge, which may affect the performance of the work under the Contract or the operation of the Works.

      (e) In consultation with the Contractor, the Principal shall direct the Contractor as to any course of action the Principal may require in relation to matters arising that relate to this clause. The Contractor shall comply with the Principal's reasonable directions under this clause. If the Contractor incurs more or less cost than it could reasonably have anticipated at the time of the Notice to Proceed as a result of complying with a Principal's direction under this clause such costs shall be valued under clause 45.4.

14.4  MAJOR EXTERNAL APPROVALS AND RESPONSIBILITIES

14.4.1 Major approvals required to be obtained by the Contractor and the Principal during the design and construction of the Works and the responsibility for obtaining such approvals are listed in ANNEXURE 9. All costs in respect of such approvals (other than those in respect of Temporary Works) are the responsibility of the Principal; all such costs in respect of the Temporary Works are the responsibility of the Contractor.

14.4.2 Where the obtaining of the approval is the Principal's responsibility, the Contractor shall provide the Principal with the necessary information and in the form and by the time required by the Principal. Delays in the Contractor providing the Principal necessary information or obtaining approvals that are the Contractor's responsibility as detailed shall not be grounds for an extension of time to the Date for Mechanical Completion or the Date for Practical Completion under clause 43.

14.4.3 Prior to Practical Completion the Contractor shall deliver all licences, permits, registrations, approvals or consents obtained by the Contractor in respect of the Works except those provided for in this clause 14 which are the responsibility of the Principal.

14.4.4 The Contractor shall, and shall cause its Subcontractors to, comply with the Worker Rights Requirements set out in ITEM 34.

14.5   COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT

       The Contractor hereby represents, warrants and agrees as follows:

      (a) None of the Contractor's directors, officers, employees, agents and representatives is now, and shall not be during the term of this Contract, a candidate for office or an employee, officer or representative of the government of Papua New Guinea or any government agency, government instrumentally, or political party of Papua New Guinea.

      (b) The Contractor shall not use any portion of the compensation paid by the Principal hereunder to make any payment of gift, either directly or indirectly, to any employee, officer or representative of the government of Papua New Guinea or any other government.

      (c) The Contractor maintains and shall continue to maintain a system of internal accounting controls consistent with its obligations under this clause.

      (d) The Contractor shall ensure that all Subcontracts include terms that mirror clauses 14.5(a), (b) and (c) above.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

15.   REFURBISHMENT, DELIVERY AND OWNERSHIP OF EQUIPMENT

15.1  REFURBISHMENT

15.1.1 The Principal shall arrange Refurbishment of Principal Supplied Equipment to the standard set out in the Design Documents provided by the Contractor and supply the Principal Supplied Equipment set out in the Principal's Project Requirements.

15.1.2 The Principal shall, with the Contractor's approval, arrange 3rd party certification that Refurbished Principal Supplied Equipment has been refurbished in accordance with the Design Documents by a person competent and qualified to issue such certificate prior to such Equipment being transported for loading for shipping and delivery CIF Site.

15.1.3 Upon receipt of the 3rd party certification referred to in clause 15.1.2 and acceptance thereof by the Contractor (such acceptance not to be unreasonably withheld), the Principal will submit and the Contractor agrees to enter into a deed of novation (in the form attached as ANNEXURE
       15) of the Principal's refurbishment contracts.

15.2  DELIVERY AND SECURITY OF EQUIPMENT

15.2.1 The Principal shall deliver the Principal Supplied Equipment, including the Refurbished Equipment, to the Contractor, and the Contractor shall accept such Equipment CIF Site in accordance with the Principal's Project Requirements.

15.2.2 Any Principal Supplied Equipment delivered to the wharf at Site must be transferred from the point of delivery by the Contractor as a matter of priority so as to minimise demurrage costs.

15.2.3 The Contractor shall deliver Equipment (other than Principal Supplied Equipment) and materials necessary for the Works in accordance with the Procurement Plans provided by the Contractor pursuant to the Principal's Project Requirements and at such times that the Contractor determines necessary to comply with the Contract.

15.2.4 All Equipment procured by the Contractor under the Contract shall be imported into the Independent State of Papua New Guinea nominating InterOil Limited as consignee.

15.2.5 The Contractor shall take all reasonable measures necessary to protect Equipment from loss or damage occurring before the Date of Practical Completion, except Principal Supplied Equipment until delivered in accordance with the Contract.

15.3   OWNERSHIP IN EQUIPMENT PROCURED BY THE CONTRACTOR

       Ownership of, and unencumbered title in, Equipment or any part of it procured by the Contractor under the Contract shall pass to the Principal upon payment to the Contractor in respect of such Equipment. Upon Practical Completion or prior to removal from Site, whichever is earlier, the Principal shall be entitled to first right of refusal to acquire all Construction Plant at the residual value of that Plant as specified in ANNEXURE 14 plus any duty or tax payable upon such acquisition.

16.   PROTECTION OF PEOPLE AND PROPERTY

16.1.1 Insofar as the Contract permits and subject to the provisions of the Contract, the Contractor shall:

      (a) provide all things and take all measures to protect people and property;

      (b) avoid unnecessary interference with the passage of people and vehicles; and

      (c)   prevent nuisance and unreasonable noise and disturbance,

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

       in carrying out the work under the Contract.

16.1.2 Without limiting the generality of the Contractor's obligations, they include the provision of barricades, guards, fencing, temporary roads, footpaths, warning signs, lighting, watching, traffic flagging, safety helmets and clothing, removal of obstructions and protection of services, the work under the Contract and the Works.

16.1.3 If the Contractor or the employees or agents of the Contractor damage property, including but not limited to public utilities and services and property on or adjacent to the Site, the Contractor shall, subject to clauses 18.1.1(a), 18.3 and 19.2, promptly make good the damage and pay any compensation which the law requires the Contractor to pay.

16.1.4 If the Contractor fails to comply with an obligation under this clause, the Principal, after the Principal's Representative has given reasonable written notice to the Contractor and in addition to the Principal's other rights and remedies, may have the obligation performed by others. The cost thereby incurred shall be certified by the Principal's Representative as moneys due from the Contractor to the Principal.

17.    URGENT PROTECTION

17.1.1 If urgent action is necessary to protect work under the Contract, the Works and other property or people and the Contractor fails to take the action, in addition to any other remedies of the Principal, the Principal's Representative may take the necessary action. If the action was action which the Contractor should have taken at the Contractor's cost, the cost incurred by the Principal shall be a debt due from the Contractor to the Principal.

17.1.2 If time permits, the Principal's Representative shall give the Contractor prior written notice of the intention to take action pursuant to this clause.

18.    CARE OF THE WORK AND REINSTATEMENT OF DAMAGE

18.1   CARE OF WORK UNDER THE CONTRACT

18.1.1 Except as provided in clause 18.3, the Contractor shall be responsible for care of:

      (a) the whole of work under the Contract, including all Equipment (other than Principal Supplied Equipment until delivered in accordance with the Contract), from and including the date of commencement of work under the Contract to 4:00 pm on the Date of Practical Completion, at which time responsibility for the care of the Works shall pass to the Principal; and

      (b) the issue of a Certificate of Practical Completion shall not relieve the Contractor from responsibility for the completion of outstanding work and items to be removed from the Site by the Contractor after 4:00 pm on the Date of Practical Completion until completion of outstanding work or compliance with clauses 37, 39 and 44.

18.1.2 Without limiting the generality of clause 18.1.1, the Contractor shall be responsible for the care of all unfixed equipment the value of which has been included in a certificate under clause 46 and the care and preservation of equipment, plant and material entrusted to the Contractor by the Principal or brought onto the Site by Subcontractors for carrying out work under the Contract.

18.2   REINSTATEMENT

18.2.1 If loss or damage, other than that caused by an Excepted Risk, occurs to work under the Contract, including any Equipment, during the period of the Contractor's care, the Contractor shall, at the Contractor's cost, rectify such loss or damage.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

18.2.2 In the event of loss or damage being caused by any of the Excepted Risks (whether or not in combination with other risks), the Contractor shall, if and to the extent directed by the Principal's Representative, rectify the loss or damage and which shall be deemed to be a Variation. If loss or damage is caused by a combination of Excepted Risks and other risks, any such direction and consequential valuation made under clause 45.4 shall take into account the proportional responsibility of the parties.

18.3  EXCEPTED RISKS

18.3.1 The Excepted Risks causing loss or damage, for which the Principal is liable, are:

      (a) any negligent act, inaction or omission of the Principal's Representative, the Principal or its consultants, agents, employees or other contractors (not the Contractor or engaged by the Contractor);

      (b)   any risk specifically excepted elsewhere in the Contract;

      (c) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel not caused by the Contractor or its Subcontractors or their employees or agents;

      (d) use or occupation of any part of work under the Contract by the Principal or its consultants, agents or other contractors (not being employed by the Contractor);

      (e) blockade or picketing of the Site which prevents the access for the delivery of materials to the Site or the access of personnel, except to the extent caused by the Contractor or its Subcontractors or the Contractor's or its Subcontractors' employees or agents; and

      (f) war, invasion, acts of foreign enemies, hostilities or warlike operations (whether war is declared or not), civil war, mutiny, riots, strikes (except strikes by Contractor's employees or Subcontractor's employees), lock-out, civil commotion assuming the proportions of or amounting to a popular rising, military rising, insurrection, rebellion, revolution, military or usurped power, and act of terrorism committed by persons acting on behalf of or in connection with any organisation, conspiracy, confiscation, commandeering, requisition or destruction or damage by order of any government de jure or de facto or by any public authority, as and if excluded from time to time under the insurance policies required under clause 21.

18.4   FORCE MAJEURE

18.4.1 If either the Principal or the Contractor is temporarily rendered unable, wholly or in part by Force Majeure to comply with its obligations under the Contract, and notice of such Force Majeure is given to the other party in writing within 48 hours after becoming aware of the occurrence of the event of Force Majeure relied on, then such obligations (excluding any obligation to make a payment under the Contract due or becoming due immediately prior to the event of Force Majeure) of the party affected are suspended for so long as this inability continues by reason of Force Majeure. The party so affected must give written notice to the other party of the ending of that event within 48 hours after becoming aware thereof.

18.4.2 Neither the Principal nor the Contractor will be liable one to the other for delays caused by Force Majeure if notice thereof is given in accordance with clause 18.4.1.

18.4.3 Any claim on the part of the Contractor for an extension of time or an adjustment to the Project Schedule by reason of a suspension under this clause 18.4 must be made within a reasonable time after the end of the suspension, and the Contractor must promptly submit a revised Project Schedule to the Principal's Representative for review.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

18.4.4 If there is a dispute as to the existence of a Force Majeure event, the party claiming to be affected by the Force Majeure must bear the burden of proving that it is so affected.

18.4.5 Where both parties have accepted that a Force Majeure event is in existence, the party affected must do everything reasonably possible to minimise the effects of the Force Majeure. Each party must bear its own financial consequences of the Force Majeure event and no extra payment or compensation will be due to either the Principal or the Contractor as a result of any suspension of activity attributable to the Force Majeure.

18.4.6 The Contractor must, insofar as is reasonably possible in the circumstances, maintain all safety and security measures during the period of the suspension.

19.    DAMAGE TO PERSONS AND PROPERTY OTHER THAN WORK UNDER THE CONTRACT

       Insofar as this clause 19 applies to property, it applies to property other than the work under the Contract.

19.1   INDEMNITY BY THE CONTRACTOR

19.1.1 Subject to clause 19.1.2, the Contractor shall indemnify, keep indemnified, release the Principal from and hold the the Principal harmless against all claims for:

      (a) loss of or damage to the Contractor's property or the property of third parties, including employees, consultants, agents and contractors of the Contractor; and

      (b) death of or injury to third parties, including employees of the Contractor and of its consultants, agents and contractors,

      arising out of or as a consequence of the carrying out of work under the Contract on the Site even if caused or contributed to by the negligence of the parties referred to under clause 19.2.

      The indemnity and release in this clause 19.1.1 shall not apply to claims in respect of loss of or damage to property of, or injury to or death of a party who is referred to in clause 19.2.

19.1.2 Subclause 19.1.1 shall not apply to:

      (a) the extent that the Contractor's liability is limited by another provision of the Contract;

      (b) exclude any other right of the Principal to be indemnified by the Contractor;

      (c)   the Contractor's obligations under clause 18.1;

      (d) claims in respect of the right of the Principal to have the work under the Contract carried out.

19.2  INDEMNITY BY THE PRINCIPAL

      The Principal shall indemnify, keep indemnified, release the Contractor from and hold the Contractor harmless against all claims:

      (a)   referred to in clause 19.1.2(d);

      (b) for loss of or damage to property of the Principal or the Principal's employees, agents or contractors or employees of the Principal's agents or contractors;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

      (c) for death of or injury to the Principal's employees, consultants, agents or other contractors (not being employed by the Contractor),

      arising in anyway on the Site even if caused or contributed to by the negligence of the parties referred to under clause 19.1.1.

20.    LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES

20.1   SURVIVAL AND SECURITY

       All limitations on each party's liability contained in the Contract shall survive the issue of the Final Certificate under clause 46.9 and termination of the Contract and are not intended to restrict the rights to security provided for in clause 7.1.1 or in clause 46.1.3.

20.2   LIMIT OF LIABILITY OF THE CONTRACTOR

20.2.1 Notwithstanding anything to the contrary in the Contract and subject to clause 20.2.2, the aggregate liability of the Contractor to the Principal arising out of this Contract from any and all causes shall in no event exceed fifty percent (50%) of the Contract Sum.

20.2.2 Notwithstanding anything in the foregoing to the contrary, the limits of the Contractor's liability set forth in this clause 20.2 shall:

      (a) not apply to any claims for fraud, Gross Negligence or willful misconduct;

      (b)   not apply to:

            (i)   the Contractor's obligations under clauses:

                  A     18 (Care of the Work and Reinstatement of Damage);

                  B     43.10 (Liquidated damages); and

                  C     44 (Defects Liability);

            (ii)  the Contractor's indemnities contained in clauses:

                  A     6;

                  B     14; and

                  C     19;

            (iii) receipt of proceeds of insurance claims under the insurance policies required under clause 21; and

      (c) not affect the Contractor's agreement and obligation to perform work under the Contract in accordance with this Contract regardless of whether the actual costs incurred by the Contractor in connection with completing the work under the Contract will exceed the Contract Currency Amounts or the amount that the Contractor may have originally budgeted for completion of work under the Contract.

20.3  MUTUAL EXCLUSION OF CONSEQUENTIAL DAMAGES

      Other than the Contractor's liability for liquidated damages under clause 43.10, neither party shall be liable to the other party, whether based on contract, tort, indemnity, under any warranty or otherwise arising out of or related to the work under the Contract or this

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

       Contract, for any consequential, indirect, special, exemplary or incidental loss or damage being any:

       (a)   loss of use of property, equipment or systems;

       (b)   loss by reason of plant shutdown or service interruption;

       (c)   costs of capital or expenses thereof;

       (d)   loss of profits or revenues or the loss of use thereof;

       (e)   claims of either party's customers or any other third party,

       caused by or resulting from any act or omission by the Principal's Representative, the parties or their employees, agents, consultants, subcontractors or other contractors' work under the Contract and each party hereby releases the other party from any liability for all such losses, costs, loss of profits and claims.

21.    INSURANCE OF THE WORK UNDER THE CONTRACT

21.1   PRINCIPAL TO INSURE

21.1.1 On or before the date of the Notice to Proceed, the Principal shall insure the work under the Contract, other than Construction Plant, under policies in terms no less beneficial to the insured than the Contractor's All Risk policy included in ANNEXURE 4. The Principal shall ensure that the Lender, the Contractor and all Subcontractors are named as co-insureds and must maintain such insurance while ever the Contractor has an interest in work under the Contract.

21.1.2 The Contractor shall be responsible for:

      (a) all "excesses" under the policy of insurance held by the Principal in respect of any claim made by:

            (i)   the Contractor or its Subcontractors, or

            (ii) the Lender or the Principal where such claim is caused or contributed to by the Contractor (in the latter case the Contractor's responsibility for the excess shall be limited to its proportional contribution);

      (b) all items or matters excluded from the policy of insurance for which the Contractor or its Subcontractors are otherwise liable under the provisions of this Contract; and

      the Contractor's liability for excesses under this clause 21.1.2 shall not relieve the Contractor from any of its other liabilities under the Contract.

21.1.3 The Contractor shall indemnify the Principal against any and all loss (howsoever arising) due to the Contractor or any of its Subcontractors having failed to and the Principal shall not be responsible for any claim by reason that the Contractor or any of its Subcontractors have failed to:

      (a) fully inform itself or themselves of, or comply with, the express terms and conditions of the policy held by the Principal with the exception of any reference to the Principal's proposal or other representations or disclosures to the insurer; and

      (b) comply in any respect with the claim procedures set down in the policy.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

22.    PUBLIC LIABILITY INSURANCE

22.1   PRINCIPAL TO INSURE

22.1.1 On or before the date of the Notice to Proceed, the Principal shall effect in relation to work under the Contract, a Public Liability Policy in terms no less beneficial to the insured than that policy included in ANNEXURE 4. The Principal shall ensure that the Lender, the Contractor and all Subcontractors are named as co-insureds and must maintain such insurance while ever the Contractor has an interest in work under the Contract.

22.1.2 The Contractor shall be responsible for:

      (a) all "excesses" under the policy of insurance held by the Principal in respect of any claim made by:

            (i)   the Contractor or its Subcontractors, or

            (ii) the Lender or the Principal where such claim is caused or contributed to by the Contractor (in the latter case the Contractor's responsibility for the excess shall be limited to its proportional contribution);

      (b) all items or matters excluded from the policy of insurance for which the Contractor or its Subcontractors are otherwise liable under the provisions of this Contract; and

       the Contractor's liability for excesses under this clause 22.1.2 shall not relieve the Contractor from any of its other liabilities under the Contract.

22.1.3 The Contractor shall indemnify the Principal against any and all loss (howsoever arising) due to the Contractor or any of its Subcontractors having failed to and the Principal shall not be responsible for any claim by reason that the Contractor or any of its Subcontractors have failed to:

      (a) fully inform itself or themselves of, or comply with, the express terms and conditions of the policy held by the Principal with the exception of any reference to the Principal's proposal or other representations or disclosures to the insurer; and

      (b) comply in any respect with the claim procedures set down in the policy.

23.    INSURANCE OF EMPLOYEES

23.1.1 Before commencing the work under the Contract, the Contractor shall insure against liability for death of or injury to persons employed by the Contractor, including liability by statute and at common law. Such insurance cover shall be maintained until the completion of all work under the Contract.

23.1.2 Where permitted by law, the insurance policy or policies shall be extended to provide indemnity for the Principal's statutory liability to the Contractor's employees and if permitted by law shall note the interests of the Lender.

23.1.3 The Contractor shall ensure that all Subcontractors have similarly insured their employees.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

24.    PROFESSIONAL INDEMNITY INSURANCE

24.1   CONTRACTOR

24.1.1 Before the Contractor commences work under the Contract, the Contractor shall effect a professional indemnity insurance policy with cover in relation to the work under the Contract for any one claim and with a total aggregate cover of not less than the sum stated in ITEM 25.

24.1.2 The policy and such level of cover shall be maintained until the Final Certificate is issued pursuant to clause 46.9 or termination of the Contract and thereafter for a period as is stated in ITEM 25.

24.2   CONSULTANTS

24.2.1 The Contractor shall ensure that every Consultant, if within a category stated in ITEM 25, is insured for professional indemnity with a cover not less than the sum stated in ITEM 25.

24.2.2 Each Consultant's policy shall be maintained until the Final Certificate is issued pursuant to clause 46.9 or termination of the Contract and thereafter for a period as is stated in ITEM 25.

25.    INSPECTION AND PROVISIONS OF INSURANCE POLICIES

25.1   PROOF OF INSURANCE

25.1.1 Before the Contractor commences work under the Contract and whenever requested in writing by the other party, a party liable to insure shall provide satisfactory evidence of such insurance effected and maintained.

25.1.2 Insurance shall not limit liabilities or obligations under other provisions of the Contract.

25.2   FAILURE TO PRODUCE PROOF OF INSURANCE

       If a party responsible for providing insurance fails promptly to provide satisfactory evidence of compliance with the insurance obligations required by this Contract or fails to effect or keep in force any of the insurances required by this Contract to the approval of the other party that party may effect and maintain the insurance and pay the premiums. The amount so paid shall be a debt due from the party in default to the other party. The rights given by this clause 25.2 are in addition to any other right.

25.3   NOTICES FROM OR TO INSURER

       The party responsible for the insurance shall ensure that each insurance policy contains provisions acceptable to the other party which:

      (a) requires the insurer to inform both parties, whenever the insurer gives a party or a Subcontractor a notice in connection with the policy;

      (b) provides that a notice of claim given to the insurer by either party, the Principal's Representative or a Subcontractor shall be accepted by the insurer as a notice of claim given by both parties, the Principal's Representative and the Subcontractor; and

      (c) requires the insurer, whenever the party fails to maintain the policy, promptly to give written notice thereof to both parties and prior to cancellation of the policy.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

25.4  NOTICES OF POTENTIAL CLAIMS

      The Contractor shall, as soon as practicable, inform the Principal in writing of any occurrence that may give rise to a claim under a policy of insurance and shall keep the Principal informed of subsequent developments concerning the claim. The Contractor shall ensure that Subcontractors in respect of their operations similarly inform the Principal.

25.5  SETTLEMENT OF CLAIMS

      Upon settlement of a claim under the insurance required by clause 21:

      (a) to the extent that reinstatement has been the subject of a payment or allowance by the Principal to the Contractor, if the Contractor has not completed such reinstatement, insurance moneys received shall, if requested by either party, be paid into an agreed bank account in the joint names of the parties. As the Contractor reinstates the loss or damage, the Principal's Representative shall certify, on a monthly basis, against the joint account for the cost of reinstatement; and

      (b) to the extent that reinstatement has not been the subject of a payment or allowance by the Principal to the Contractor, the Contractor shall be entitled immediately to receive from insurance moneys received, the amount of such moneys so paid in relation to any loss suffered by the Contractor.

25.6   CROSS LIABILITY

       Except for the insurance of employees policy, any insurance required to be effected in joint names in accordance with the Contract shall include a cross liability clause in which the insurer agrees to waive all rights of subrogation or action against any of the persons constituting the insured and for the purpose of which the insurer accepts the term 'insured' as applying to each of the persons constituting the insured as if a separate policy of insurance had been issued to each of them (subject always to the overall sum insured not being increased thereby).

25.7   INSURANCE GENERALLY

25.7.1 Before the Contractor commences the work under the Contract, the Contractor must acquire and maintain Construction Plant Insurance for the full replacement value of the Construction Plant and any other item of plant or equipment that is owned, hired or leased and is used by the Contractor in the performance of the work under the Contract. The Contractor must ensure that all Subcontractors' Construction Plant is similarly insured. The Contractor must ensure that all such Construction Plant Insurance names the Principal and the Lender as additional insureds.

25.7.2 All insurances which the Principal or the Contractor effects under the Contract must :

      (a) be effected with insurers who, as a minimum, have a claim paying ability with a rating of no less than A as determined by Standard and Poors' Australia (or a corresponding rating issued by another rating agency);

      (b) not contain any exclusion, endorsement or alteration effected after the inception date of the policy which may materially affect the work under the Contract, unless it is first approved by the Contractor or the Principal as the case may be, and the Lender; and

      (c) except for non-project specific insurance contain a term which requires the insurer to notify the Principal and the Lender in accordance with clause 25.3(c).

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

25.7.3 As and when required in accordance with the progress of work under the Contract, the Principal shall effect, in relation to work under the Contract and in relation to the Contract, insurance policies in terms no less beneficial to the insured than those policies referred to in ANNEXURE 4 in addition to the policies required under clauses 21 and 22. The Principal shall ensure that the Contractor and all Subcontractors are named as co-insureds under these additional policies and must maintain such insurance while ever the Contractor has an insurable interest in work under the Contract. The provisions of clauses 22.1.2 and
       22.1.3 shall also apply hereunder mutatis mutandis.

25.7.4 The Principal shall be responsible for insuring all equipment, plant and materials for incorporation into the Works which is transported by ship or other means to the Site by the Contractor and is consigned to the Principal, including by road from the wharf in Port Moresby to the Site, provided that the Contractor notifies the Principal in writing with details of cargo prior to shipment and provides the Principal with a copy of the bill of lading upon shipment.

26.    PRINCIPAL'S REPRESENTATIVE

26.1.1 The Principal shall ensure that at all times there is a Principal's Representative. The Principal's Representative shall act as agent for and in the interest of the Principal, except that in the role of valuer and certifier and in making determinations the Principal's Representative shall act reasonably and in good faith.

26.1.2 Except where the Contract otherwise provides, the Principal's Representative may give a direction orally but shall as soon as practicable confirm it in writing. If the Contractor in writing requests the Principal's Representative to confirm an oral direction, the Contractor shall not be bound to comply with the direction until the Principal's Representative does so. If pursuant to a provision of the Contract enabling the Principal's Representative to give directions, the Principal's Representative gives a direction, the Contractor shall comply with the direction.

27.    SITE SUPERVISORS

27.1.1 The Principal may from time to time appoint individuals (SITE SUPERVISORS) to exercise certain functions designated by the Principal and specific delegated Principal's Representative's functions, provided that:

      (a) no aspect of any function shall at any one time be the subject of appointment or delegation to more than one Site Supervisor;

      (b) delegation shall not prevent the Principal's Representative exercising any function;

      (c) the Principal's Representative forthwith gives the Contractor written notice of, respectively:

            (i) the appointment, including the Site Supervisor's name and appointed or delegated functions; and

            (ii)  the termination of each appointment.

28.    NO PERSONAL LIABILITY

       The Contractor and the Principal agree that neither the Principal's Representative nor any other Site Supervisor shall be under any personal liability to the Contractor or the Principal (as the case may be) for anything done or omitted to be done in the exercise of the functions of the Principal's Representative or Site Supervisor (as the case may be). The Contractor agrees that this agreement may be pleaded as a defence to any claim by the Contractor against the Principal's Representative or Site Supervisor (as the case may be).

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                                    INTEROIL LIMITED
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED


29     CONTRACTOR'S REPRESENTATIVE

29.1.1 The Contractor shall supervise work under the Contract directly through a competent representative (CONTRACTOR'S REPRESENTATIVE). Matters within the Contractor's Representative's knowledge (including directions received) shall be deemed to be within the Contractor's knowledge.

29.1.2 The Contractor shall forthwith give the Principal's Representative written notice of the name of Contractor's Representative and any subsequent changes.

29.1.3 If the Principal's Representative at any time makes a reasonable objection to the appointment or continuation in office of the Contractor's Representative, the Contractor shall terminate the appointment and appoint another representative in his place.

29.1.4 Without limiting the generality of this clause, the Contractor shall assign adequate supervisory personnel to ensure that the work under the Contract is being performed in accordance with the Contract. In the event the Principal's Representative is not satisfied that this is being achieved, the Principal's Representative may instruct the Contractor to assign additional or alternative personnel to the Contract.

30.    CONTRACTOR'S EMPLOYEES AND SUBCONTRACTORS

30.1   GENERALLY

30.1.1 The Principal's Representative may direct the Contractor to have removed, within a stated time, from the Site or from any activity of work under the Contract, any person employed on work under the Contract who, in the Principal's Representative's opinion, is incompetent, negligent or guilty of misconduct.

30.1.2 The Contractor shall provide an adequate number of qualified personnel to perform engineering, design, architectural or other professional services and qualified and competent supervisory staff, crafts persons and other personnel to perform the work under the Contract.

30.1.3 If requested by the Principal's Representative, the Contractor shall furnish the Principal's Representative with the names and addresses of the Contractor's Subcontractors, field employees of the Contractor and its Subcontractors, and others who have performed or are performing the work under the Contract hereunder.

30.1.4 The Contractor shall be solely responsible for the engagement and management of the Contractor's Subcontractors in the performance of the work under the Contract, for all work under the Contract performed by Contractor's Subcontractors and for all acts and omissions of the Contractor's Subcontractors as provided in the Contract.

31.    CONTRACTOR'S PROJECT MANAGEMENT TEAM

31.1.1 The Contractor:

       (a) must ensure the members of Contractor's Project Management Team listed in ANNEXURE 10 are engaged in the provision of work under the Contract in the respective capacities also set out in ANNEXURE 10;

      (b)    must only replace members of Contractor's Project Management Team:

             (i) in circumstances of death, serious illness, change of employment or request by the Principal's Representative; and

             (ii) with others (having equivalent skill and experience) approved by the Principal's Representative; and

--------------------------------------------------------------------------------

PNG REFINERY PROJECT                                            INTEROIL LIMITED
- CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND                                     CLOUGH NIUGINI LIMITED
ANNEXURES

            (c) must promptly fill any vacancy of the Contractor's Project Management Team with a person approved by the Principal's Representative.

32.    SITE

32.1   POSSESSION

32.1.1 Provided the Contractor has complied with clause 25.1, the Principal shall before the expiry of the time in ITEM 26, give the Contractor possession of such of the Site necessary for commencement of work under the Contract on Site. If the Principal has not given the Contractor possession of the whole Site by that time, the Principal shall give the Contractor possession of such further portions of the Site as may, from time to time, be necessary for carrying out work under the Contract. Subject to clause 48.7, delay by the Principal in giving possession shall not be a breach of the Contract.

32.1.2 Possession of the Site shall confer on the Contractor a right to only such use and control as is necessary to enable the Contractor to carry out work under the Contract and shall exclude any purpose not connected with work under the Contract, unless approved by the Principal's Representative.

32.2   ACCESS FOR PRINCIPAL AND OTHERS

32.2.1 The Principal and the Principal's employees, consultants and agents may, at any time after reasonable written notice to the Contractor, have access to any part of the Site for any purpose. The Contractor shall coordinate and facilitate the execution of the work on the Site by the Principal's employees, consultants, and agents and shall cooperate with them and coordinate the Contractor's work (including programming) with their work. If requested by the Contractor, the Principal shall give to the Contractor the names and roles of the persons so engaged.

32.2.2 The Contractor shall at all reasonable times give the Principal's Representative, the Principal and other persons authorised in writing by the Principal access to work under the Contract at any place where the work under the Contract is being carried out or materials are being prepared or stored. The Contractor shall assist the Principal's Representative, the Principal or other persons authorised in writing by the Principal in carrying out design, review and inspection.

32.2.3 The Principal shall ensure that none of the persons referred to in this clause 32.2 impedes the Contractor.

32.2.4 The Principal shall ensure that its employees, consultants and agents who enter the Site shall comply with the requirements of the Contractor in relation to workplace health and safety.

32.2.5 The Contractor shall not, without the approval of the Principal's Representative, permit entry to the Site by any person not required on the Site for the performance of the work under the Contract.

32.3   MINERALS, FOSSILS AND RELICS

32.3.1 Valuable minerals, fossils, articles or objects of antiquity or of anthropological or archaeological interest, treasure trove, coins and articles of value found on the Site shall as between the parties be and remain the property of the Principal. Immediately upon the discovery of these things the Contractor shall:

       (a)   take precautions to prevent their loss, removal or damage; and

       (b) give the Principal's Representative written notice of the discovery.

--------------------------------------------------------------------------------

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                                    INTEROIL LIMITED
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

32.3.2 All costs so incurred by the Contractor shall be assessed by the Principal's Representative and added to the Contract Currency Amounts.

33.    SETTING OUT THE WORKS

33.1   SETTING OUT

       The Principal shall ensure that the Principal's Representative gives the Contractor the data, Survey Marks and like information necessary for the Contractor to set out the Works, together with those Survey Marks specified in the Contract. Thereupon the Contractor shall set out the Works in accordance with the Contract.

33.2   ERRORS IN SETTING OUT

       The Contractor shall rectify every error in the position, level, dimensions or alignment of any work under the Contract after promptly notifying the Principal's Representative and unless the Principal's Representative within 3 days directs otherwise. If the error was caused by incorrect data, Survey Marks or information given by the Principal's Representative, the cost incurred by the Contractor in rectifying the error shall be assessed by the Principal's Representative and added to the Contract Currency Amounts.

33.3   CARE OF SURVEY MARKS

33.3.1 The Contractor shall keep in their true positions all Survey Marks supplied by the Principal's Representative.

33.3.2 The Contractor shall reinstate any Survey Mark disturbed, after promptly notifying the Principal's Representative and unless the Principal's Representative within 3 days directs otherwise.

33.3.3 If the disturbance was caused by the Principal's Representative or a person referred to in clause 32.2 other than the Contractor, the cost incurred by the Contractor in reinstating the Survey Mark shall be assessed by the Principal's Representative and added to the Contract Currency Amounts.

34.    CLEANING UP

34.1   CLEAN AND TIDY SITE

34.1.1 The Contractor shall keep the Site and work under the Contract clean and tidy and regularly remove rubbish and surplus material.

34.1.2 Within 14 days after the Date of Practical Completion, the Contractor shall remove Temporary Works and Construction Plant. The Principal's Representative may extend the time to enable the Contractor to perform remaining obligations.

34.1.3 If the Contractor fails to comply with the preceding obligations in this clause, the Principal's Representative may direct the Contractor to rectify the non-compliance and the time for rectification. If:

       (a)  the Contractor fails to comply with such a direction; and

       (b) that failure has not been made good within 5 days after the Contractor receives written notice from the Principal's Representative that the Principal intends to have the subject work carried out by others, the Principal may have that work so carried out and the Principal's Representative shall certify the cost incurred as moneys due from the Contractor to the Principal. The rights given by this paragraph are additional to any other rights and remedies.

--------------------------------------------------------------------------------

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                                    INTEROIL LIMITED
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

34.2   HAZARDOUS MATERIALS

       Contractor shall comply with all governmental, national and local laws, both in effect and in the process of ratification at the date of signing of this Contract including any state law or regulation defining hazardous substance or hazardous waste, and any materials containing polychlorinated biphenyls or asbestos that is or may become friable.
       All normal construction materials such as petroleum products shall be properly stored, dispensed and safeguarded by Contractor. Any spills or other contamination under the control of the Contractor, or the Contractor's Subcontractors shall be the sole responsibility of the Contractor to contain, clean up and properly dispose of.

35.    LATENT CONDITIONS

35.1   SITE

       Latent conditions with respect to the Site are physical conditions on the Site or its surroundings, including artificial things which differ materially from the physical conditions which should reasonably have been anticipated by the Contractor at the time of the Contractor's Proposal if the Contractor had:

       (a)  examined all Principal Supplied Information; and

       (b) inspected the Site and its surroundings, in respect of which the Contractor acknowledges that it had carried out the Early Work in relation to the Site.

35.2   PRINCIPAL SUPPLIED EQUIPMENT

       Latent conditions with respect to Principal Supplied Equipment shall mean defects not discovered during Refurbishment of the Principal Supplied Equipment and which are detrimental to the safe and efficient operating life of the Principal Supplied Equipment, and cause the Principal Supplied Equipment to be unfit for its intended purpose.

35.3   NOTIFICATION

35.3.1 The Contractor, upon becoming aware of a latent condition while carrying out work under the Contract, shall promptly, and where possible before the latent condition is disturbed, give the Principal's Representative written notice of the general nature thereof.

35.3.2 If required by the Principal's Representative promptly after receiving notice under clause 35.3.1, the Contractor shall, as soon as practicable, give the Principal's Representative a written statement of:

       (a) the latent condition encountered and the respects in which it differs materially;

       (b) the additional work, resources, time and cost which the Contractor estimates to be necessary to deal with the latent condition; and

       (c) other details reasonably required by the Principal's Representative including without limitation the Contractor's proposal for dealing with the latent condition.

35.3.3 The Contractor shall take all necessary action to overcome the affect of a latent condition to the reasonable satisfaction of the Principal.

35.4   DEEMED VARIATION

       The effect of the latent condition shall be a deemed Variation, priced having no regard to additional cost incurred more than 28 days before the date on which the Contractor gave the notice required by clause 35.3.1 but so as to include the Contractor's other costs for each compliance with clause 35.3.2.

--------------------------------------------------------------------------------

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                                    INTEROIL LIMITED
CONTRACT SCHEDULE AND ANNEXURES
                                                          CLOUGH NIUGINI LIMITED

36     MATERIALS, LABOUR AND CONSTRUCTION PLANT

36.1.1 Except where the Contract otherwise provides, the Contractor shall supply everything necessary for the proper performance of the Contractor's obligations and discharge of the Contractor's liabilities.

36.1.2 In respect of the Equipment and any Construction Plant and other equipment, plant and materials to be supplied by the Contractor in connection with the Contract, the Principal's Representative may direct the Contractor to:

       (a) supply particulars of the mode and place of manufacture, the source of supply, the performance capacities and other related information; and

       (b) arrange reasonable inspection at such place or sources by the Principal's Representative, the Principal and persons authorised by the Principal.

36.1.3 The Principal's Representative may give the Contractor a written direction not to remove Temporary Works, Construction Plant or other equipment, plant and materials from the Site. Thereafter the Contractor shall not remove them without the Principal's Representative's prior written approval (which shall not be unreasonably withheld).

36.1.4 The Equipment, Temporary Works, Construction Plant and other equipment, plant and materials used by the Contractor in the course of the Contract must be in good order, be regularly well maintained in accordance with accepted industry standards and be so as not to prejudice the execution of the work under the Contract in accordance with the Contract.

36.1.5 The Contractor shall be responsible for any temporary facilities for gas water and electricity necessary for construction. The Principal shall be responsible for the provision of potable water necessary for the construction camp facilities.

36.1.6 Temporary buildings and utilities (other than the construction camp) may be erected by the Contractor only with the prior written approval of Principal's Representative and shall be built with labour and materials furnished by Contractor. The temporary buildings and utilities shall remain the property of the Contractor (unless otherwise designated in the Contract) and shall be removed by the Contractor and the site of temporary facilities shall be returned to its original condition by the Contractor at its own expense upon completion of the work under the Contract.

36.1.7 The Contractor shall use only established Site roadways, or use temporary Site roadways and designated access routes when and as authorised by the Principal's Representative. When materials and equipment are transported during the work under the Contract, vehicles shall not be loaded beyond the loading capacity prescribed by Legislative Requirements. The Contractor shall not block any fire lanes.

36.1.8 The Contractor must ensure all Equipment, Construction Plant and other equipment, plant and materials used on the Site comply with all relevant Legislative Requirements.

37.    QUALITY

37.1   QUALITY OF MATERIAL AND WORK

       The Contractor shall use the materials and standards of workmanship required by the Contract. In the absence of any requirement to the contrary, the Contractor shall use suitable new materials and proper and tradesmanlike workmanship.

37.2   QUALITY ASSURANCE

37.2.1 The Contractor shall establish, implement and maintain a quality assurance program which shall be submitted to the Principal for review and approval.

--------------------------------------------------------------------------------

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

37.2.2 The Contractor shall ensure that all provisions for quality assurance apply equally to all Subcontractors.

37.2.3 Within 6 weeks after the date of the Notice to Proceed or a mutually agreed time the Contractor shall submit to the Principal for review the Contractor's quality plan.

37.2.4 Any changes to the Contractor's quality plan as reasonably requested by the Principal in order to provide assurance of satisfactory compliance to the documents must be implemented by the Contractor.

37.2.5 The Contractor shall participate in and allow reasonable access to the Principal's agents to periodically audit the Contractor's quality assurance program and quality plan.

37.2.6 Any such quality system shall be used only as an aid to achieving compliance with the Contract and to document such compliance. Such system shall not discharge the Contractor's other obligations under the Contract.

37.3     DEFECTIVE WORK

37.3.1 If the Principal's Representative becomes aware of work under the Contract carried out (including material provided) by the Contractor which does not comply with the Contract, the Principal's Representative shall as soon as practicable give the Contractor written details thereof. If the subject work under the Contract has not been rectified, the Principal's Representative may direct the Contractor to do any one or more of the following (including times for commencement and completion):

         (a)      remove the material from the Site;

         (b)      demolish the work;

         (c)      reconstruct, replace or correct the work; and

         (d)      not deliver it to the Site.

37.3.2   If

         (a)      the Contractor fails to comply with such a direction; and

         (b) that failure has not been made good within 8 days after the Contractor receives written notice from the Principal's Representative that the Principal intends to have the subject work rectified by others, the Principal may have that work so rectified and the Principal's Representative shall certify the cost incurred as moneys due from the Contractor to the Principal.

37.4     ACCEPTANCE OF DEFECTIVE WORK

37.4.1 Instead of a direction pursuant to clause 37.3, the Principal's Representative may direct the Contractor that the Principal elects to accept the subject work, whereupon there shall be a deemed Variation.

37.4.2 The Principal's Representative may also direct a Variation in connection with work under the Contract.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

37.4.3 In assessing the adjustment to be made to the Contract Currency Amounts following the acceptance of a Variation in connection with work under the Contract, the Principal's Representative may have regard to:

         (a) the reduction in the value of the Works resulting from that acceptance or Variation; and

         (b) the costs which would have been incurred by the Contractor in rectifying the subject work if it had not been accepted or the Variation had not been directed.

37.5     TIMING

37.5.1 The Principal's Representative may give a direction pursuant to this clause 37 at any time before the expiry of the last Defects Liability Period.

37.5.2   The Contractor agrees:

         (a) the Principal's Representative's rights under clause 37 are not prejudiced or otherwise affected by any Payment Certificate or payment under clause 46, test or failure to test, approval or acceptance by the Principal's Representative or Principal in respect of any work; and

         (b) the rights of the Principal's Representative under this clause 37 do not prejudice or otherwise affect any other rights of the Principal's Representative or Principal in respect of defective work.

38.      PROCESS PERFORMANCE TEST AND RELIABILITY TEST

38.1     CONDITIONS PRECEDENT TO THE PROCESS PERFORMANCE TEST AND RELIABILITY
         TEST

         The Process Performance Test and Reliability Test shall not be conducted until the Principal's Representative issues a Mechanical Completion Certificate for the Works.

38.2     CONDUCTING THE PROCESS PERFORMANCE TEST AND RELIABILITY TEST

         The Process Performance Test and Reliability Test shall be conducted in accordance with the Principal's Project Requirements.

39.      EXAMINATION AND TESTING

39.1     TESTS

39.1.1 At any time before the expiry of the last Defects Liability Period, the Principal's Representative may direct that any work under the Contract be tested. The Contractor shall give such assistance and samples and make accessible such parts of the work under the Contract as may be directed by the Principal's Representative.

39.1.2 Where the Contract provides that all or any part of the Works shall comply with performance criteria, other than the Process Performance Test and Reliability Test the Principal's Representative may direct that a formal performance trial be carried out to verify that the relevant part of the Works comply with those performance criteria.

39.1.3 If at any time in the opinion the Principal's Representative the performance of the relevant part of the Works is below the criteria specified in the Contract, the Contractor shall forthwith carry out such modifications or additional work as may be necessary to achieve such performance criteria.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

39.2     COVERING UP

         The Principal's Representative may direct that any part of work under the Contract shall not be covered up or made inaccessible without the Principal's Representative's prior written direction.

39.3     WHO CONDUCTS

         Tests shall be conducted as provided elsewhere in the Contract or by the Principal's Representative or a person (which may include the Contractor) nominated by the Principal's Representative.

39.4     NOTICE

         The Principal's Representative or the Contractor (whichever is to conduct the Test) shall give reasonable written notice to the other of the date, time and place of the Test. If the other does not attend, the Test may nevertheless proceed.

39.5     DELAY

         Without prejudice to any other right, if the Contractor or the Principal's Representative delays in conducting a Test, the other, after giving reasonable written notice of intention to do so, may conduct the Test.

39.6     COMPLETION AND RESULTS

39.6.1 On completion of the Tests, the Contractor shall make good work under the Contract so that it fully complies with the Contract.

39.6.2 Results of Tests shall be promptly made available by each party to the other and to the Principal's Representative.

39.7     COSTS

         Costs in connection with testing pursuant to this clause 39 shall be borne by the Principal unless the Test is consequent upon or reveals a failure of the Contractor to comply with the Contract (including this clause 39) in which case they shall be borne by the Contractor.

40.      WORKING HOURS

         If the working hours and working days on the Site are not stated elsewhere in the Contract, they shall be as notified by the Contractor to the Principal's Representative before commencement of work on Site. They shall not be varied without the Principal's Representative's prior written approval, except when, in the interests of safety of persons or property, the Contractor finds it necessary to carry out work under the Contract otherwise, whereupon the Contractor shall give the Principal's Representative written notice of those circumstances as early as possible.

41.      PROJECT SCHEDULE

41.1     SUBMISSION AND APPROVAL OF PROJECT SCHEDULE

41.1.1 The Contractor shall update the Project Schedule on a monthly basis from the date of the Notice to Proceed and be in the form required by the Principal's Project Requirements.

41.1.2 The Principal's Representative shall comment on the Project Schedule within 14 days of its receipt except when such longer period has been agreed.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

41.2     APPLICATION OF THE PROJECT SCHEDULE

41.2.1 The Project Schedule forms part of the Contract and is the basis for the Contractor's rights and obligations under clause 43.5.

41.2.2 The Project Schedule may be used by the Principal's Representative to evaluate claims for an extension of time to the Date for Mechanical Completion or the Date for Practical Completion under clause 43.3.

41.2.3   Despite any other provision of this clause 41.2:

         (a) any program or schedule prepared by the Contractor shall not be used as a Project Schedule for the purposes of this clause 41 until it has been approved by the Principal's Representative;

         (b) the Principal's Representative may require the provision of an updated Project Schedule after a change in the Date for Practical Completion or any circumstances affecting the progress of work under the Contract;

         (c) the Principal's Representative may direct the time that various stages or portions of the work under the Contract shall be carried out including without limitation accelerating the progress of the work under the Contract and bringing forward the Date for Practical Completion by a reasonable period having regard to the Principal's Representative's direction;

         (d) the Contractor shall not be entitled to any addition to the Contract Currency Amounts arising from a direction of the Principal's Representative under this clause 41.2.3. unless the Contractor has notified the Principal's Representative that the direction will result in the Contractor incurring more cost (together with an estimate of that cost) within 7 days after receipt by the Contractor of the direction and before the Contractor gives effect to the direction, and the Principal's Representative then confirms the direction in writing.

42.      SUSPENSION

42.1     SUSPENSION BY THE PRINCIPAL'S REPRESENTATIVE

         Subject to the terms of the Consent Deed, the Principal's Representative may direct the Contractor to suspend the carrying out of the whole or part of work under the Contract for such time as the Principal's Representative thinks fit, if the Principal's Representative is of the opinion that it is necessary:

         (a)      because of an act, default or omission of:

                  (i) the Principal's Representative, the Principal or its employees, consultants, agents or other contractors (not being employed by the Contractor); or

                  (ii) the Contractor, a Subcontractor or the employees or agents of either;

         (b)      for the protection or safety of any person or property; or

         (c)      to comply with a court order.

42.2     SUSPENSION BY THE CONTRACTOR

42.2.1 Subject to the terms of the Consent Deed, if the Contractor wishes to suspend the carrying out of the whole or part of work under the Contract, otherwise than pursuant to clause 48.9, the Contractor shall obtain the Principal's Representative's prior written approval. The

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         Principal's Representative may approve the suspension and may impose conditions of approval.

42.2.2 The Contractor shall not be entitled to any extension of time to the Date for Mechanical Completion or the Date for Practical Completion in connection with a suspension approved by the Principal's Representative under this clause 42.2.

42.3     RECOMMENCEMENT

         As soon as the Principal's Representative becomes aware that the reason for any suspension no longer exists, the Principal's Representative shall direct the Contractor to recommence suspended work under the Contract as soon as reasonably practicable. The Contractor may recommence work under the Contract suspended pursuant to clause 42 after receiving such direction or if the suspension is under clause
         48.9 at any time after giving reasonable notice to the Principal's Representative.

42.4     COST

42.4.1 The Contractor shall bear the cost of suspension pursuant to clause 42.1(a)(ii) and clause 42.2. If the Contractor made the protection, safety or court order necessary, the Contractor shall bear the cost of suspension pursuant to clauses 42.1(b) or 42.1(c). If the Contractor otherwise incurs more or less cost than otherwise would have been incurred, the difference shall be assessed by the Principal's Representative and added to or deducted from the Contract Currency Amounts.

43.      TIME AND PROGRESS

43.1     PROGRESS

         The Contractor shall ensure that work under the Contract reaches Mechanical Completion and Practical Completion by the Date for Mechanical Completion and the Date for Practical Completion respectively. The Contractor shall proceed with the work under the Contract with due expedition and without delay.

43.2     NOTICE OF DELAY

         A party becoming aware of anything which will probably cause delay to work under the Contract shall as soon as practicable and within 21 days of becoming so aware give the Principal's Representative and the other party written assessment of that cause and the estimated delay.

43.3     CLAIM

43.3.1 The Contractor shall be entitled to such extension of time for carrying out work under the Contract (including reaching Mechanical Completion or Practical Completion) as the Principal's Representative assesses, if:

         (a) the Contractor is or will be delayed in reaching Mechanical Completion or Practical Completion by a Qualifying Cause of Delay; and

         (b) the Contractor gives the Principal's Representative, within 14 days after the commencement of the delay, a written claim for an extension of time for reaching Mechanical Completion or Practical Completion evidencing the facts of causation and of the delay to work under the Contract (including extent).

43.3.2 If further delay results from a Qualifying Cause of Delay evidenced in a claim under clause 43.3.1(b), the Contractor shall as soon as becoming aware of the delay claim an extension of time for reaching Mechanical Completion or Practical Completion for such delay by promptly giving the Principal's Representative a written claim evidencing the facts of that

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         delay, within 14 days of giving a written claim for an extension of time under clause 43.3.1(b).

43.4     ASSESSMENT

43.4.1 When both Non-Qualifying Causes of Delay and Qualifying Causes of Delay overlap, the Contractor shall be entitled to an extension of time for reaching Mechanical Completion or Practical Completion provided that the Qualifying Cause of Delay is a critical path item on the Project Schedule.

43.4.2 In assessing each extension of time the Principal's Representative may have regard as to whether:

         (a) work under the Contract can nevertheless reach Mechanical Completion or Practical Completion without an extension of time for reaching Mechanical Completion or Practical Completion;

         (b)      the Contractor can accelerate; or

         (c) the Contractor has taken all reasonable steps to preclude the occurrence of the cause and minimise the consequences of the delay.

43.4.3 For the avoidance of doubt, in determining an extension of time for reaching Mechanical Completion or Practical Completion the Principal's Representative may have regard to the Project Schedule at the date of the event or events on which the claim is based.

43.5     EXTENSION OF TIME

43.5.1 Within 28 days after receiving the Contractor's claim for an extension of time, the Principal's Representative shall give to the Contractor and the Principal a written direction evidencing the extension of time for reaching Mechanical Completion or Practical Completion so assessed. A delay by the Principal or failure of the Principal's Representative to grant a reasonable extension of time within that 28 day period shall not cause the Date for Mechanical Completion or Date for Practical Completion to be set at large, but nothing in this clause 43.5.1 shall prejudice any right of the Contractor to damages.

43.5.2 Notwithstanding that the Contractor is not entitled to or has not claimed an extension of time for reaching Mechanical Completion or Practical Completion, the Principal's Representative may at any time and from time to time before issuing the Final Certificate direct an extension of time for reaching Mechanical Completion or Practical Completion.

43.6     REDUCTION OF TIME

         Where any direction given by the Principal's Representative (including any Variation) has the effect of reducing the amount of time required by the Contractor to achieve Mechanical Completion or Practical
         Completion:

         (a) the Principal's Representative may give to the Contractor and the Principal a written direction bringing forward the Date for Mechanical Completion or Date for Practical Completion by a reasonable period; and

         (b) the Date for Mechanical Completion and the Date for Practical Completion for all purposes under the Contract shall be the date so directed.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

43.7     MECHANICAL COMPLETION

43.7.1   Entire Works

         Mechanical Completion may be accomplished on a subsystem by subsystem basis, the sum total of which and the integrated operation thereof shall constitute Mechanical Completion of the Works. However, a Mechanical Completion Certificate shall be issued with respect to the Works only when the entire Works has achieved Mechanical Completion.

43.7.2   Notice of Mechanical Completion

         The Contractor shall give the Principal's Representative at least 14 days written notice of the date upon which the Contractor anticipates that Mechanical Completion will be reached.

         Whenever the Contractor believes that Mechanical Completion of the Works or any subsystem thereof has occurred, the Contractor shall so notify the Principal's Representative in writing ("Notice of Mechanical Completion") with respect to the Works or subsystem, provided that:

         (a) the Contractor shall not submit Notices of Mechanical Completion with respect to more than five (5) subsystems within any seven (7) day period; and

         (b) the Contractor shall submit an overall Notice of Mechanical Completion with respect to the Works even if Subsystem Mechanical Completion Certificates for all subsystems of the Works have been previously issued, but nothing herein shall require an overall joint inspection of the Works to determine whether Mechanical Completion has occurred.

43.7.3   Joint Inspection

         (a) If all subsystems of the Works have each been the subject of a Certificate of Mechanical Completion under 43.7.4 below the Principal and the Principal's Representative shall not be obliged to conduct a joint inspection of the Works under 43.7.3(b) below.

         (b) Subject to 43.7.3(a), promptly after the Principal's Representative's receipt of the Contractor's Notice of Mechanical Completion for the Works or any subsystem, the Principal, the Principal's Representative and the Contractor shall conduct a joint inspection of the Works or subsystem to determine whether the applicable conditions of Mechanical Completion have been satisfied.

43.7.4   Mechanical Completion Certificate

         (a) Within 7 days after the Principal's Representative's receipt of the Contractor's Notice of Mechanical Completion for a subsystem, the Principal's Representative shall provide to the Contractor a Subsystem Mechanical Completion Certificate setting out the date on which Mechanical Completion of the subsystem occurred or provide to the Contractor a notice pursuant to clause 43.7.5.

         (b) Within 7 days after the Principal's Representative's receipt of the last of the Contractor's Notices of Mechanical Completion with respect to all subsystems of the Works and submission by the Contractor of a Notice of Mechanical Completion with respect to the entire Works, the Principal's Representative shall provide to the Contractor a Mechanical Completion Certificate for the Works setting out the date on which Mechanical Completion of the Works occurred or provide to the Contractor a notice pursuant to clause 43.7.5.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

43.7.5   Objection to Notice of Mechanical Completion

         If the Principal's Representative objects to any Notice of Mechanical Completion, the Principal's Representative shall respond by notice in writing within seven (7) days of its receipt setting forth in reasonable detail the reasons for such objection. The Contractor shall perform such corrective measures as may be required, including any necessary re-testing, if applicable, to respond properly to any objections properly raised in the Principal's Representative's response and may thereafter again deliver its Notice of Mechanical Completion for the Works or subsystem. The provisions of this clause 43.7.5 shall apply to each new Notice of Mechanical Completion delivered hereunder.

43.8     PRE-COMMISSIONING, COMMISSIONING, FACILITIES TESTING

43.8.1 Not later than 90 days prior to the date on which Pre-commissioning is indicated to commence in the Project Schedule, the Contractor shall provide to the Principal the Contractor's written procedures for Pre-commissioning, Commissioning and Facilities Testing. The procedures shall be in sufficient detail to enable the Principal to review the Contractor's procedures to assess the number of trained operators and maintenance personnel to meet the Principal's obligations under clause
         43.8.3. The Contractor shall cooperate with the Principal in any review undertaken by the Principal and shall be reasonable in terms of the personnel required.

43.8.2 Not later than 28 days prior to the date on which the Contractor anticipates that the work under the Contract will reach a stage where Pre-commissioning can commence, the Contractor shall notify the Principal in writing of the anticipated date of such commencement.

43.8.3 The Principal must supply sufficient trained operators and maintenance personnel in a timely manner to work under the Contractor's supervision in the Commissioning and Facilities Testing of the Works.

43.8.4 The Principal shall replace promptly any trained operator or maintenance person the subject of a reasonable objection by the Contractor to the Principal against that person on the grounds of competency or attitude to safety.

43.9     PRACTICAL COMPLETION

43.9.1 The Contractor shall give the Principal's Representative at least 14 days written notice of the date upon which the Contractor anticipates that Practical Completion will be reached.

43.9.2 When the Contractor is of the opinion that Practical Completion has been reached the Contractor shall in writing request the Principal's Representative to issue a Certificate of Practical Completion.

43.9.3 Within 5 days after receiving the request, the Principal's Representative shall give the Contractor and the Principal either a Certificate of Practical Completion evidencing the Date of Practical Completion or written reasons for not doing so.

43.9.4 If the Principal's Representative is of the opinion that Practical Completion has been reached, the Principal's Representative may issue a Certificate of Practical Completion even though no request has been made.

43.10    LIQUIDATED DAMAGES

43.10.1 Nothing in this clause 43.10 is intended to restrict the rights to security provided for in clause 7 or rights of set-off under clause 46.7.

43.10.2 If the work under the Contract does not reach Practical Completion by the Date for Practical Completion, the Principal's Representative shall certify, as due and payable to the Principal,

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         liquidated damages stated in ITEM 29 for every day after the Date for Practical Completion to and including the earliest of the Date of Practical Completion or termination of the Contract.

43.10.3 If an extension of time to the Date for Practical Completion is directed after the Contractor has paid or the Principal has set off liquidated damages under clause 43.10.2, the Principal shall forthwith repay to the Contractor such of those liquidated damages as represent the days the subject of the extension of time.

43.10.4  The liability of the Contractor to the Principal under this clause
         43.10 for failure to reach Practical Completion by the Date for Practical Completion) shall in no event exceed the amount stated in
         ITEM 30.

43.11    DELAY DAMAGES

43.11.1  Entitlement to damages

         The Contractor shall not be entitled to any delay damages for any delay or disruption in the completion of the work under the Contract except where:

         (a) an extension of time to the Date for Mechanical Completion or Date for Practical Completion has been made or should properly have been allowed for arising from a Compensable Cause; and

         (b) any additional expenses incurred by the Contractor due to the delay or disruption have not been included in the value of any Variation and are not payable by virtue of any other provision of the Contract; and

         (c) the Contractor gives the Principal's Representative a claim for costs as incurred by the Contractor by reason of the delay arising from the Compensable Cause pursuant to clause 51.1.

43.11.2  Quantum of damages

         (a) Subject to 43.11.3, where the conditions of clause 43.11.1 are satisfied the Principal shall pay the Contractor such costs as are directly incurred by the Contractor by reason of the delay.

         (b) The Contractor shall not be entitled to any amount for profit or loss of profit in relation to delay or disruption to the performance of the work under the Contract.

43.11.3  Limitation of Liability

         (a) The total amount payable by the Principal by way of delay damages for all claims referred to in clause 43.11.1 shall not exceed the amount stated in ITEM 31.

         (b) The amount payable by the Principal to the Contractor under clauses 43.11.1 and 43.11.2 above is the agreed damages payable by the Principal to the Contractor and shall be paid in full satisfaction of all claims, demands, actions, proceedings or suits for damages which the Contractor may make or bring against the Principal arising in connection with all and any delay or disruption encountered by the Contractor in execution of work under the Contract.

43.12    REPORTS

         The Contractor shall schedule and coordinate the details of the work under the Contract being performed to meet Practical Completion. The Contractor's monthly report will be in a format agreed between the Contractor and the Principal's Representative.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

44.      DEFECTS LIABILITY

44.1.1 The Defects Liability Period shall commence at the time and on the date and be for the period stated in ITEM 32.

44.1.2 The Contractor shall carry out rectification at times and in a manner causing as little inconvenience to the occupants or users of the Works as is reasonably possible. As soon as possible after the Date of Practical Completion, the Contractor shall rectify all defects existing at the Date of Practical Completion.

44.1.3 During the Defects Liability Period, the Principal's Representative may give the Contractor a direction to rectify a defect which:

         (a) shall identify the defect and the date for completion of its rectification; and

         (b) may state a date for commencement of the rectification and whether there shall be a separate Defects Liability Period therefor (not exceeding that in ITEM 32, commencing at 4:00 pm on the date the rectification is completed and governed by this clause) for specific equipment items repaired or replaced.

44.1.4 If the rectification is not commenced or completed by the stated dates, the Principal may have the rectification carried out by others but without prejudice to any other rights and remedies the Principal may have. The cost thereby incurred shall be certified by the Principal's Representative as moneys due and payable to the Principal.

45.      VARIATIONS

45.1     DIRECTING VARIATIONS

45.1.1 The Contractor shall not vary work under the Contract except as directed in writing by the Principal's Representative.

45.1.2 Subject to the terms of the Consent Deed, the Principal's Representative, before the Date of Practical Completion, may direct the Contractor to vary the work under the Contract by any one or more of the following which is nevertheless of a character and extent contemplated by, and capable of being carried out under, the provisions of the Contract:

         (a)      change the design;

         (b)      increase, decrease or omit any part;

         (c)      change the character or quality;

         (d)      change the levels, lines, positions or dimensions;

         (e)      carry out additional work;

         (f) demolish or remove material or work no longer required by the Principal;

         (g) change the time the various stages or portions of work under the Contract shall be carried out, including accelerating the progress of the work under the Contract.

45.1.3 The Contractor shall not be bound to execute a Variation directed after Practical Completion unless the Variation is in respect of rectification work referred to in clause 44.

45.2     PROPOSED VARIATIONS

45.2.1 The Principal's Representative may give the Contractor written notice of a proposed Variation.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

45.2.2 The Contractor shall as soon as practicable after receiving such notice, notify the Principal's Representative whether the proposed Variation can be effected, together with, if it can be effected, the Contractor's estimate of the:

         (a) effect on the Project Schedule (including the Date for Practical Completion and the Date for Mechanical Completion);

         (b)      cost (including all time-related costs, if any); and

         the Contractor shall confirm the effect on any applicable warranty of the proposed Variation.

45.2.3 The Principal's Representative may direct the Contractor to give a detailed quotation for the proposed Variation supported by measurements or other evidence of cost.

45.2.4 The Contractor's reasonable costs for each compliance with this subclause shall be certified by the Principal's Representative as moneys due to the Contractor.

45.2.5 If the parties cannot agree on the affect of any Variation on warranties and indemnities given under the Contract by the Contractor any party may give to the other written notice of Dispute under clause 52, meanwhile all warranties and representations given under the Contract by the Contractor shall continue unaffected.

45.3     CONTRACTOR PROPOSED VARIATIONS

45.3.1 The Contractor may propose in writing an increase or decrease to the scope of the Works and that the Principal's Representative direct a Variation to the work under the Contract. Such proposal shall include the details of the proposed Variation. It is the intention of the parties that any cost savings resulting from a Variation proposed by the Contractor should benefit the Contractor and the Principal equally.

45.3.2 The Principal's Representative may give written notice to the Contractor requiring it to give to the Principal's Representative:

         (a)      details of:

                  (i) the proposed Variation in addition to those details provided in accordance with clause 45.3.1;

                  (ii)     the reason for the proposed Variation;

                  (iii) the effect of the proposed Variation on other parts of the work under the Contract;

                  (iv) the effect of the proposed Variation on the Project Schedule (including the Date for Practical Completion and the Date for Mechanical Completion); and

                  (v) the cost effect of the proposed Variation including proposals for:

                           A sharing any cost savings (if any) in a way which benefits the Principal and the Contractor equally, and

                           B additions to or deductions from the Contract Currency Amounts (if any);

         (b) a written statement and warranty that the proposed Variation will not adversely effect:

                  (i)      the functional integrity of the Works;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                  (ii) the performance standards of the Works required under the Contract;

                  (iii) the quality requirements of the Works required under the Contract;

                  (iv) any indemnity or warranty given by the Contractor under the Contract;

                  (v)      life cycle costs of the Works; and

         (c) any other information and supporting documentation the Principal's Representative may reasonably require.

45.3.3 The Principal's Representative may give written approval of any Variation to the work under the Contract the Contractor proposes with the agreement of the Principal. The Principal's Representative may agree to a Variation proposed by the Contractor under this clause 45.3 at the Principal's Representative's sole discretion.

45.3.4 If the Contractor requests a Variation that relates to the Refurbishment of the Principal Supplied Equipment, the Principal's Representative will respond to such request within 14 days. All other Contractor Variation requests will be responded to within 28 days by the Principal's Representative.

45.4     PRICING

45.4.1 Where the value of a Variation has not been mutually agreed, the Principal's Representative shall, as soon as possible, value each
         Variation:

         (a)      using the following, in order of precedence:

                  (i) an amount determined in accordance with the rates or prices contained in ANNEXURE 7 to the extent that it is reasonable to use them;

                  (ii) other applicable rates or prices stipulated in the Contract;

                  (iii)    insofar as the Variation requires:

                           A work by a Subcontractor, by addition of the actual increase in the existing subcontract contract sum or the contract sum of the new subcontract as the case requires; or

                           B        reduced work by a Subcontractor, by
                                    deduction of the actual decrease in the
                                    subcontract contract sum; and

                  (iv) reasonable rates or prices as determined by the Principal's Representative; and

         (b)      if the valuation is:

                  (i)      an increase or decrease in a fee or charge;

                  (ii)     a new fee or charge; or

                  (iii) the provision of services by a municipal, public or other statutory authority in connection with work under the Contract,

                  under Clauses 14.2.1(a)(iii) and 14.2.1(a)(iv), the value shall be the actual increase or decrease or the actual amount of the new fee or charge or the actual cost of the services without regard to overheads or profit;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (c) for the purposes of a valuation other than as provided in clause 45.4.1(a)(i) or clause 45.4.1(b) above, include an amount equal to that stated in ITEM 33 for profit and off-Site overheads.

45.4.2 The amount of the Principal's Representative's valuation pursuant to clause 45.4.1 shall be added to or deducted from the Contract Currency Amounts.

45.5     NOTIFICATION OF VARIATIONS

45.5.1 Despite any other provision of the Contract, if the Principal's Representative at any time gives the Contractor a direction which, in the opinion of the Contractor involves a Variation (other than a direction which the Principal's Representative expressly acknowledges in writing involves a Variation) the Contractor must notify the Principal's Representative of the Contractor's assessment that the direction is a Variation within 7 days after receipt by the Contractor of the direction and not give effect to the direction until receipt of the Principal's Representative's response pursuant to clause 45.5.2.

45.5.2 Within 7 days of the Contractor's notice pursuant to clause 45.5.1 the Principal's Representative shall:

         (a) confirm in writing agreement with the Contractor's assessment of the direction as being a Variation; or

         (b) give the reasons why the Principal's Representative does not agree and instruct the Contractor to give effect to the direction.

45.5.3 The Contractor shall not be entitled to an extension of time to the Date for Mechanical Completion or Date for Practical Completion, adjustment to the Contract Currency Amounts or any other claim in connection with the Principal's Representative's direction unless the Principal's Representative agrees in writing that the direction is a Variation.

45.5.4 Nothing in this clause 45.5 shall reduce the Contractor's obligations to comply with a direction of the Principal's Representative under clause 25.7.3 or prevent the Contractor proceeding in accordance with clause 52.

46.      PAYMENT CLAIMS AND PAYMENTS

46.1     ADVANCE PAYMENT

46.1.1 The Contractor shall on receipt of the Notice to Proceed deliver to the Principal by facsimile and e-mail (in the manner provided under clause 46.2.2) the following claims for advance payments in accordance with the following schedule:

         (a) four percent (4%) of each of the Contract Currency Amounts upon issue of the Notice to Proceed;

         (b) four percent (4%) of each of the Contract Currency Amounts at the end of the fourth month after the Notice to Proceed is issued;

         (c) two percent (2%) of each of the Contract Currency Amounts at the end of the eighth month after the Notice to Proceed is issued.

46.1.2 If the Contractor has provided security to the Principal in accordance with clause 7 and clause 46.1.3, the Principal shall pay to the Contractor the amount of each of the claims within 28 days after receipt of the claim or the security, whichever is the later.

46.1.3 The Contractor shall provide within 28 days of the Notice to Proceed security equivalent to the sum of the claims for advance payments under clause 46.1.1 in the form set out in

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         ANNEXURE 2 issued by a trading bank in Australia approved by the Principal and the Lender to ensure the repayment of the advance payment under this clause 46.1.

46.1.4 The Contractor may from time to time cause the issuer of the security referred to in clause 46.1.3 to decrease the amount of the security to the total amount of the advance payments outstanding for repayment at that time.

46.2     PAYMENT CLAIMS

46.2.1   Entitlement

         (a) Nothing in this clause 46 shall entitle the Contractor to payment of an amount greater or less than the Contract Currency Amounts together with any additions or deductions which may be required to be made under the Contract.

         (b) On the last day of each month and within the time prescribed by clause 46.9, the Contractor shall be entitled to submit a claim for payment (PAYMENT CLAIM) in the aggregate of the costs paid by the Contractor in the performance of the work under the Contract that is in accordance with the Contract up to the date of the Payment Claim (excluding VAT or Goods and Services Tax (GST) components paid to third parties), less all amounts previously claimed (but excluding amounts claimed under clause 46.1 as the Advance Payment).

         (c) Payment Claims shall be in the appropriate currency as set out in the price breakdown structure contained in the Contract and must include evidence, to the satisfaction of the Principal's Representative, of the amount claimed by the Contractor, including:

                  (i)      Subcontractor and supplier costs:

                           Registers of invoices from Subcontractors and suppliers for work under the Contract which have been paid to the date of the claim, net of any VAT or GST component paid to third parties or any retention amount held. These registers shall include as a minimum:

                              I the cheque or wire or telegraphic transfer number;

                              II invoice numbers and the number of invoices paid;

                              III   date of payment;

                              IV    Subcontractor's or other supplier's name;
                                    and

                              V amount paid net of any retention amount held in respect of any such Subcontractor or supplier, stating net amounts, any VAT or GST component and gross amounts, and currency of payment.

                  (ii)     Labour:

                           Details of all labour costs paid by the Contractor to the date of the Payment Claim.

                  (iii)    Plant Hire:

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                           Details of the cost of all plant hire, including internal plant hire charges, paid by the Contractor to the date of the Payment Claim showing numbers of units and rates in accordance with ANNEXURE 14.

                  (iv)     Profit and overheads:

                           The percentage stated in ITEM 19 of the aggregate of items referred to in clause 46.2.1(c)(i) to (iii) above (inclusive) for the Contractor's profit and overheads (VAT and GST components must be excluded for the purposes of calculation).

                  (v)      Details of any other amount due under the Contract.

                  (vi) Documentary evidence of the payment of moneys paid to:

                           A        workers of the Contractor; and

                           B        Subcontractors,

                           in respect of work under the Contract the subject of the Payment Claim.

                  (vii) A signed lien release provided by the Contractor stating that the Contractor will indemnify the Principal from all claims made by Subcontractors for non-payment for work performed to the date of the Payment Claim and that all previous payments made to the Contractor have been applied to the Works in accordance with the Contract.

46.2.2   Means of making Payment Claims

         (a) All Payment Claims made under this clause 46 shall be by facsimile transmitted simultaneously to the Principal's Cairns Office marked to the attention of the Financial Controller and to the Principal's Representative at the Principal's Port Moresby office. Copies of each such Payment Claim must also be sent at the same time by e-mail addressed to the Principal's Representative and the Principal's Commercial Manager at the Principal's Port Moresby office.

         (b) If the time for any Payment Claim falls due on a day which is a Saturday, Sunday, statutory or a public holiday in Queensland, the Contractor shall submit the Claim on the previous working day.

46.3     PAYMENT CERTIFICATES AND CALCULATIONS

46.3.1 Subject to receiving a Payment Claim in accordance with clause 46.2.1(c), within 14 days after receipt of a Payment Claim, the Principal's Representative shall assess the Payment Claim to determine if all required documentation is contained in the Payment Claim and shall issue to the Principal and to the Contractor a Payment Certificate stating the amount of the payment.

46.3.2 The Principal's Representative shall set out in the Payment Certificate the calculations employed to arrive at the amount and, if the amount is more or less than the amount claimed by the Contractor, the reasons for the difference. The Principal's Representative shall also set out in a Payment Certificate:

         (a) the aggregate of the costs paid by the Contractor in the performance of the work under the Contract to the date of the Payment Claim (excluding VAT or GST components paid to third parties);

         (b) the amount in aggregate already paid by the Principal for the work under the Contract; and

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (c) any other amount due to the Contractor from Principal or from the Contractor to the Principal,

         resulting in the balance due to the Contractor or to the Principal as the case may be.

46.4     PAYMENT

46.4.1 Subject to the provisions of the Contract, within 28 days of receipt by the Principal's Representative of a Payment Claim or within 14 days of issue by the Principal's Representative of the Principal's Representative's Payment Certificate, whichever is the earlier, and within 14 days of the issue of a Final Certificate, the Principal shall pay to the Contractor or the Contractor shall pay to the Principal, as the case may be, an amount (or amounts) not less than the amount (or amounts) shown in the Payment Certificate as due to the Contractor or to the Principal, as the case may be.

46.4.2 The advance payments made in accordance with clause 46.1 will be repaid by the Contractor to the Principal as follows:

         (a) Upon the Contractor issuing a Payment Claim which brings the total claimed to $45 million or more, all payments by the Principal to the Contractor of that Payment Claim and of all subsequent Payment Claims, but subject to clause 46.4.2 (b), will be reduced by $500,000.

         (b) Upon the Contractor issuing a Payment Claim which brings the total claimed to $70 million or more, all payments by the Principal to the Contractor of that Payment Claim and of all subsequent Payment Claims, but subject to clause 46.4.2 (c), will be reduced by $750,000.

         (c) Upon the Contractor issuing a Payment Claim which brings the total claimed to the sum of the total Contract Currency Amounts, the Principal shall, by notice to the Contractor, direct the Contractor as to the repayment of any remaining advance payments so as to ensure that any remaining advance payments are fully repaid prior to or as payment of the Final Payment Claim, and the Contractor must comply with such direction

46.4.3 Upon full repayment of the advance payments the Principal shall release the security provided by the Contractor under clause 46.1.3.

46.4.4 A payment made pursuant to this clause 46.4 shall not prejudice the right of the Principal's Representative to amend a previous Payment Certificate or of either party to dispute under clause 52 whether the amount so paid is the amount properly due and payable and on determination (whether under clause 52 or as otherwise agreed) of the amount so properly due and payable, the Principal or the Contractor, as the case may be, shall be liable to pay the difference between the amount of such payment and the amount so properly due and payable.

46.4.5 All payments by the Principal and by the Contractor shall be made to the credit of the Contractor or the Principal as the case may be, or as directed by the Contractor or the Principal, at the financial institutions indicated in ITEM 16, in the currencies requested and as indicated in ITEM 15, or as may be directed by the Contractor or the Principal.

46.4.6 Payment of moneys shall not be evidence of the value of work or an admission of liability or evidence that work has been executed satisfactorily but shall be a payment on account only, except as provided under clause 46.9.

46.5     CERTIFICATES OF MECHANICAL COMPLETION AND PRACTICAL COMPLETION

         The Contractor and the Principal's Representative shall give the notices and certificates required under and otherwise comply with the requirements of clauses 43.7 and 43.9.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

46.6     EFFECT OF CERTIFICATES

         The issue of a Payment Certificate or a Certificate of Mechanical Completion or a Certificate of Practical Completion shall not constitute approval of any work or other matter nor shall it prejudice any claim by the Principal or the Contractor.

46.7     SET-OFF

46.7.1 Without limiting the Principal's rights under any other provision in this Contract the Principal may deduct from any moneys due to the Contractor any sum which is due by the Contractor to the Principal under or in connection with the work under the Contract, including:

         (a) all payments, charges, damages and expenses which the Principal has paid or incurred and in respect of which the Contractor is liable under the Contract to pay or reimburse the Principal, but has failed to do so;

         (b) all amounts owing by the Contractor to the Principal on any account whatever under this Contract; and

         (c) the full amount of any Lien on the Works, Contractor's security or any portion thereof imposed by or on behalf of any Subcontractor for any reason or any claim of which the Principal has notice from any Subcontractor.

46.7.2 If the moneys due to the Contractor are insufficient to discharge the liability of the Contractor to pay any of the foregoing amounts to the Principal, the Principal may have recourse to the security provided by the Contractor for payment of such amounts.

46.7.3 Nothing in this clause shall affect the right of the Principal to recover from the Contractor the whole of such moneys or any balance that remains owing or otherwise limit the rights of the Principal in relation to security provided by the Contractor in accordance with clause 7.

46.8     OWNERSHIP OF EQUIPMENT

         The Contractor warrants and agrees that ownership of and property in any Equipment incorporated or to be incorporated in the Works or otherwise intended to remain the Principal's property shall pass to the Principal upon the earlier of:

         (a) payment to the Contractor of the amount claimed by the Contractor in respect of that Equipment or in accordance with clause 15.3; or

         (b)      the delivery of the Equipment to the Site; or

         (c) a specific designation by a Subcontractor that such Equipment is for the Works or the property of the Principal.

46.9     FINAL PAYMENT CLAIM AND CERTIFICATE

46.9.1 Within 7 days after the latest to expire of the period stated in ITEM 32 or the period stated under clause 44.1.3(b), the Contractor shall give the Principal's Representative a written Final Payment Claim endorsed 'Final Payment Claim' being a Payment Claim together with all other claims whatsoever in connection with the subject matter of the Contract. Each of the following shall constitute conditions precedent to the issue of the Final Certificate:

         (a) the Principal has received, with respect to each Subcontractor performing services or delivering Equipment or materials comprising any part of work under the Contract, a final release in the form of ANNEXURE 8 stating that all amounts due to such Subcontractor have been satisfied in full, provided that, if any Subcontractor fails for any valid reason to provide such a release, the Principal may, at its option, withhold from release of security at Final Certificate in accordance with clause 7.3

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

                  an amount sufficient to cover the amounts claimed to be due to such Subcontractor and waive the Contractor's obligations under this clause to the extent that the undrawn amount of the security at Final Certificate is sufficient to cover such claims in addition to all other claims which may be made against it;

         (b) the Principal has received a statutory declaration from the Contractor setting forth in reasonable detail each alleged liability or other amount owing to Subcontractors which is disputed by the Contractor and which the Contractor knows or has reason to believe may result in a claim thereafter being made against the Principal; and

         (c) the Principal has received from the Contractor a statutory declaration of final release in the form of ANNEXURE 13 stating that all amounts due to all Subcontractors have been satisfied in full.

46.9.2 Subject to clause 46.9.1, within 42 days after the expiry of the last Defects Liability Period, the Principal's Representative shall issue to both the Contractor and the Principal a Final Certificate evidencing the moneys finally due and payable between the Contractor and the Principal on any account whatsoever in connection with the subject matter of the Contract. In the Final Certificate the Principal's Representative shall also set out:

         (a) amounts paid under the Contract and amounts otherwise due from the Principal to the Contractor and/or due from the Contractor to the Principal arising out of or in connection with the Contract including but not limited to any amount due under any provision of the Contract;

         (b) the Contract Currency Amounts together with any additions or deductions made pursuant to the Contract; and

         (c) the total value of all previous certificates, claims and securities issued pursuant to the Contract.

46.9.3 Those moneys certified as due and payable shall be paid by the Principal or the Contractor, as the case may be, within 14 days after the debtor receives the Final Certificate. Such payment is hereby defined as the "FINAL PAYMENT".

46.9.4 The Final Certificate shall be conclusive evidence of accord and satisfaction, and in discharge of each party's obligations in connection with the subject matter of the Contract except for:

         (a) fraud or dishonesty relating to work under the Contract or any part thereof or to any matter dealt with in the Final Certificate ;

         (b) any defect or omission in the Works or any part thereof which was not apparent at the end of the last Defects Liability Period, or which would not have been disclosed upon reasonable inspection at the time of the issue of the Final Certificate;

         (c) any accidental or erroneous inclusion or exclusion of any work or figures in any computation or an arithmetical error in any computation;

         (d) unresolved issues the subject of any notice of dispute pursuant to clause 52, served before the 7th day after the issue of the Final Certificate; and

         (e) any liability of the both parties under clauses 5, 10.5 and 20.1.

46.10    INTEREST

46.10.1 Interest in ITEM 37 shall be due and payable after the date of any default in payment.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

46.10.2 Despite any other provision of the Contract, interest shall only accrue on moneys payable by a party to the other party and a party shall only be taken to be in default in payment after the other party has given to that party a notice in writing that payment is overdue.

46.11    DEFERRED PAYMENT OPTION

         Principal may, in its sole discretion, elect to defer payment of up to $5 million of the Contract Sum by notice in writing to the Contractor not later than 30 days prior to the time when the total sum paid by the Principal to the Contractor under the Contract reaches the sum of the Contract Currency Amounts less $5 million, the actual date of the election to be agreed by the parties in advance. This option is subject to the Principal entering into a subordinate loan agreement for repayment of the deferred payment amount prior to the time of such deferment, and such agreement receiving prior OPIC approval. The parties agree that the subordinate loan agreement will be based substantially on the terms contained in ANNEXURE 16.

47.      PAYMENT OF WORKERS AND SUBCONTRACTORS

47.1     WORKERS AND SUBCONTRACTORS

47.1.1 The Contractor shall give to the Principal's Representative in respect of a Payment Claim, documentary evidence of the payment of moneys due and payable to:

         (a)      workers of the Contractor and of the Subcontractors; and

         (b)      Subcontractors,

         in respect of work under the Contract the subject of that Payment
         Claim.

47.1.2 If the Contractor is unable to give such documentary evidence, the Contractor shall give other documentary evidence of the moneys so due and payable to workers of the Contractor and of the Subcontractors.

47.1.3 Documentary evidence, except where the Contract otherwise provides, shall be to the Principal's Representative's satisfaction.

47.2     WITHHOLDING PAYMENT

47.2.1 Subject to clause 47.2.2 the Principal may withhold from moneys due to the Contractor an amount reasonably estimated by the Principal to be due and payable to workers of the Contractor and of the Subcontractors and to Subcontractors until the Contractor complies with clause 47.1.

47.2.2 The Principal shall not withhold payment of such money in excess of the amount reasonably estimated to be due under clause 47.2.1.

47.3     DIRECT PAYMENT

47.3.1 Before Final Payment , the Principal, if not aware of a relevant relation-back day (as defined in the Corporations Act 2001 (Cth)) may pay unpaid moneys the subject of clause 47.1 directly to a worker or a Subcontractor where:

         (a)      permitted by law;

         (b)      given a court order in favour of the worker or Subcontractor;
                  or

         (c)      requested in writing by the Contractor.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

47.3.2 Such payment and a payment made to a worker or Subcontractor in compliance with a Legislative Requirement shall be deemed to be part satisfaction of the Principal's obligation to pay pursuant to clause
         46.4 or clause 46.9, as the case may be.

47.4     LIENS AND CLAIMS

47.4.1   Title indemnity

         The Contractor shall indemnify the Principal from and against any and all Liens and all expenses and solicitors' fees incurred in discharging any Lien.

47.4.2   Principal's right to discharge Liens:

         (a) If the Contractor shall default in discharging any Lien, the Principal shall promptly notify the Contractor, and the Contractor shall then satisfy or otherwise cause to be released any such Lien, provided that the Contractor shall have the right to contest any such Lien, if the Contractor first provides to the Principal a bond or other collateral security in an amount, form and substance satisfactory to the Principal and otherwise complies with applicable Legislative Requirements.

         (b) If the Contractor either does not promptly satisfy such Lien or does not give the Principal reasons in writing satisfactory to the Principal for not paying such Lien, or (according to the Principal's Representative) is seen to be acting unreasonably with respect to the Lien, within 10 days of the Contractor's receipt of such notice, the Principal shall have the right, at its option, after providing notice to the Contractor, to pay or settle such Lien, and the Contractor shall, within 5 days of request by the Principal, reimburse the Principal for all costs incurred by the Principal to discharge such Lien, costs and solicitors' fees and other expenses.

48.      DEFAULT OR INSOLVENCY

48.1     PRESERVATION OF OTHER RIGHTS

         If a party breaches (including repudiates) the Contract nothing in this clause shall prejudice the right of the other party to recover damages or exercise any other right or remedy.

48.2     CONTRACTOR'S DEFAULT

         If the Contractor commits a substantial breach of the Contract the Principal may, by hand or by certified post, give the Contractor a written notice to show cause. Substantial breaches include:

         (a)      failing to:

                  (i)      provide security;

                  (ii)     provide evidence of insurance;

                  (iii) comply with a direction of the Principal's Representative pursuant to clause 37.3;

                  (iv) use the materials or standards of work required by the Contract;

                  (v)      perform properly the Contractor's Design Obligations;
                           or

                  (vi) establish, implement and maintain a quality assurance program in accordance with clause 37.2;

         (b)      wrongful suspension of work;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (c) substantial departure from the Project Schedule without reasonable cause or the Principal's Representative's approval;

         (d)      failing to proceed with due expedition and without delay; and

         (e) in respect of clause 46.9, knowingly providing documentary evidence containing an untrue statement.

48.3     PRINCIPAL'S NOTICE TO SHOW CAUSE

         A notice under clause 48.2 shall state:

         (a)      that it is a notice under clause 48 of the Contract;

         (b)      the alleged substantial breach;

         (c) that the Contractor is required to show cause in writing why the Principal should not exercise a right referred to in clause 48.4;

         (d) the date and time by which the Contractor must show cause (which shall not be less than 7 clear days after the notice is received by the Contractor); and

         (e)      the place at which cause must be shown.

48.4     PRINCIPAL'S RIGHTS

48.4.1 Subject to the terms of the Consent Deed, if the Contractor fails to show reasonable cause by the stated date and time, the Principal may by written notice to the Contractor:

         (a) take out of the Contractor's hands the whole or part of the work under the Contract remaining to be completed and suspend payment until it becomes due and payable pursuant to clause 48.6; or

         (b)      terminate the Contract.

48.4.2 Upon giving a notice under clause 48.2, the Principal may not suspend payments to the Contractor until the date which is a day following the last date for showing cause in the notice under clause 48.2.

48.4.3 If the Principal exercises the right under clause 48.4.1(a), the Contractor shall not be entitled to any further payment in respect of the work under the Contract taken out of the hands of the Contractor unless payment becomes due to the Contractor under clause 48.6.

48.5     TAKE OUT

48.5.1 The Principal shall complete work under the Contract taken out of the Contractor's hands and may:

         (a) use Design Documents, Equipment and other equipment, plant and materials, intended for work under the Contract; and

         (b)      without payment of compensation to the Contractor:

         (c) take possession of, and use such of the Construction Plant, Temporary Works and other temporary facilities, equipment, tools, plant and material on or in the vicinity of the Site as were used by the Contractor; and

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (d) contract with such of the Contractor's Subcontractors (and for such purpose such contracts require the Contractor to novate any subcontract in accordance with the Subcontractor's Consent
                  Deed),

         as are reasonably required by the Principal to facilitate completion of work under the Contract.

48.5.2 If the Principal takes possession of Design Documents, Construction Plant or other equipment, plant and material, the Principal shall maintain them and, subject to clause 48.6, on completion of the work under the Contract, shall return such of them as are surplus.

48.5.3 The Principal's Representative shall keep records of the cost of completing the work under the Contract.

48.6     ADJUSTMENT ON COMPLETION OF WORK TAKEN OUT

48.6.1 When work under the Contract taken out of the Contractor's hands has been completed, the Principal's Representative shall assess the cost thereby incurred and shall certify as moneys due and payable accordingly the difference between that cost (showing the calculations therefor) and the amount which would otherwise have been paid to the Contractor if such work under the Contract had been completed by the Contractor.

48.6.2 If the Contractor is indebted to the Principal, the Principal may retain Construction Plant or other equipment, plant and material taken under clause 48.5 until the debt is satisfied. If after reasonable notice, the Contractor fails to pay the debt, the Principal may sell the Construction Plant or other equipment, plant and material and apply the proceeds to the satisfaction or part satisfaction of the debt and the costs of sale. Any excess shall be paid to the Contractor.

48.6.3 Subject to clause 20.3, in assessing the cost incurred in relation to work under the Contract taken out of the Contractor's hands the Principal's Representative must include the following items of cost to the Principal:

         (a) any costs being incurred by the Principal by reason of its ownership or holding of the Site for any period; and

         (b)      any other costs, losses, expenses or damages,

         arising from or in connection with the Contractor's breach.

48.7     PRINCIPAL'S DEFAULT

48.7.1 If the Principal commits a substantial breach of the Contract then subject to the terms of the Consent Deed, the Contractor may, by hand or by certified post, give the Principal a written notice to show cause.

48.7.2   Substantial breaches include the Principal's failure to:

         (a)      produce evidence of insurance;

         (b) rectify inadequate Contractor's possession of the Site if that failure continues for longer than the time stated in ITEM 38; or

         (c) make a payment due and payable pursuant to the Contract, including ensuring the timely payment of insurance moneys to the Contractor in accordance with clause 25.5 for the costs of any reinstatement the subject of a settled claim under the insurance required under clause 21; and

         (d) give a Certificate of Practical Completion or reasons as referred to in clause 43.9.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

48.8     CONTRACTOR'S NOTICE TO SHOW CAUSE

         A notice given under clause 48.7 shall state:

         (a)      that it is a notice under clause 48 of the Contract;

         (b)      the alleged substantial breach;

         (c) that the Principal is required to show cause in writing why the Contractor should not exercise a right referred to in clause 48.9;

         (d) the date and time by which the Principal must show cause (which shall not be less than 7 clear days after the notice is received by the Principal); and

         (e)      the place at which cause must be shown.

48.9     CONTRACTOR'S RIGHTS

48.9.1 If the Principal fails to show reasonable cause by the stated date and time, then subject to the terms of the Consent Deed, the Contractor may, by written notice to the Principal, suspend the whole or any part of work under the Contract.

48.9.2 The Contractor shall remove the suspension if the Principal remedies the breach.

48.9.3 Subject to the terms of the Consent Deed, the Contractor may, by written notice to the Principal, terminate the Contract, if within 28 days of the date of suspension under this subclause, the Principal fails:

         (a)      to remedy the breach; or

         (b) if the breach is not capable of remedy, to make other arrangements to the reasonable satisfaction of the Contractor.

48.9.4 Subject to clause 20.3, damages suffered by the Contractor by reason of the suspension shall be assessed by the Principal's Representative, who shall certify them as moneys due and payable to the Contractor.

48.10    TERMINATION

48.10.1 If the Contract is terminated pursuant to clause 48.4.1(b) or clause 48.9, the parties' remedies, rights and liabilities shall be the same as they would have been under the law governing the Contract had the defaulting party repudiated the Contract and the other party elected to treat the Contract as at an end and recover damages.

48.10.2 In the event of termination under clause 48.4.1(b) the Principal may also, without payment of compensation, take possession of the Temporary Works, Construction Plant, Design Documents, drawings, specifications and other information, samples, models, patterns and the like created for the construction of the Works and take an assignment of subcontracts.

48.11    INSOLVENCY

48.11.1  Subject to the terms of the Consent Deed, if:

         (a) a party informs the other in writing or creditors generally, that the party is insolvent or is financially unable to proceed with the Contract;

         (b)      execution is levied against a party by a creditor;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (c)      in relation to a party being a corporation:

                  (i) notice is given of a meeting of creditors with a view to the corporation entering a deed of company arrangement;

                  (ii) it enters a deed of company arrangement with creditors;

                  (iii)    a controller or administrator is appointed;

                  (iv) an application is made to a court for its winding up and not stayed within 14 days;

                  (v)      a winding up order is made in respect of it;

                  (vi) it resolves by special resolution that it be wound up voluntarily (other than for a member's voluntary winding up); or

                  (vii) a mortgagee of any of its property takes possession of that property;

                  (viii) it takes or has taken or instituted against it any action or proceeding whether voluntarily or compulsory which has an object or may result in the winding up of the company, other than a voluntary winding up by members for the purpose of reconstruction or amalgamation or is placed under official management or enters into a compromise or other arrangement with its creditors or a receiver and a party is appointed to carry on the Contractor's business for the benefit of creditors or any of them;

                  (ix) execution is levied by creditors, debenture holders or trustees or under a floating charge;

                  (x) a receiver of the property or part of the property of that party is appointed;

                  (xi)     a meeting of creditors is called with a view to:

                           A entering a scheme of company arrangement or composition with creditors; or

                           B        placing that party under official
                                    management,

         then, subject to the terms of the Consent Deed, where the other party is:

         (d) the Principal, the Principal may, without giving a notice to show cause, exercise the right under clause 48.4.1(a); or

         (e) the Contractor, the Contractor may, without giving a notice to show cause, exercise the right under clause 48.9.

48.11.2 The rights given by this clause 48.11 are in addition to any other rights and may be exercised notwithstanding that there has been no breach of contract.

48.12    NO INSOLVENCY

48.12.1  The Contractor acknowledges that neither:

         (a) the enforcement of any right by or on behalf of the Lender over the Principal (or any of its assets) under a security; or

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (b) any action by a third party in relation to the Principal or its assets, which results in the Lender exercising its rights under clause 48.12.1(a),

         will entitle the Contractor to exercise its rights under clause 48.9 or clause 48.11.

48.12.2 The rights and remedies given by this subclause are additional to any other rights and remedies. They may be exercised notwithstanding that there has been no breach of contract.

49.      TERMINATION FOR FRUSTRATION

49.1.1 Subject to the terms of the Consent Deed, if the Contract is frustrated:

         (a) the Principal's Representative shall issue a Payment Certificate under clause 46.2 for work under the Contract carried out to the date of frustration, evidencing the amount which would have been payable had the Contract not been frustrated and had the Contractor been entitled to and made a Payment Claim on the date of frustration;

         (b) the Payment Certificate under clause 49.1.1(a) shall evidence and the Principal shall pay the Contractor:

                  (i) the amount due to the Contractor evidenced by all unpaid certificates;

                  (ii) the cost of Equipment and other equipment, plant and materials reasonably ordered by the Contractor for work under the Contract and which the Contractor is liable to accept, but only if:

                           A those items will become the Principal's property upon payment free of any Lien; and

                           B the value of such items is not included in the amount payable under clause 49.1.1(b)(i); and

                  (iii)    the costs reasonably incurred:

                           A        removing Temporary Works and Construction
                                    Plant;

                           B returning to their place of engagement the Contractor, Subcontractors and their respective employees engaged in work under the Contract at the date of frustration; and

                           C        by the Contractor in expectation of
                                    completing work under the Contract and not included in any other payment; and

         (c) the Principal shall promptly release and return all security provided by the Contractor.

50.      TERMINATION FOR CONVENIENCE

50.1.1 Subject to the terms of the Consent Deed, the Principal may at any time and for any reason terminate the Contract by 7 days prior notice to the Contractor in which case the Contractor shall, upon receipt of the notice:

         (a)      cease carrying out work under the Contract;

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

         (b)      if directed by the Principal to do so:

                  (i) assign or novate in favour of the Principal any subcontracts (including for the provision of any Equipment and other equipment, plant and materials) or rights under any subcontracts entered into or obtained by the Contractor in connection with the carrying out of work under the Contract or completion of the Works;

                  (ii) terminate any other outstanding subcontracts and recover from the Subcontractor any property, documentation, material or information of the Principal or the Principal's Representative; and

                  (iii) deliver to the Principal, all property, documentation or information of the Principal provided to the Contractor in connection with its carrying out work under the Contract; and

         (c) deliver to the Principal any of the Equipment and other equipment, plant and materials or work under the Contract which under the Contract has become the property of the Principal.

50.1.2   Upon termination of the Contract under this clause:

         (a)      the Principal shall pay the Contractor:

                  (i) the amount due to the Contractor evidenced by all unpaid certificates;

                  (ii) for any work under the Contract performed by Contractor prior to and up to the date of termination in addition to work under the Contract described in clause 50.1.2(a)(i);

                  (iii) the cost of Equipment and other equipment, plant and materials reasonably ordered by the Contractor for work under the Contract and which the Contractor is liable to accept, but only if:

                           A those items will become the Principal's property upon payment free of any Lien; and

                           B the value of such items is not included in the amount payable under clauses 50.1.2(a)(i) and 50.1.2(a)(ii) ; and

                  (iv)     the costs reasonably incurred including overheads:

                           A        of removing Temporary Works and Construction
                                    Plant;

                           B of returning to their place of engagement the Contractor, Subcontractors and their respective employees engaged in work under the Contract at the date of termination; and

                           C        by the Contractor in expectation of
                                    completing work under the Contract and not included in any other payment; and

         (b) the Contractor shall have no claim against the Principal for any overhead, loss of profits, costs, expenses, damages, losses or other liabilities arising from or in connection with the termination in respect of the unexecuted work under the Contract.

         (c) the Principal shall promptly release and return all security provided by the Contractor.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

51.      NOTIFICATION OF CLAIMS

51.1     COMMUNICATION OF CLAIMS

51.1.1 The Prescribed Notice is a written notice and shall include particulars of all of the following:

         (a) the breach, act, omission, direction, approval or circumstances on which the claim is based;

         (b)      the provision of the Contract or other basis for the claim;
                  and

         (c)      the quantum of the claim.

51.1.2 As soon as practicable after a party becomes aware of any claim in connection with the subject matter of the Contract and not later than 28 days after the first occurrence of the breach, act, omission, direction, approval or circumstances on which the claim is based, the party shall give to the other party and to the Principal's Representative the Prescribed Notice or a notice of Dispute under clause 52.1.

51.1.3 This clause 51.1 and clause 51.3 shall not apply to any claim, including a claim for payment (except for claims which would, other than for this clause 51.1, have been included in the Final Payment Claim), the communication of which is required by another provision of the Contract.

51.2     LIABILITY FOR FAILURE TO COMMUNICATE

51.2.1   If the Contractor does not:

         (a) give to the Principal and the Principal's Representative a Prescribed Notice of a claim pursuant to clause 51.1; or

         (b) give to the Principal's Representative in accordance with the requirements of the Contract any other notice required to be given by a provision of the Contract in connection with circumstances potentially giving rise to an extension of time to the Date for Mechanical Completion or the Date for Practical Completion, adjustment to the Contract Currency Amounts or any other claim, the Contractor shall not be entitled to the claim or to any extension of time to the Date for Mechanical Completion or the Date for Practical Completion, adjustment to the Contract Currency Amounts or other claim arising from those circumstances.

51.2.2 For the purposes of this clause, "claim" shall include a claim in contract, equity (including for quantum meruit), tort (including for negligence), under statute or otherwise.

51.3     PRINCIPAL'S REPRESENTATIVE'S DECISION

51.3.1 If within 28 days of giving the Prescribed Notice the party giving it does not notify the other party and the Principal's Representative of particulars of the claim, the Prescribed Notice shall be deemed to be the claim.

51.3.2 Within 56 days of receipt of the Prescribed Notice the Principal's Representative shall assess the claim and notify the parties in writing of the decision.

51.3.3 Unless a party within a further 28 days of such notification gives a notice of dispute under clause 52.1 which includes such decision, the Principal's Representative shall certify the amount of that assessment to be moneys then due and payable.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

52.      DISPUTE RESOLUTION

52.1     NOTICE OF DISPUTE

52.1.1 If a difference or dispute (together called a 'Dispute') between the parties arises in connection with the subject matter of the Contract, including a dispute concerning:

         (a)      a Principal's Representative's direction; or

         (b)      a claim:

                  (i)      in tort;

                  (ii)     under statute;

                  (iii) for restitution based on unjust enrichment or other quantum meruit; or

                  (iv)     for rectification or frustration,

                  or like claim available under the law governing the Contract,

         then either party shall, by hand or by certified mail, give the other and the Principal's Representative a written notice of Dispute adequately identifying and providing details of the Dispute.

52.1.2 Notwithstanding the existence of a Dispute, the parties shall, subject to clauses 48, 49 and 52.4, continue to perform the Contract.

52.2     CONFERENCE

52.2.1 At the time of execution of the Contract the Steering Committee members are those persons stated in ITEM 8.

52.2.2 The Contractor and the Principal may replace their Steering Committee member(s) at any time, or nominate a substitute to represent it on specific matters, by giving notice in writing to the other and to the Principal's Representative and Contractor's Representative at least twenty-four (24) hours prior to the change in representation.

52.2.3 In respect of any decision which is required to be made by the Steering Committee under this clause 52, the Steering Committee members are hereby authorised to bind the party to the Contract that they represent to the decisions of the Steering Committee.

52.2.4 Steering Committee members may bring to meetings of the Steering Committee such advisers as they consider necessary provided that:

         (a)      they advise each of the other Steering Committee members of:

                  (i)      the names of those advisers, and

                  (ii) the nature of the advice it is anticipated such advisers will give,

                  twenty-four (24) hours in advance of the meeting; and

         (b) no reasonable objection against the bringing of such adviser is made by another Steering Committee member.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

52.2.5   All decisions by the Steering Committee will be by vote as follows:

         (a) Each Steering Committee member will be entitled to cast one vote.

         (b)      All votes must be cast.

         (c) Every decision or determination by the Steering Committee must be unanimous.

52.2.6 The parties to the Contract must implement all decisions and directions of the Steering Committee in respect of the work under the Contract given in accordance with this clause 52.

52.2.7 Within 14 days after receiving a notice of Dispute, the Steering Committee shall confer at least once to endeavour to resolve the Dispute or to agree on methods of doing so. All aspects of every such conference except the fact of occurrence shall be privileged.

52.2.8 If the Dispute has not been resolved within 28 days of service of the notice of Dispute, that Dispute shall be and is hereby referred to arbitration.

52.3     ARBITRATION

52.3.1 Arbitration shall be affected at the place stated in ITEM 39(a) and in the language stated in ITEM 39(b) by an arbitrator, who shall be agreed by the parties or, if no agreement is reached within 14 days, by an arbitrator appointed by the President for the time being of the Australasian Dispute Centre. The arbitration shall be conducted in accordance with the UNCITRAL Model Law on International Commercial Arbitration current as at the date of execution of the Contract.

52.4     SUMMARY RELIEF

         Nothing herein shall prejudice the right of a party to institute proceedings to enforce payment due under the Contract or to seek injunctive or urgent declaratory relief.

53.      WAIVER OF CONDITIONS

         Except as provided at law or in equity or elsewhere in the Contract, none of the provisions of the Contract shall be varied, waived, discharged or released, except with the prior written consent of the parties.

54.      CO-ORDINATION WITH PRINCIPAL AND OTHERS

         The Contractor acknowledges that it has made reasonable allowance in the Contract Currency Amounts, the Project Schedule and the Date for Practical Completion, for coordinating the work of and cooperating with other contractors of the Principal.

55.      INDEPENDENT CONTRACTOR

         The Contractor warrants to the Principal as at the date of the Contract and at all times during the performance of the work under the Contract that it will:

         (a) act as an independent contractor and will not act as the agent of the Principal or the Principal's Representative in executing the work under the Contract and maintaining control over its employees and Subcontractors; and

         (b) execute the work under the Contract in accordance with its own methods, subject to complying with the Contract, and nothing contained in the Contract or any subcontract ordered by the Contractor will create any contractual relationship between any Subcontractor and either the Principal or the Principal's Representative.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                                 CLOUGH NIUGINI LIMITED

56.      SURVIVAL

         Each agreement, representation, warranty, covenant, right and obligation contained or referred to in the Contract shall survive the performance of the Contract, and shall terminate only when the Works are complete, all amounts due or to become due under the Contract are paid in full and the Contract is otherwise fully performed by both parties.

57.      ENTIRE AGREEMENT

         The Contract, the Consent Deed and the Deed of Guarantee, Undertaking and Substitution embody the entire agreement between the Principal and the Contractor and supersedes all other statements, representations, undertakings and agreements between them. The parties are not bound by or liable for any statement, representation, promise, inducement or understanding not set forth in the Contract. No change, amendment or modification of any of the terms or conditions of the Contract is valid unless reduced to writing and signed by both parties.

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL
1.  Principal                                                 INTEROIL LIMITED
    (Clause 1.1)

                                                              incorporated in the Independent State of Papua New Guinea

2.  Principal's Address and Facsimile Number                  Level 6, Defens Haus

                                                              PO Box 1971

                                                              Port Moresby, PNG

                                                              675-320-2601

3.  Contractor                                                CLOUGH NIUGINI LIMITED
    (Clause 1.1)

                                                              incorporated in the Independent State of Papua New Guinea

4.  Contractor's Address and Facsimile Number                 C/- PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port
                                                              Moresby, PNG

                                                              675 321 1428

5.  Contractor's Representative                               Lambert Brau

6.  Contractor's Representative Address and                   C/- Level 6, 251 St Georges Terrace
    Facsimile Number                                          Perth WA 6000
                                                              FAX 61-(0)8-9481 6699

7.  Lender                                                    Overseas Private Investment Corporation of
    (Clause 1.1)                                              1100 New York Avenue, N.W., Washington, D.C. 20527, USA

                                                              Fax 1 202 408 9866

8.  Steering Committee                                        Principal's Steering Committee representatives:
    (Clause 1.1)

                                                              Roger Grundy or successor by appointment of the Principal
                                                              Graeme Alexander or successor by appointment of the Principal

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL
                                                              Contractor's Steering Committee Representatives:

                                                              Colin Percival or successor by appointment of the Contractor
                                                              David Jones or successor by appointment of the Contractor

9.  Principal's Representative                                Alexander R Nairn
    (Clause 1.1)                                              Project Director

10. Principal's Representative's Address and                  C/- InterOil Limited
    Facsimile Number                                          Level 6, Defens Haus
                                                              PO Box 1971
                                                              Port Moresby, PNG
                                                              675-320-2601

                                                              [deleted for confidentiality]

11. Contract Currency Amounts
    Contract Sum
    (Clause 1.1)

                                                              $[deleted for confidentiality]  (Indicative only)
12. Period of time for:
    (a) Mechanical Completion                                 20 months from the date of the Notice to Proceed with work under the
        (Clause 1.1)                                          Contract pursuant to clause 2.4

    (b) Practical Completion                                  6 months from the Date for Mechanical Completion
        (Clause 1.1)

13. The Principal's Project Requirements are                  Principal's Project Requirements
    described in the following documents
    (Clause 1.1)                                              Annexure 18

14. Governing Law                                             Queensland Law
    (Clause 1.2.11)

15. Currency                                                  US$, AU$, Euro, Sing $, PNG Kina
    (Clause 1.2.10)

16. Place for Payments                                        Payment by the Principal  - Banks nominated by Contractor
    (Clause 1.2.10)
                                                              Payment to the Principal - Banks nominated by the Principal

17. The amount of security                                    10% of the Contract Sum
    (Clause 7.1.1)

18. Authorised Signatories                                    For the Principal:
    (Clause 9)

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL
                                                              The Principal's Representative and other nominated Principal's
                                                              Representatives

                                                              For the Contractor:

                                                              Contractor's Representative

                                                              [deleted for confidentiality]

19. Contractor's Margin
         (Clause 46.2.1(c)(iv))

20. Not used                                                  NOT USED

21. Time for Principal's Representative's Direction           14 days
    about Documents
    (Clause 10.3.2(c))

22. Subcontracts

   (a) Subcontractors required to execute                     Suppliers of
       Subcontractor's                                        equipment, goods
       Consent Deed; and                                      and materials
                                                              which are material
                                                              in nature to the
                                                              functionality of
                                                              the Works.




    (b) Subcontract Work requiring Approval                   Suppliers of equipment, goods and materials which are material in nature to the functionality of the Works.

         (Clause 11)

23. Not used                                                  Not used

24. Limitation of the Contractor's liability                  50% of the Contract Sum
    (Clause 20.2)

25. Professional Indemnity Insurance:
    (Clause 24)

    (a) Contractor:
        (i) The amount of the Contractor's Professional       [deleted for confidentiality]
            Indemnity

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL

        (ii) The excess shall not exceed                      $200,000

        (iii) The policy shall be maintained for the period
              following Final Certificate or                  6 years
              termination

    (b) Consultants:
        (i)  The amount of the Consultant's Professional      Not less than A$1 million any one claim
             Indemnity

        (ii) The excess shall not exceed                      Not used

       (iii) The policy shall be maintained for the period
             following Final Certificate or                   6 years
             termination

26. Time for Giving Possession                                Within 7 Days of Notice to Proceed
    (Clause 32.1)

27. Latent Conditions in Principal Supplied
    Equipment for Refurbishment

    (a) The time by which a survey of Principal               Not used
        Supplied Equipment for latent conditions
        is to be undertaken

    (b) The time by which the Contractor shall notify         Not used
        the Principal's Representative of any
        latent condition

28. Time for issuing the Certificate of Mechanical
    Completion for the Works
    (Clause 43.7.4(a) & 43.7.4(b))

    (a) Subsystems                                            Not  used

    (b) Works                                                 Not used

29. Liquidated Damages, Rate                                  $30,000 per day subject to clause 43.10.4
    (Clause 43.10)

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL
30. Aggregate liability of the Contractor for delay           5% of the Contract Sum
    in reaching Mechanical Completion and Practical
    Completion under clause 43.10 LIQUIDATED DAMAGES
    (Clause 43.10.4)

31. The limitation to the Principal's liability for           2.5% of the Contract Sum
    delay damages under clauses 43.11.1 and 43.11.2
    (Clause 43.11.3)

32. Defects Liability Period                                  The sooner of:
    (clause 44)
                                                              18 months from 4.00pm on the Date of Mechanical Completion; and

                                                              12 months from 4.00pm on the Date of Practical Completion;

33. The amounts to be included in valuation of                (i)   Increase in work:         Direct costs (inclusive of on-Site
    variation as profit and off-Site overheads                -                               overhead) plus off-Site overheads and
    (Clauses 45.4.1)                                                                          profit at 6.8% and 4.2%
                                                                                              respectively of the actual direct
                                                                                              cost

                                                              (ii)  Reduction in work:        Direct costs (exclusive of on-Site
                                                                                              overhead) plus off-Site overheads
                                                                                              and profit at 6.8% and 4.2%
                                                                                              respectively of the actual direct
                                                                                              cost

34. Worker Rights Requirements                                The Contractor shall not, and shall cause its Subcontractors not to, take any action to prevent its employees from lawfully exercising their right of association and their right to organise and bargain collectively and shall observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety, and not to use forced labour.  In addition, the Contractor agrees, and shall cause its Subcontractors to agree that (i) no person under the age of fourteen (14) years shall be employed by either the
                                                              Contractor or its Subcontractors and that no person under the age of sixteen (16) years shall be employed by either the Contractor or its
                                                              Subcontractors in the performance of any hazardous activity and (ii)
                                                              every person employed by either the Contractor or its Subcontractors shall have the right to remove himself or herself from dangerous work situations without jeopardising his or her continued employment in connection with the Contract.  The Contractor shall, and shall cause each Subcontractor to, require each of its subcontractors to comply with the foregoing undertakings (the "Worker Rights Requirements")
                                                              with respect to employees of such subcontractors.  The Contractor shall, and shall cause it Subcontractors to, use commercially reasonable efforts to monitor the compliance of contractors and subcontractors with the Worker Rights Requirements.  In the event information concerning non-compliance or potential non-compliance with the Worker Rights Requirements with respect to employees of either the
                                                              Contractor,

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

SCHEDULE

ITEM DESCRIPTION                                              DETAIL
                                                              Subcontractors (or their subcontractors) comes to the
                                                              attention of a responsible officer of either the Contractor or a
                                                              Subcontractor, the Contractor shall, or, if applicable, shall cause the Subcontractor to, give prompt notice thereof to the Principal and shall investigate the circumstances of such non-compliance or potential non-compliance. In the event of non-compliance, the
                                                              Contractor shall, or, if applicable, shall cause the Subcontractor to
                                                              (i) cure such non-compliance or use its best efforts to cause the relevant subcontractor to cure, such non-compliance, in all cases to the satisfaction of the Principal, and (ii) terminate such
                                                              Subcontract, or cause such Subcontractor to terminate the relevant subcontract, unless such non-compliance is cured to the satisfaction of the Principal within ninety (90) days after such notice, or notice from the Principal to the Subcontractor, whichever first occurs.
                                                              Notwithstanding the foregoing, neither the Contractor nor its
                                                              Subcontractors (or their subcontractors) shall be responsible for non-compliance with the Worker Rights Requirements resulting from actions of a government.

35. Payment Claims                                            Once monthly
    (Clause 46)

36. Times for Payment Claims                                  To be submitted on the last day of each month
    (Clause 46.2)

37. Interest rate on Overdue payments                         3 month London Interbank Offered Rate(LIBOR)
    (Clause 46.10)

38. Time for Principal to rectify Inadequate                  14 days
    Possession
    (Clause 48.7.2(b))

39. Arbitration
    (Clause 52.3)

    (a) Place of Arbitration                                  Brisbane, Queensland

    (b) Language of Arbitration                               English

PNG REFINERY PROJECT -                                          INTEROIL LIMITED
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES                           CLOUGH NIUGINI LIMITED

                                    ANNEXURES

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES            ANNEXURE 1 SUBCONTRACTOR'S CONSENT DEED & DEED OF NOVATION

                          SUBCONTRACTOR'S CONSENT DEED

This DEED is made on the                        day of                      2002

BETWEEN

1. INTEROIL LIMITED incorporated in the Independent State of Papua New Guinea of Level 6, Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the PRINCIPAL");

2. CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of C/- PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the CONTRACTOR");

3.       INSERT NAME OF SUBCONTRACTOR

         A C N INSERT ACN

         of ....................................................... ............
         ................................(with successors and permitted assigns)
         (the SUBCONTRACTOR); and

4. OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America, of 1100 New York Avenue, N.W., Washington, D.C 20527, U.S.A. (with its successors and permitted assigns) ("the LENDER").

RECITALS

A The Contractor has entered into the Design and Construction Contract with the Principal to carry out the Works.

B The Subcontractor has been engaged by the Contractor pursuant to the Subcontract to carry out the Subcontract Work

C The parties have agreed to enter into this Deed for their mutual benefit.

IT IS AGREED AS FOLLOWS.

2.       DEFINITIONS AND INTERPRETATION

2.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise.

         DEED means this Deed.

         DESIGN AND CONSTRUCTION CONTRACT means the agreement dated 15 February 2002 between the Principal and the Contractor.

         NOVATION NOTICE means a notice given under Clause 3.1, which requires the Subcontractor to perform the Subcontract in favour of the Incoming Contractor.

         SUBCONTRACT means the agreement dated 15 February 2002 between the Contractor and the Subcontractor.

         SUBCONTRACT WORK means all the obligations and all the work, which is to be carried out by the Subcontractor under the Subcontract.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES        ANNEXURE 1      SUBCONTRACTOR'S CONSENT DEED & DEED OF NOVATION

                          SUBCONTRACTOR'S CONSENT DEED

2.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and the converse.

         (b)      A gender includes all genders.

         (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

         (e) Unless stated otherwise, a reference to a clause or schedule is a reference to a clause of, or schedule to, this Deed.

         (f) Reference to a party to this deed or another agreement or document includes the party's successors and permitted substitutes or assigns.

         (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it

         (h) A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

         (i) A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

         (j) Mentioning anything after include, includes or including does not limit what else might be included.

3.       SUSPENSION AND TERMINATION

         The Subcontractor undertakes not to exercise at any time prior to the novation of the Subcontract, any right under or arising out of the Subcontractor's employment under the Subcontract to suspend or terminate the Subcontract Work or the Subcontract or to release itself or the Contractor from any or all of their respective obligations under the Subcontract ("Right to Terminate or Suspend"), unless:

         (a) it has given, to the Principal and the Contractor, a written notice fully specifying the circumstances and each and every ground (of which it is aware) upon which the Right to Terminate or Suspend has accrued to the Subcontractor, and specifically states any terms of the Subcontract which give rise to or underlie that right ("Notice of Right"); and

         (b) the Principal has not given the Subcontractor a Novation Notice within 30 days of receipt of the Notice of Right.

4.       NOVATION

4.1.1    If the Principal:

         (a) exercises its rights under Clauses 48 of the Design and Construction Contract ; or

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES        ANNEXURE 1      SUBCONTRACTOR'S CONSENT DEED & DEED OF NOVATION

                          SUBCONTRACTOR'S CONSENT DEED

         (c)      receives a Notice of Right,

         then the Principal shall, within 30 days, give to the Subcontractor and the Contractor, written notice stating whether or not the Principal or other person appointed by the Principal ("Incoming Contractor") requires the Subcontractor to perform the Subcontract in favour of the Incoming Contractor, rather than in favour of the Contractor.

4.1.2 Provided that the Incoming Contractor undertakes to pay all unpaid moneys due under the Subcontract, upon receipt of the Novation Notice, the Subcontract shall be novated so that the Incoming Contractor shall take the place of the Contractor under the Subcontract as though the Incoming Contractor had always been party to the Subcontract instead of the Contractor.

4.1.3 The Subcontractor undertakes to release the Principal from all suits, actions, demands and claims for costs (except for the unpaid moneys due under the Subcontract referred to in Clause 4.1.2), expenses, damages and losses (including consequential loss) arising out of or incidental to the Subcontract and any work which may have been performed by the Subcontractor under the Subcontract with the Contractor prior to the novation.

4.1.4 The Contractor undertakes to indemnify the Principal for the moneys payable under Clause 4.1.2.

5.       NOTICES

         A notice given:

         (a)      personally will be served on delivery;

         (b)      by post will be served seven days after posting;

         (c) by facsimile transmission will be served on receipt of a transmission report by the machine from which the facsimile was sent indicating that the facsimile had been sent in its entirety to the facsimile number specified in this Deed or such other number as may have been notified by the receiving party. If the facsimile has not been completely transmitted by
                  5.00 pm (determined by reference to the time of day at the recipient's address) it will be deemed to have been served on the next day.

2.       ENTIRE AGREEMENT

         This Deed contains the entire agreement of the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to its subject matter.

3.       AMENDMENT

         This Deed may be amended only with the express written consent of the Lender and by another deed executed by all parties who may be affected by the amendment.

4.       NO WAIVER

         No failure to exercise and no delay in exercising any right, power or remedy under this Deed will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or future exercise of that or any other right, power or remedy.

5.       STAMP DUTY

         The Principal shall bear any stamp duty chargeable on this Deed and on any instruments executed under this Deed.

PNG REFINERY PROJECT-
CONSTRUCTION-CONDITION OF         ANNEXURE 1        SUBCONTRACTOR'S CONSENT DEED
CONTRACT SCHEDULE AND                               & DEED OF NOVATION
ANNEXURES

6.       GOVERNING LAW

         The laws of Queensland govern this Deed. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

7.       COUNTERPARTS

         This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

EXECUTED AS A DEED

Sign Sealed and Delivered on behalf of INTEROIL          )
LIMITED by its duly authorised signatories:              )
                                                         )
.......................................................   ) .....................
Director                                                 )    Director/Secretary
                                                         )
.......................................................   ) .....................
Name of Director - please print                          ) Name of Director/
                                                         ) Secretary - please
                                                         ) print

Sign Sealed and Delivered on behalf of CLOUGH            )
NIUGINI LIMITED by its duly authorised signatories:      )
                                                         )
.......................................................   ) .....................
Director                                                 )    Director/Secretary
                                                         )
.......................................................   ) .....................
Name of Director - please print                          )  Name of Director/
                                                         )  Secretary - please
                                                         )  print

Sign Sealed and Delivered by                             )
INSERT NAME OF SUBCONTRACT or ACN INSERT ACN  by         )
its attorney:                                            )
                                                         )
.......................................................   ) .....................
Name of Attorney - please print                          ) Signature of Attorney
                                                         )
under power of the attorney number...................    )
who certifies that at the time of execution of this      )
instrument he/she has no notice of the revocation of the )
power of attorney in the presence of:                    )
                                                         )
.......................................................   )
Signature of Witness

PNG REFINERY PROJECT-
CONSTRUCTION-CONDITION OF         ANNEXURE 1        SUBCONTRACTOR'S CONSENT DEED
CONTRACT SCHEDULE AND                               & DEED OF NOVATION
ANNEXURES

Signature of Witness                                     )
                                                         )
Name of Witness - please print                           )
                                                         )
of...................................................    )
......................................................    )
Address of Witness                                       )

Sign Sealed and Delivered by OVERSEAS PRIVATE            )
INVESTMENT CORPORATION by                                )
its attorney:                                            )
                                                         )
.......................................................   ) .....................
Name of Attorney - please print                          ) Signature of Attorney
                                                         )
under power of the attorney number ...................   )
who certifies that at the time of execution of this      )
instrument he/she has no notice of the revocation of the )
power of attorney in the presence of:                    )
                                                         )
.......................................................   )
Signature of Witness                                     )
                                                         )
.......................................................   )
Name of Witness - please print                           )
                                                         )
of....................................................   )
......................................................    )
Address of Witness                                       )

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                ANNEXURE 1   SUBCONTRACTOR'S CONSENT
CONTRACT SCHEDULE AND ANNEXURES                          DEED & DEED OF NOVATION
--------------------------------------------------------------------------------

                        SUBCONTRACTOR'S DEED OF NOVATION

This Deed made the ...................... day of ....................... 2002

Between:

1. INTEROIL LIMITED, incorporated in the Independent State of Papua New Guinea of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the PRINCIPAL");

2. CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of C/- PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the CONTRACTOR");

3.    INSERT NAME OF SUBCONTRACTOR A C N INSERT ACN of ............. (with successors and permitted assigns) (the SUBCONTRACTOR); and

4.    INSERT NAME OF INCOMING CONTRACTOR INSERT ACN of
      ............................... (with successors and permitted assigns)
      ("the INCOMING CONTRACTOR");

Witnesses that

1. Upon receipt by the subcontractor of the sum certified by the Principal's Representative as owing under the prior contract prescribed in the Schedule hereto:

      (a)   the prior contract shall be discharged;

      (b) the subcontractor shall release the Contractor from the further performance of the prior contract and from all claims and demands in connection with the prior contract;

      (c) the Incoming Contractor shall punctually perform the obligations of the Contractor under the prior contract as far as they are not performed. The Incoming Contractor acknowledges itself bound by the provisions of the prior contract as if the Incoming Contractor had been named in the prior contract; and

      (d) the subcontractor shall punctually perform like obligations and be bound to the Incoming Contractor as if the provisions of the prior contract were incorporated herein.

      2. The Principal and subcontractor each warrant to the Incoming Contractor that:

      (a) subcontract work carried out to the date hereof is in accordance with the provisions of the prior contract; and

      (b) all claims and demands in connection with the prior contract have been made to the Contractor.

3. The Principal and subcontractor each indemnifies the Incoming Contractor from all claims and demands of the Contractor, Principal and subcontractor in connection with the prior contract.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                ANNEXURE 1   SUBCONTRACTOR'S CONSENT
CONTRACT SCHEDULE AND ANNEXURES                          DEED & DEED OF NOVATION
--------------------------------------------------------------------------------

4.    A dispute or difference between:

      (a) the Principal and the subcontractor in connection with the Principal's Representative's certification of the sum owing under the prior contract; or

      (b) the Incoming Contractor and the Subcontractor in connection with clause 1(c) and 1(d);

      shall be resolved pursuant to the provisions of the subcontract between the Subcontractor and the Contractor which for the purposes of this clause 4 are incorporated herein .

5. This Deed shall be governed by the laws in force in the State or Territory stated in the provisions of the agreement between the Principal and Contractor and in the event that no State or Territory is so stated then in accordance with the law for the time being in force in that State or Territory in which the project is being carried out.

                                    SCHEDULE

                                 PRIOR CONTRACTS

      .....................................................................

      .....................................................................

      .....................................................................

      .....................................................................

      .....................................................................

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                ANNEXURE 1   SUBCONTRACTOR'S CONSENT
CONTRACT SCHEDULE AND ANNEXURES                          DEED & DEED OF NOVATION
--------------------------------------------------------------------------------

EXECUTED AS A DEED

Sign Sealed and Delivered on            )
behalf of INTEROIL LIMITED by           )
its duly authorised                     )
signatories:                            )
                                        )
.......................................  ) .....................................
Director                                ) Director/Secretary
                                        )
.......................................  ) .....................................
Name of Director - please print         ) Name of Director/Secretary - please
                                        ) print

Sign Sealed and Delivered on            )
behalf of CLOUGH NIUGINI                )
LIMITED by its duly authorised          )
signatories:                            )
.......................................  ) .....................................
Director                                  Director/Secretary

.......................................  ) .....................................
Name of Director - please print           Name of Director/Secretary - please
                                           print

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF          ANNEXURE 1   SUBCONTRACTOR'S CONSENT DEED
CONTRACT SCHEDULE AND ANNEXURES                      & Deed of NOVATION

                        SUBCONTRACTOR'S DEED OF NOVATION

Sign Sealed and Delivered by                             )
INSERT NAME OF SUBCONTRACTOR ACN INSERT                  )
ACN INSERT ACN by its attorney:                          )
....................................                      ) .....................
Name of Attorney - please print                          ) Signature of Attorney
                                                         )
under power of the attorney number ..................... )
who certifies that at the time of execution of this      )
instrument he/she has no notice of the revocation of the )
power of attorney in the presence of:                    )
                                                         )
......................................................... )
Signature of Witness                                     )
                                                         )
......................................................... )
Name of Witness - please print                           )
                                                         )
Of...................................................... )
......................................................... )
Address of Witness
                                                         )
Sign Sealed and Delivered by                             )
INSERT NAME OF INCOMING CONTRACTOR ACN                   )
INSERT ACN by its attorney:                              )
                                                         )
......................................................... ) .....................
Name of Attorney - please print                          ) Signature of Attorney
                                                         )
under power of the attorney number ..................... )
who certifies that at the time of execution of this      )
instrument he/she has no notice of the revocation of the )
power of attorney in the presence of:                    )
                                                         )
......................................................... )
Signature of Witness                                     )
                                                         )
......................................................... )
Name of Witness - please print                           )
Of...................................................... )
......................................................... )
Address of Witness

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES  ANNEXURE 2         APPROVED FORM OF UNDERTAKING

Contract for: CONSTRUCTION OF OIL REFINERY, NAPA NAPA, PAPUA NEW GUINEA (PNG
              REFINERY PROJECT) ("CONTRACT")

At the request of CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of C/- PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea ("Contractor")

and in consideration of INTEROIL LIMITED incorporated in the Independent State of Papua New Guinea of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea ("Principal") accepting this undertaking in respect of the Contract,

Insert name of financial institution ACN Insert ACN Insert (the "Financial Institution") unconditionally undertakes to pay on demand any sum or sums which may from time to time be demanded by the Principal to a maximum aggregate sum
of..............................................................................
.................................................................................
 Insert amount of Security.

This undertaking is to continue:

1 until notification has been received from the Principal that the sum is no longer required by the Principal; or

2.    until this undertaking is returned to the Financial Institution; or

3. until payment to the Principal by the Financial Institution of the whole of the sum.

Should the financial Institution be notified in writing, purporting to be signed by INSERT NAME OF PERSON OF SIGN REQUEST FOR PAYMENT UNDER THIS GUARANTEE HERE for and on behalf of the Principal that the Principal desires payment to be made of the whole or any part or parts of the sum, it is unconditionally agreed that the Financial Institution will make payment or payments to the Principal forthwith without reference to the Contractor and notwithstanding any notice given by the Contractor not to pay same.

Provided always that the financial Institution may at any time without being required so to do pay to the Principal the amount of
.............................................................................
.......................................................INSERT AMOUNT OF SECURITY
less any amount or amounts it may previously have paid under this undertaking or such lesser sum may be required and specified by the Principal and thereupon the liability of the Financial Institution hereunder shall immediately cease.

DATED at ................................  day of ...................  200 ....

SIGNED for and on behalf of ..................  (Financial Institution) ........

................................................................................

By its Attorney(s) .............................................................
......................................................................... (Names)

Pursuant to Power of Attorney No ...................  }

who hereby warrant that he has/they have not received }

notification of revocation of his/their appointment.  }.................Attorney in the presence of - .................................}..................Witness

Branch of Issue: ..........................Telephone:  .........................

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                       ANNEXURE 3        DEED OF GUARANTEE, UNDERTAKING
                                                  AND SUBSTITUTION

THIS DEED is made on the...............day of..........................2002

PARTIES:

1.    CLOUGH LIMITED (ABN 59 008 678 813)
      of Level 6 251 St Georges Terrace Perth, Western Australia, and ("GUARANTOR").

2.    CLOUGH NIUGINI LIMITED
      c/o PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea, a subsidiary of Clough Engineering Limited ("CONTRACTOR")

3.    INTEROIL LIMITED
      of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("THE PRINCIPAL").

BACKGROUND:

A. The Principal has entered into the Contract for the execution and performance by the Contractor of the work under the Contract relating to the engineering, procurement and construction of an oil refinery at Napa Napa, Port Moresby Harbour, Papua New Guinea.

B. Under the Contract, the Contractor must procure that the Guarantor provides to the Principal a deed of guarantee, undertaking and substitution in the form of this Deed.

C. The Guarantor has fully informed itself of the obligations and liabilities of the Contractor under the Contract and is prepared to give and execute the guarantee, undertaking and agreements contained in this Agreement.

D. The consideration for the Guarantor entering into this Deed is the Principal awarding the Contract to the Contractor. The Guarantor acknowledges that the Principal awarded the Contract to the Contractor on the basis that the Guarantor would enter into this Deed. The Guarantor admits good consideration flows to it from the Principal for its execution of this Deed.

OPERATIVE PROVISIONS:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Deed unless the context otherwise requires:

      CONTRACT means the contract mentioned in paragraph A of the Background;

      WORKS and WORK UNDER THE CONTRACT means the Works and work under the Contract respectively referred to in the Contract;

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF         ANNEXURE 3    DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES                    AND SUBSTITUTION

1.2      INTERPRETATION

         In this Deed unless the context otherwise requires:

         (a) Reference to a person includes any other entity recognised by law vice versa;

         (b) Words importing the singular include the plural and vice versa;

         (c)      Words importing one gender include every gender;

         (d) Any reference to any parties by their defined terms includes that party's executors, administrators, or permitted assigns or being a company, its successors or permitted assigns;

         (e) Every agreement or undertaking expressed or implied by which more than one person agrees or undertakes any obligation or derives any benefit binds or enures for the benefit of those persons jointly and each of them severally;

         (f)      Clause headings are for reference purposes only;

         (g) Reference to a statute includes all regulations under and amendments to that statute any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.

2.       GUARANTEE BY GUARANTOR

2.1      PERFORMANCE OF OBLIGATIONS

         (a) The Guarantor guarantees to the Principal the due and punctual performance by the Contractor of the obligations on the part of the Contractor to be performed under the Contract or in respect of the Works.

         (b) At any time and from time to time while the Contractor is in default under any provision of the Contract the Principal may, after giving 7 days notice to the Contractor, by written demand require the Guarantor to remedy the default.

         (c)      The Guarantor must:

                  (i) if the default is capable of being remedied within 10 days, remedy the default within that period;

                  (ii) if the default is not capable of being remedied within 10 days, take all reasonable steps to commence the remedy of the default within that period and shall continue thereafter to promptly remedy the default to the reasonable satisfaction of the Principal.

         (d) If the Guarantor is required to carry out all or part of the Works to remedy the default it must, at its option, either:

                  (i) if it holds all requisite licences, itself carry out the Works in accordance with the Contract; or

                  (ii) procure a contractor satisfactory to the Principal to carry out the Works in accordance with the Contract.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF         ANNEXURE 3    DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES                    AND SUBSTITUTION

         (c) The Guarantor is entitled to rely on any defence available to the Contractor; and the parties agree that nothing in this Deed is intended to make the Guarantor's liability to the Principal more extensive than the Contractor's liability under the Contract.

         (d) The rights of the Principal under this Deed may be exercised either separately or together and from time to time with any other rights held by the Principal (whether under this Deed, the Contract or otherwise).

         (e) The parties agree that nothing in this Deed will cause an increase to the Principal's liability under the Contract.

2.2      PAYMENT OF MONEY

         Subject to clause 2.1, the Guarantor must, from time to time, pay to the Principal on demand any sum which is payable by the Contractor to the Principal under or in respect of the Contract whether or not arising by way of damages (liquidated or unliquidated), debt restitution or otherwise.

3.       INDEMNITY BY GUARANTOR

3.1      INDEMNITY AGAINST LOSS ETC.

         Subject to clause 2.1(e), the Guarantor indemnifies the Principal and agrees to keep the Principal indemnified against all loss damage costs and expenses suffered or incurred by the Principal as a result of any failure by the Contractor to perform any of its obligations under the Contract or in respect of the work under the Contract or as a result of any breach of any of the terms covenants and conditions contained in or implied by the Contract or as a result of any failure by the Guarantor to performs any of its obligations under this Deed.

3.2      BASIS OF INDEMNITY

         The indemnity in clause 3.1 applies whether or not:

         (a) the Contract or any transaction relating to the Contract was void or illegal or has been subsequently avoided; or

         (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of the Principal.

4.       CONTINUING GUARANTEE AND INDEMNITY

         This Deed is continuing guarantee and indemnity (it being the intent of the Guarantor that the guarantee and indemnity will be absolute and unconditional in all circumstances) and is irrevocable and will remain in full force and effect until the obligations of the Contractor under the Contract have been fully satisfied, even if the Contract has been terminated.

5.       NO DISCHARGE

         This Deed will not be considered as wholly or partially discharged by:

         (a) the payment at any time of any money on account or by any time, credit, indulgence, or concession extended by the Principal to the Contractor, the Guarantor or any other person; or

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF         ANNEXURE 3    DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES                    AND SUBSTITUTION

         (b) any compounding compromise, release, abandonment, waiver, variation, relinquishment, or renewal of any rights of the Principal against the Contractor or the Guarantor or any other person; or

         (c) the delay, neglect or omission of the Principal to enforce any rights against the Contractor or the Guarantor; or

         (d) all or any part of any document or agreement held by the Principal at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this includes amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or assignment)

         (e)      winding up or bankruptcy of any party to the Contract; or

         (f)      disclaimer of the Contract by a liquidator or any one else; or

         (g)      the Contractor completing the Works; or

         (f) any other dealing, matter or thing or by any alteration, modification, variation, or addition to the Contract.

         Without limitation, this Guarantee will not be discharged, modified or abrogated by any variation to the Works agreed between the Contractor and the Principal, even if the Guarantor is not aware of or does not consent to that variation.

6.       NO SUBSTITUTION OF RIGHTS

6.1      PRINCIPAL OBLIGATION

         This Deed is a principal obligation of the Guarantor and will not be treated as ancillary or collateral to any other obligation to the intent that this Guarantee is enforceable although the Contract or any other obligation arising between the Principal and the Contractor or any other person becomes in whole or part unenforceable for any reason.

6.2      RIGHT TO ENFORCE AGAINST GUARANTOR FIRST

         This Deed is in addition to and not in substitution for any other rights which the Principal may have under or because of the Contract and, subject to clause 2.1, may be enforced against the Guarantor without first having recourse to any of those rights and without taking any steps or proceedings against the Contractor.

6.3      NO AFFECT ON SECURITY

         This Deed does not prejudicially affect and is not prejudicially affected by any other security or guarantee or indemnity at any time held by the Principal but that other security is deemed to be collateral and the Guarantor may not as against the Principal in any way claim the benefit or seek the transfer of any security or any part of that security.

6.4      CONTRACTOR'S LIABILITY UNDER CONTRACT

         If for any reason the Contractor ceases to be bound by any of the terms and conditions of the Contract or the obligations of the Contractor under the Contract are affected or modified other than by the Contractor's performance of them or by express written agreement or if the Contract is or becomes void or voidable then the Guarantor on a full indemnity basis must pay to the Principal an amount equal to the total direct loss or damage incurred by the Principal as a result.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF         ANNEXURE 3    DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES                    AND SUBSTITUTION

         The obligations of the Guarantor under this paragraph are original and independent and are in addition to the Principal's other rights. If a liquidator or anybody else on behalf of the Contractor disclaims the Contract, or if for any other reason the Contract is not enforceable in full against the Contractor, the Guarantor (or any one of them nominated by the Principal) must promptly after demand by the Principal enter into a contract on the same terms as the Contract (amended as required by the effluxion of time) for the completion of the Works.

7.       BANKRUPTCY OF CONTRACTOR

7.1      ASSIGNMENT OF RIGHTS BY GUARANTOR

         If the Contractor becomes bankrupt or enters into any scheme of arrangement in favour of creditors or, being a company enters into liquidation, the Guarantor assigns to the Principal the whole of its right to claim, if any, against the official receiver or liquidator so that the Principal will be entitled to receive the whole of that entitlement in reduction of the amount due under the Guarantee.

7.2      NO COMPETITION BY GUARANTOR

         Unless and until the Works are completed in accordance with the Contract and the Principal has received all money due under the Contract, the Guarantor may not claim any subrogation against the Contractor, the Principal or the Lender without the prior written consent of the Principal.

7.3      RIGHTS OF SUBROGATION

         After the Works are completed in accordance with the Contract and the Final Payment (if any) has been paid in full, the Guarantor will not exercise any right of subrogation or any other right which might require the Principal to repay any money received by the Principal.

8.       ADMINISTRATIVE PROVISIONS

8.1      NOTICES

         (a) Any notice, approval, request, demand or other communication (notice) to be given for the purposes of this Deed must be in writing and must be:

                  (i)      served personally; or

                  (ii) sent by ordinary or certified mail (airmail if overseas) to the address of the party specified in this Deed ( or such other address as that party notifies in writing); or

                  (iii) sent by facsimile transmission to the facsimile number of that party specified in this Deed, (or such other facsimile number as that party notifies in writing).

         (b)      A notice given:

                  (i)      personally will be served on delivery;

                  (ii)     by post will be served seven days after posting;

                  (iii) by facsimile transmission will be served on receipt of a transmission report by the machine from which the facsimile was sent indicating that the facsimile had been sent in its entirety to the facsimile number specified in this Deed or such other number as may have been notified by the receiving party. If the facsimile has not been completely transmitted by 5.00 pm (determined by reference to the time of

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF         ANNEXURE 3    DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES                    AND SUBSTITUTION

                           day at the recipient's address) it will be deemed to have been served on the next day.

8.2      STAMP DUTY AND COSTS

8.2.1 The Principal must pay all stamp duty on or arising in connection with this Deed and any other related documentation.

8.2.2 Each party must bear its own legal and other costs and expenses arising directly or indirectly with respect to the preparation, execution, completion and performance of this Deed or any related documentation.

8.3      GOVERNING LAW

         This Deed will be governed by the laws of Queensland. The parties submit to the non-exclusive jurisdiction of the courts of Queensland.

8.4      SEVERABILITY

         If any part of this Deed is or becomes illegal, invalid or unenforceable in any relevant jurisdiction, the legality, validity or enforceability of the remainder of the Deed will not be affected and this Deed will be read as if the part had been deleted in that jurisdiction only.

8.5      MERGER

         The obligations contained in this Deed will continue until satisfied in full.

8.6      EXECUTION BY COUNTERPARTS

         This Deed may consist of one or more counterpart copies and all counterparts will, when taken together, constitute the one document.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF                       DEED OF GUARANTEE,UNDERTAKING
CONTRACT SCHEDULE AND ANNEXURES    ANNEXURE 3      AND SUBSTITUTION

EXECUTED AS A DEED

Signed Sealed and Delivered on behalf  )
of CLOUGH LIMITED ABN )59 008 678 813  )
by its duly authorised signatories:    )
                                       )
_____________________________________  )  ______________________________________
Director                               )  Director/Secretary
                                       )
_____________________________________  )  ______________________________________
Name of Director - please print        )  Name of Director/Secretary -
                                       )  please print

Signed Sealed and Delivered on         )
behalf of CLOUGH NIUGINI LIMITED by    )
its duly authorised signatories:       )
                                       )
_____________________________________  )  ______________________________________
Director                               )  Director/Secretary
                                       )
_____________________________________  )  ______________________________________
Name of Director - please print        )  Name of Director/Secretary - please
                                       )  print

Signed Sealed and Delivered on         )
behalf of INTEROIL LIMITED by its      )
duly authorised signatory in the       )
presence of:                           )
                                       )
_____________________________________  )  ______________________________________
Witness                                )   Authorised Signatory
                                       )
_____________________________________  )  ______________________________________
Name and address of Witness            )  Name of Signatory - please print

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4               TERMS OF INSURANCE

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4     TERMS OF INSURANCE

1.       PUBLIC LIABILITY INSURANCE

         Refer to the attached Foreign Commercial General Liability policy dated 30 August 2000 with limits of $2,000,000 per occurrence and in the aggregate.

         The parties agree to review the definitions and usages of the terms "insured" and "named insured" as used in this policy and seek amendments thereto to the their mutual satisfaction.

2.       MARINE LIABILITY

         Marine liability insurance for the Insured's liability arising out of claims for bodily injury or property damage arising out of any vessel or barge owned, rented or chartered by an Insured with a minimum $25,000,000 limit per occurrence. This insurance shall be extended or endorsed to cover liabilities arising out of specialist construction activities or operations related to the work under the Contract.

3.       MARINE TERMINAL OPERATOR'S LIABILITY

         Coverage for the Insured's liability arising out of claims for bodily injury or property damage including physical damage to vessels, property of others or cargo during docking/undocking, loading/unloading or while in the custody of the Insured with a minimum limit of $25,000,000 per occurrence. A maximum deductible or self-insured retention of $250,000 per occurrence shall be allowed.

4.       ENVIRONMENTAL IMPAIRMENT LIABILITY

         Environmental Impairment Liability insurance for the Insured's liability arising out of the release of pollutants that cause environmental damage or bodily injury or property damage to third parties and first party clean-up expenses with a minimum limit of $50,000,000. A maximum deductible or self-insured retention of $1,000,000 per claim shall be allowed. The Principal shall not be required to obtain such insurance earlier than the sixtieth (60th) day prior to the date crude oil is first introduced into the Project.

5.       UMBRELLA LIABILITY INSURANCE

         Refer to the attached Commercial Umbrella liability policy dated 31 August 2000 with per occurrence and general aggregate limits of $25,000,000.

         Notwithstanding the terms of clause 22.1.1 of the Contract, the Principal shall, within 60 days after the Notice to Proceed is issued, acquire an umbrella liability insurance policy with terms no less beneficial than those available in the Australian insurance market, which will be taken out on a full occurrence basis, and shall maintain such insurance while ever the Contractor and each other insured party has an insurable interest under the Contract, but in no event less than for a period of 5 years following the issue of the Final Certificate in respect of products and completed operations liabilities coverage. Such policy shall replace the attached Commercial Umbrella liability policy, and if the Principal should fail to provide proof of the replacement insurance within the 60 day period the Contractor may proceed in accordance with clause 25.2 of the Contract.

         The policy shall be for a minimum of $25,000,000 for each and every occurrence and only limited in the aggregate in respect of product and completed operations liabilities with a self-insured retention not greater than $50,000 for each and every occurrence. This policy shall

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4               TERMS OF INSURANCE

         also provide difference in conditions coverage and for amounts in excess of the self-insured retention.

         Co-insureds under this policy must include the following parties:

         1) InterOil Corporation, EP InterOil, Ltd, InterOil Limited;

         2) Overseas Private Investment Corporation;

         3) Clough Limited, Clough Engineering Ltd, Clough Niugini Limited;

         4) each of the subsidiaries of each of the above;

         5) each of the Subcontractors of each of the above; and

         6) each of the agents, employees and directors of each of the above.

         The policy will include:

         1) a cross liability clause;

         2) full waiver of subrogation;

         3) blanket contractual liabilities;

         4) a "worker to worker" clause;

         5) motor vehicle "gap" cover;

         6) world wide cover specifically including USA and Canada jurisdictions for claims;

         7) any professional indemniyty exclusion not to apply to personal injury or property damage or liability arising from the Insureds' Site first-aid staff; and

         8) a condition clearly stating that this insurance is primary and no other insurance shall be called upon to contribute.

         The Policy shall be in excess of the following underlying policies:

Underlying Policy                                  Level of Cover
-----------------                                  --------------
1) Foreign General Liability Insurance or          $2 million each and every occurrence and in the
equivalent                                         aggregate

2) PNG Employer's Liability Insurance              Kina 5 million each and every occurrence

3) Extra-territorial Workers Compensation Cover    A$ 1 million each and every occurrence

4) Motor Vehicle Third Party Liability Insurance   Kina 5 million limit per occurrence

5) Marine Liability Insurance                      US$ 25 million each and every occurrence

6) Marine Terminal Operator's Liability            US$ 25 million each and every occurrence
Insurance

6.       CONTRACTORS' ALL RISKS

         Refer to the attached Contractor's All Risk (Collective) Policy dated 1 December 2001 # issued by American Home Assurance Company, Port Moresby, Papua New Guinea.

         The parties agree that the Principal will use its best endeavours to secure the following amendments to the Contractor's All Risk policy document. If the Principal is unable to secure the majority of these amendments within 60 days after the Notice to proceed is issued, the Contractor may arrange a suitable difference in conditions (DIC) policy on commercial terms acceptable to the Principal, and the Principal will reimburse the Contractor its costs in acquiring and maintaining such DIC policy.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4               TERMS OF INSURANCE

       POLICY REFERENCE           COMMENT

       Page 1                 The final paragraph (after 2) should be indented
                              so that it lines up as part of General Exclusion
                              2; in addition, the reference to "Exclusion
       General Exclusions     a)should be amended to read "Exclusion 2) a)"."

       Page 3 The word "immediately" should be replaced with "as soon as practicable".
       General Conditions
       4 b and 5 a)

       Page 3                 14 days should be amended to 30 days.

       General Condition 5

       Page 3 The final paragraph of General Condition 5 should be deleted.

       General Condition 5

       Page 4 Insert the word "First" in front of the words "Named Insureds" on line 3, which would then be amended to "Named Insured".

       General Condition
       10

       Page 4 The words "Insured Business" should be amended to "insured business".

       General Condition
       11 b)

       Page 5 The word "financial" should be inserted between "consequential" and "loss" on the 1st line.

       Special Exclusion b)

       Page 5                 In order of priority:
                              (a) The exclusion should be amended to provide for
                              Design Exclusion 5;
       Special Exclusion c)   (b) failing that it should provide for Design
                              Exclusion 4; and
                              (c) failing all of the above, the word "portion" in the 2nd paragraph should be amended to "fragment".

       Page 5 The references to "files" and "drawings" should be deleted.

       Special Exclusion g)

       Page 6                 The last paragraph should be deleted entirely.

       Provisions applying

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4               TERMS OF INSURANCE

       to Section 1 - Memo
       1 - Sums Insured

       Page 7 The Extended Maintenance Period should be amended from a specific period to 12 months from the Date for Practical Completion.

       Period of Insurance    This needs to contemplate that there will be
                              several different dates as various stages are completed and must also allow for a further period of 12 months from the date of rectification of any latent defect, subject to an overall maximum period of 24 months - ie if a latent defect is discovered on the 364th day, a further period of cover of 12 months will be required from that date.

       Page 9 The values of items 1.2, 2, and 3 are not "NIL", as these interests are included in the overall sum insured of US$153m. These items therefore need to be amended to read "Included in Item 1.1 above".
       Sums Insured

       Page 9 Item 1.1 should be amended to read "Contract Price/Limit of Liability".

       Sums Insured

       Page 9 Marsh are to advise if the sub limits are included in the overall limit of US$153m - ie the policy cover is not US$153m PLUS the various sub limits.

       Limits of Liability

       Page 9 The sub limit for Inland Transit should be increased from US$1,000,000 to US$1,500,000.

       Limits of Liability

       Page 9 The sub limit for Offsite Storage and Fabrication should be increased from US$1,000,000 to US$1,500,000.

       Limits of Liability

       Page 9 The percentage limit for Expediting Expenses should be increased from 20% to 25%.

       Limits of Liability

       Page 9 The percentage limit for Debris Removal should be increased from 10% to 25%.

       Limits of Liability

       Page 9 Marsh are to advise on the meaning of "named perils" that apply to this cover.
       Limits of Liability -
       First Party Pollution

       Page 9 The sub limit should be stated as "PNG Kina equivalent of US$5,000,000 any one occurrence", to be consistent with the sub limit referred to on Page 14
       Limits of Liability
       -Temporary

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES      ANNEXURE 4               TERMS OF INSURANCE

       Removal

       Page 9 Marsh are to advise if sub limits can be accumulated on sub limits

       Limits of Liability

       Page 16 The sub limit should be stated as "PNG Kina equivalent of US$5,000,000 any one occurrence", to be consistent with the sub limit summarised on Page 9.
       Professional Fees

       Page 16 The limit under this clause should be increased to the "PNG Kina equivalent of US$100,000".

       Plans and Documents

       Page 17                This provision should be completed as follows:

       Lenders Loss           "All claims payments for loss or damage to the
       Payee Clause           InterOil Refinery Construction Project shall be
                              paid solely into the joint account in the names of InterOil Limited and Clough Niugini Limited held at Wells Fargo in Lubbock Texas and administered under and pursuant to the Collateral Account
                              Agreement between InterOil Limited and Overseas
                              Private Investment Corporation.

                              The registered mailing address of the Lender Loss Payee is:

                              Overseas Private Investment Corporation 1100 New York Avenue, N.W. Washington, D.C. 20527
                              USA

                              (Attention: Vice President, Finance)

                              Re: InterOil Refining Project (Papua New Guinea)

                              (Facsimile: 1 202 408 9866)

                              A Claim release form signed by Overseas Private Investment Corporation shall be a complete release of Insurer's liability in respect of the subject claim."

       Page 18                (a) Under paragraph (vi), the words "always
                              excepting the First Named Insured" should be added
                              after the words "...vitiating party as an Insured"
       Multiple Insureds      at the end of the clause.
       Clause

                              (b) Under paragraph (vii), delete the word "not" in line 2.

       Page 19 Marsh is to advise why the policy is subject to United Kingdom of Great Britain law practice and jurisdiction.

       Law and Jurisdiction   The Insureds would prefer that the policy is
                              subject to the laws of the

                              State of Queensland and the Commonwealth of Australia and the jurisdiction of the courts of the State of Queensland.

       Page 19 (a) Marsh is to advise why these clauses have been included in this policy; and

       Special Conditions
       Concerning Fire        (b) whether they can be deleted.
       Fighting  Facilities

                              (c) If the answer to (b) is "No", the opening paragraph should be modified to read that the First Named Insured will use their best endeavours to ensure the following requirements are met.

       Page 21 Delete the reference to this clause being a warranty and rename it "Storage".
       Warranty concerning
       storage

       Page 22 Any additional premium to be paid by the first named Insured should not exceed the pro rata premium for the period.

       Reinstatement of Sum
       Insured Clause

       Page 23                Delete the words in bold in the last paragraph.

       Automatic Increase
       Clause

       Page 32 Add Special Condition 6 Waiver of Subrogation, to bring the policy into line with the contract conditions.
       Special Conditions
       applicable to Section II

7.    MARINE CARGO AND TRANSIT INSURANCE

Open marine cargo and transit insurance insuring the Insured, as their interests may appear, on a "warehouse to warehouse" basis including land, air and marine transit insuring "all risks" of loss or damage on a replacement cost basis plus freight and insurance from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including during shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, contain a replacement by air extension clause, 50/50 clause, unintentional, difference in conditions for C.I.F. shipments, errors and omissions clause, import duty clause, non-vitiation clause, an English law and practices plus adjustment and settlement clause, debris removal, contain no exclusion for inadequate packing or survey warranties and insure for the replacement value of the largest single shipment plus freight and insurance, subject to a minimum limit of $15,000,000 per conveyance. A maximum deductible or self-insured retention of $100,000 per occurrence shall be allowed.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES   ANNEXURE 5              PRO FORMA CONSENT DEED

THE PRO-FORMA CONSENT DEED IS ATTACHED HERETO AND INCLUDED HEREIN.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES   ANNEXURE 6                   PROJECT AGREEMENT

THE PROJECT AGREEMENT IS ATTACHED HERETO AND INCLUDED HEREIN

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                       ANNEXURE 7   SCHEDULE OF RATES FOR VARIATIONS

THE SCHEDULE OF RATES FOR VARIATIONS IS ATTACHED HERETO AND INCLUDED HEREIN.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND                        FORM OF SUBCONTRACTOR'S FINAL
ANNEXURES                     ANNEXURE 8     RELEASE AND STATUTORY DECLARATION

                              FINAL FORM OF RELEASE

                     STATUTORY DECLARATION BY SUBCONTRACTOR
                          (CLAUSE 46.9 - FINAL PAYMENT)

                                 OATHS ACT 1867

                                   QUEENSLAND

TO WIT

I, of...........................................................................
in the State of. . . . . . . . . . . , do solemnly and sincerely declare that, in relation to the Contract between INTEROIL LIMITED incorporated in the Independent State of Papua New Guinea of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (the "PRINCIPAL") and

CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of c/o PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea (the "CONTRACTOR"),

for the engineering, design and construction of the stick built refinery, at Napa Napa, Port Moresby Harbour, Papua New Guinea (the "CONTRACT")

[Name of Subcontractor].........................................................

("Subcontractor") is a subcontractor to the Contractor for part of the Work under the Contract namely:

1     I hold the position of ...................................................
      I am in a position to know the facts contained herein and to bind the Subcontractor by the terms of this declaration and I am duly authorised by the Subcontractor to make this decision on its behalf.

2.    All amounts due have been paid in full.

3. All the Subcontractor's workers who at any time have been engaged on work under the Contract by the Subcontractor have been paid in full all moneys due and payable

4. All subcontractors of the Subcontractor have been paid all that is due and payable to them in respect of their part of the work under the contract.

AND I MAKE this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1867.

TAKEN AND DECLARED before me

(name in full)____________________________ ) Signature _______________________
                                           )
                                           ) (Signed by Subcontractor)
                                           )
__________________________________________ )
                                           )  Signature ________________________
                                           )
                                           )  A Justice of the Peace
                                           )
at______________in the State of __________ )
                                           )
this     day of __________________________

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS
OF CONTRACT SCHEDULE AND                            LEGISLATIVE RESPONSIBILITIES
ANNEXURES                        ANNEXURE 9         AND PERMITS

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS
OF CONTRACT SCHEDULE                                LEGISLATIVE RESPONSIBILITIES
AND ANNEXURES                    ANNEXURE 9         AND PERMITS

                                                      ISSUING        RESPONSIBLE      DEADLINE
      PERMIT NAME                   STATUS         AGENCY MINISTER      PARTY        TO COMPLETE                 COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
BUILDING ACT              Commenced and on-going  National Capital  PRINCIPAL AND  Mechanical       Approval required for erection
                                                  District          CONTRACTOR     Completion (MP)  of or alterations to buildings
                                                  Building Board
------------------------------------------------------------------------------------------------------------------------------------
CENTRAL BANKING (FOREIGN  Central Bank authority  Central Bank      Principal      Notice to        Authority required for foreign
EXCHANGE & GOLD)          for Final Financing                                      Proceed (NTP)    currency transactions and
REGULATION                Plan received                                                             accounts, payments and issue of
                                                                                                    securities to non-residents,
                                                                                                    dispatch of funds out of PNG
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMS ACT               Commenced and on-going  Commissioner of   Principal      NTP plus 3       License for any warehouse/bond
                                                  Customs in the                   months           store (if needed)
                                                  Internal Revenue
                                                  Commission        Principal      MP               Licenses for import of any
                                                                                                    prescribed goods (as may be
                                                                                                    required)
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMS TARIFF ACT        Granted 06/11/1998      Department of     Principal      NTP              Exemptions from import duty on
                                                  Finance                                           the importation of the Refinery
------------------------------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL PLANNING    Approved 01/12/1997     Department of     Principal      NTP              Environmental Plan Approval
ACT & ENVIRONMENTAL                               Environmental &
CONTAMINANTS ACT                                  Conservation
------------------------------------------------------------------------------------------------------------------------------------
ELECTRICITY COMMISSION    Order under Section 31  Electricity       Principal      NTP              Authorisation for production of
ACT                       granted 05/12/2001      Commission                                        electricity for own consumption
------------------------------------------------------------------------------------------------------------------------------------

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS
OF CONTRACT SCHEDULE AND
ANNEXURES                          ANNEXURE 9       LEGISLATIVE RESPONSIBILITIES
                                                                     AND PERMITS

                                                ISSUING AGENCY      RESPONSIBLE     DEADLINE TO
   PERMIT NAME              STATUS                MINISTER            PARTY          COMPLETE                  COMMENTS
------------------   ----------------------  -------------------   --------------   -----------   --------------------------------
EMPLOYMENT OF        Granted to Principal    Department of Labour   Contractor and     MP         Approval of training and
NON-CITIZENS                                 & Employment           Principal                     localisation program
ACT

                     Submitted by
                     Contractor?

                     Granted to Principal                          Contractor and      MP         Approval to recruit non-citizen
                                                                   Principal                      staff

                     Submitted by Principal                        Contractor and      MP         Work Permits for non-citizen
                                                                   Principal                      staff

INDUSTRIAL           Not Started             Department of Labour  Principal           MP         Registration of the Site as a
SAFETY, HEALTH AND                           & Employment                                         "Factory", being defined as a
WELFARE ACT                                                                                       place where persons are engaged
                                                                                                  in a manufacturing process or
                                                                                                  generation of power, or a place
                                                                                                  otherwise declared to be a
                                                                                                  factory under the Act (if
                                                                                                  required).

                                                                                                  Registration of pressure vessels

HARBOURS BOARD ACT   Approval to construct   Harbours Board        Principal            NTP       Permit for construction of jetty
                     causeway and jetty
                     granted 12/09/2001

EXPLOSIVES ACT       Not Started             Chief Inspector in    Contractor           MP        Licence to keep, permit to use,
                                             Department of                                        explosives (if applicable during
                                             Labour & Employment                                  construction phase)

INFLAMMABLE          Not Started             Chief Inspector in    Principal            MP        Licence to keep/store inflammable
LIQUID ACT                                   Department of                                        liquid
                                             Labour & Employment

                                                                   Principal            MP        Registration of any premises
                                                                                                  where inflammable liquid is to
                                                                                                  be kept.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS
OF CONTRACT SCHEDULE AND
ANNEXURES                  ANNEXURE 9   LEGISLATIVE RESPONSIBILITIES AND PERMITS

                                          ISSUING AGENCY      RESPONSIBLE
  PERMIT NAME           STATUS               MINISTER            PARTY      DEADLINE TO COMPLETE          COMMENTS
INSURANCE ACT      Commenced           Insurance              Principal              NTP           Exemption required for any
                                       Commissioner in                                             insurance (other than
                                       Department of Finance                                       re-insurance) of risks in PNG
                                                                                                   with an insurer other than a
                                                                                                   licensed PNG insurer

LAND ACT           Granted 010/1/1998  Department of Lands    Principal              NTP           Leases for Project Land
                                       & Physical Planning

PHYSICAL           Outline Planning    National Capital       Principal &            MP            Development Planning required
PLANNING ACT       Permission granted  District Physical      Contractor
                   25/01/2001          Planning Board for
                                       NCD

WATER              Granted 6/09/2001   Water Resources        Principal              NTP           Water Investigation Permit
RESOURCES ACT                          Board

                                                              Principal              NTP           Water Use Permits for use of
                                                                                                   water and discharge  of waste
                                                                                                   into water

NATIONAL CAPITAL   Granted             NCD Water and          Principal              NTP           Approval for design,
DISTRICT WATER                         Sewerage Pty Limited                                        construction, maintenance,  and
SUPPLY AND                                                                                         operation of water works and
SEWERAGE ACT                                                                                       sewerage systems

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES         ANNEXURE 10  CONTRACTOR'S PROJECT MANAGEMENT TEAM

     Member                                         Functions / Capacity

1 Lambert Brau                                      Project Manager

2 Andrew Gordon                                     Deputy Project Manager

3 D Bridge                                          Safety Manager

4 T Johnson                                         Procurement Manager

5. S Weetman                                        Engineering Manager

6. S Cunningham                                     Commercial Manager

7. T Antoniou                                       Construction Manager

8. M Potts                                          Commissioning Manager

9. E Bergen                                         Subcontract Manager

10. L Knight                                        Site Administrator

11. A Bryceland                                     Construction Superintendent

12. J Stallard                                      Materials Controller

13. N Ballantyne                                    Jetty Superintendent

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES         ANNEXURE 11  PROJECT SCHEDULE

THE PROJECT SCHEDULE IS ATTACHED HERETO AND INCLUDED HEREIN.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES     ANNEXURE 12 - FORMAL INSTRUMENT OF AGREEMENT

DEED made the              day of                      2002

BETWEEN

1. INTEROIL LIMITED of Level 6, Defens Haus, cnr Champion Parade and Hunter Street, Port Moresby,PNG (with its successors and permitted assigns) (the "PRINCIPAL") and

2. CLOUGH NIUGINI LIMITED c/o PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea, a subsidiary of Clough Limited (ABN 59 008 678 813) (the "CONTRACTOR")

RECITALS

Tenders were invited by the Principal for a contract (the "CONTRACT") for the design, construction, commissioning and defects liability of a stick built oil refinery at Napa Napa. Port Moresby Harbour, Papua New Guinea (the "WORKS").

The Contractor made a proposal dated 15 February 2002 (the "CONTRACTOR'S PROPOSAL") to provide the material and perform the work required for the Works for the sum of US$[deleted for confidentiality] based on the following Contract Currency Amounts:

      [deleted for confidentiality]

The Contractor in lodging the Contractor's Proposal, represented to the Principal that it had the skill and judgement necessary to construct the Works and that it had employed and would employ the necessary personnel in that regard and acknowledges that in entering into this Agreement the Principal has relied upon these representations.

OPERATIVE PROVISIONS

1. By executing this Agreement the Contractor warrants that each of the recitals is true and correct and acknowledges that the Principal has entered into this Agreement in reliance thereon.

2. The Contract between the Principal and the Contractor is evidenced by this Agreement and the documents listed in clause 3 below.

3. Should there be any discrepancy or inconsistency between the following documents, which constitute the Contract, the following order of precedence shall apply to resolve the same:

      (a)   this Agreement;

      (b)   the Terms and Conditions of Contract;

      (c)   the Schedule to the Terms and Conditions of Contract; and

      (d)   the Annexures to the Terms and Conditions of Contract.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                           ANNEXURE 12 - FORMAL INSTRUMENT OF AGREEMENT

4. The Contract Sum (as defined in the Terms and Conditions of Contract ) is US$[deleted for confidentiality] based on the following Contract Currency
      Amounts:

      [deleted for confidentiality]

5. In consideration of the promises on the part of the Principal in the Contract the Contractor shall provide the materials and perform the work under the Contract required to complete the Works in accordance with the Contract and will otherwise perform, fulfil, comply with, submit to and observe all provisions of the Contract which are to be performed, fulfilled, complied with, submitted to or observed by or on the part of the Contractor.

6. In consideration of the promises on the part of the Contractor in the Contract the Principal shall make payments to the Contractor in accordance with the Contract and will otherwise perform, fulfil, comply with, submit to and observe all provisions of the Contract which are to be performed, fulfilled, complied with, submitted to and observed by on the part of the Principal.

7. The Contract shall take effect according to its tenor notwithstanding any prior contract in conflict with or at variance with it, and any correspondence or documents relating to the subject matter of the Contract which may have passed between the parties to the Contract prior to its execution.

8. If any party to the Contract consists of one or more persons and one or more corporations the Contract shall bind such person or persons and such corporation or corporations (as the case may be) and their respective executors, administrators, successors and permitted assigns jointly and severally and the persons and corporations included in the term "Contractor" or the term "Principal" in the Contract shall jointly be entitled to the benefit of the Contract and the Contract shall be read and construed accordingly.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND ANNEXURES     ANNEXURE 12 - FORMAL INSTRUMENT OF AGREEMENT

EXECUTED AS A DEED

Signed Sealed and Delivered on behalf of    )
INTEROIL LIMITED by its duly authorised     )
signatory in the presence of:               )

..........................................   )  .................................
Witness                                     )  Authorised Signatory
                                            )
                                            )
..........................................   )  .................................
Name and address of Witness                 )  Name of Signatory - please print
                                            )
Sign Sealed and Delivered on behalf of      )
CLOUGH NIUGINI LIMITED by its duly          )
authorised signatories:                     )
                                            )
..........................................   )  .................................
Director                                    )  Director/Secretary
                                            )
..........................................   )  ................................
Name of Director - please print             )  Name of Director/Secretary -
                                            )  please print
                                            )

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES               ANNEXURE 13        FORM OF FINAL RELEASE

                              FORM OF FINAL RELEASE

                       STATUTORY DECLARATION BY CONTRACTOR
           (CLAUSE Error! Reference source not found. - FINAL PAYMENT)

                                 OATHS ACT 1867

                                   QUEENSLAND

TO WIT

I, of...........................................................................

in the State of....................., do solemnly and sincerely declare that, in relation to the Contract between INTEROIL LIMITED incorporated in the Independent State of Papua New Guinea of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (the "PRINCIPAL") and

CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of c/o PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea (the "CONTRACTOR"),

for the engineering, design and construction of the stick built refinery, at Napa Napa, Port Moresby Harbour, Papua New Guinea (the "CONTRACT")

1.    I hold the position of ................................................ I
      am in a position to know the facts contained herein and to bind the Contractor by the terms of this declaration and I am duly authorised by the Contractor to make this decision on its behalf.

2.    All amounts due have been paid in full.

3. All the Contractor's and its Subcontractors and the Subcontractors' workers who at any time have been engaged on work under the Contract by the Contractor or its Subcontractors have been paid in full all moneys due and payable

1. All subcontractors of the Subcontractors have been paid all that is due and payable to them in respect of their part of the work under the Contract.

AND I MAKE this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1867.

                              )
TAKEN AND DECLARED before me
                              )
(name in full) .............  ) Signature......................................
                              )
                              ) (Signed by Subcontractor)
                              )
.............  ..............  )
                              )
                              ) Signature......................................
                              )
at.......the State of.......  )  A Justice of the Peace

this       day of...........

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES          ANNEXURE 14    CONTRACTOR'S PLANT HIRE CHARGES

THE SCHEDULE OF THE CONTRACTOR'S PLANT HIRE CHARGES IS ATTACHED HERETO AND INCLUDED HEREIN.

PNG REFINERY PROJECT -
CONSTRUCTION -
CONDITIONS OF CONTRACT
AND ANNEXURES             ANNEXURE 15 DEED OF NOVATION - REFURBISHMENT CONTRACTS

This Deed made the ............. day of ................................  20001

Between:

1. INTEROIL LIMITED, incorporated in the Independent State of Papua New Guinea of Level 6 Defens Haus, cnr Champion Parade & Hunter Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the PRINCIPAL");

2. CLOUGH NIUGINI LIMITED incorporated in the Independent State of Papua New Guinea of C/- PricewaterhouseCoopers, Credit House, Cuthbertson Street, Port Moresby, Papua New Guinea (with its successors and permitted assigns) ("the CONTRACTOR"); and

3.    [INSERT NAME OF REFURBISHMENT CONTRACTOR] of ............................
      .......................................  (with successors and permitted assigns) (the REFURBISHMENT CONTRACTOR)

Witnesses that

1. Upon receipt by the Refurbishment Contractor of the sum certified by the Principal's Representative as owing under the prior contract prescribed in the Schedule hereto:

      (e)   the prior contract shall be discharged;

      (f) the Refurbishment Contractor shall release the Principal from the further performance of the prior contract and from all claims and demands in connection with the prior contract;

      (g) the Contractor shall punctually perform the obligations of the Principal under the prior contract as far as they are not performed. The Contractor acknowledges itself bound by the provisions of the prior contract as if the Contractor had been named in the prior contract; and

      (h) the Refurbishment Contractor shall punctually perform like obligations and be bound to the Contractor as if the provisions of the prior contract were incorporated herein.

2. The Principal and Refurbishment Contractor each warrant to the Contractor that:

      (a) refurbishment contract work carried out to the date hereof is in accordance with the provisions of the prior contract; and

      (b) all claims and demands in connection with the prior contract have been made to the Principal.

3. The Principal and Refurbishment Contractor each indemnifies the Contractor from all claims and demands of the Principal and Refurbishment Contractor up to the date hereof in connection with the prior contract.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES   ANNEXURE 15  DEED OF NOVATION - REFURBISHMENT CONTRACTS

4.       A dispute or difference between:

         (a) the Principal and the Refurbishment Contractor in connection with the Principal's Representative's certification of the sum owing under the prior contract; or

         (b) the Contractor and the Refurbishment Contractor in connection with clause 1(c) and 1(d),

         shall be resolved pursuant to the provisions of the contract between the Principal and the Refurbishment Contractor which for the purposes of this clause 4 are incorporated herein.

5. This Deed shall be governed by the laws in force in the State or Territory stated in the provisions of the agreement between the Principal and Contractor and in the event that no State or Territory is so stated then in accordance with the law for the time being in force in that State or Territory in which the project is being carried out.

                                    SCHEDULE

                                 PRIOR CONTRACTS

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT AND ANNEXURES   ANNEXURE 15  DEED OF NOVATION - REFURBISHMENT CONTRACTS

EXECUTED AS A DEED

Signed Sealed and Delivered on          )
behalf of INTEROIL LIMITED by           )
its duly authorised signatories:        )
                                        )
-----------------------------------     )    -----------------------------------
Director                                )    Director/Secretary
                                        )
-----------------------------------     )    -----------------------------------
Name of Director - please print         )    Name of Director/Secretary - please
                                        )    print
Sign Sealed and Delivered on            )
behalf of CLOUGH NIUGINI LIMITED by     )
its duly authorised signatories:        )
                                        )
-----------------------------------     )    -----------------------------------
Director                                )    Director/Secretary
                                        )
-----------------------------------     )    -----------------------------------
Name of Director - please print         )    Name of Director/Secretary - please
                                        )    print
Sign Sealed and Delivered by            )
[REFURBISHMENT CONTRACTOR] by           )
its attorney:                           )
                                        )
-----------------------------------     )    -----------------------------------
Name of Attorney - please print         )    Signature of Attorney
                                        )
under power of the attorney             )
number ........ who certifies that      )
at the time of execution of this        )
instrument he/she has no notice of      )
the revocation of the power of          )
attorney in the presence of:            )
                                        )
-----------------------------------     )
Signature of Witness                    )
                                        )
-----------------------------------     )
Name of Witness - please print          )
                                        )
Of.................................     )
....................................     )
................ Address of Witness      )

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                    ANNEXURE 16 DEFERRED PAYMENT OPTION

                               SUMMARY TERM SHEET
                            Deferred Payment Facility

FACILITY TYPE:      To provide a deferred payment option (the "OPTION") to
                    the Principal, if required, prior to completion of the Contract. The deferred payment will be of an overdraft nature provided by the Contractor that will enable the Principal to defer a portion of the Contract Sum not to exceed $5 million (the "DEFERRED PAYMENT").

USE OF FACILITY:    The Facility may only be used to defer payment to the
                    Contractor on the last $5 million due under the Contract.

BORROWER:           InterOil Limited (the "PRINCIPAL")

AMOUNT: $5 million or such lesser amount as determined by the Principal.

TERM: From the date of deferral to twelve (12) months after Practical Completion. The date the Option may be exercised will be no later than 30 days prior to the time when the Contract reaches a total cash payment of the sum of the Contract Currency Amounts less $5 million, the actual date of exercise to be agreed between the parties in advance.

ESTABLISHMENT       0.5% payable if the Option is exercised by the Principal. If
FEE:                less than the maximum amount is deferred the Establishment
                    Fee will be adjusted on a pro-rata basis.

INTEREST RATE:      7.5% per annum on the daily outstanding balance paid in
                    arrears semi annually on 30 June and 31 December.

RE-PAYMENT:         The Deferred Payment will be re-paid to the Contractor in
                    two semi-annual instalments with the Principal making monthly deposits to an account controlled by the Overseas
                    Private Investment Corporation (OPIC) once Practical
                    Completion has been certified. The payments will be made to the Contractor at the same time the semi-annual payment is made to OPIC provided that Practical Completion has been reached.

DRAWINGS:           The Principal may defer such amounts on such dates as are
                    payable to the Contractor under the Contract. All payments to the Contractor prior to the last $5 million will be paid according to the terms of the Contract.

REDUCTION IN        Two (2) equal semi annual payments of $2.5 million plus
OUTSTANDING         interest will be made following the issuance of the
AMOUNT:             Certificate of Practical Completion.

PRE-PAYMENT         The Principal may at its sole option elect to repay the
PROVISION:          Deferred Payment at any time during the loan term without
                    any pre-payment premium.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                    ANNEXURE 16 DEFERRED PAYMENT OPTION

RANKING: The Deferred Payment will rank as senior subordinate debt being subordinate to all working capital and the OPIC Loan, but senior to any other debt of the Principal.

SECURITY:           i)      The Principal will covenant and warrant in the
                        subordinate loan agreement through a negative pledge not to incur any other debt ranking in priority or pari passu with the Deferred Payment other than the working capital and OPIC Loan.

                    ii)     Cross default provisions will apply between the
                        Deferred Payment facility and the OPIC Loan. The OPIC Loan Agreement Clause 8, Events of Default, shall apply to the Deferred Payment loan.

                    iii)    The Contractor will be granted a fixed and floating
                        charge over the assets of the Principal, ranking behind the working capital provider and OPIC.

                    iv)     If required by OPIC, the Contractor will negotiate
                        in good faith and enter into a Subordination Agreement and/or Deed of Priority with OPIC in a form acceptable to OPIC.

APPROVAL:           The Principal is responsible for obtaining OPIC approval for this Deferred Payment facility.

DUE DILIGENCE       The Contractor will review the following documents as part
DOCUMENTATION       of their due diligence. The Contractor acknowledges that all of the documents provided are confidential and unless available in the public market sector must not disclose any information contained in the listed documents without the prior written consent of the Principal and OPIC.

                        a)    OPIC Loan Agreement;

                        b)    Collateral Account Agreement;

                        c)    Security Agreement;

                        d)    InterOil Cash Financial Model;

DEFERRED            Upon notification by the Principal that it will require the
PAYMENT LOAN        Deferred Payment, the parties agree to prepare standard loan
DOCUMENTS:          documents incorporating the above provisions. The cost to
                    prepare the loan documentation and all other fees, duties and charges relating to such documents will be the responsibility of the Principal.

NEGOTIATIONS:       The Principal and the Contractor agree to negotiate in good faith with one another to complete the loan documentation.

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                                 ANNEXURE 17  PRE-AWARD MEETING MINUTES

THE PRE-AWARD MEETING MINUTES ARE ATTACHED HERETO AND INCLUDED HEREIN.

PNG REFINERY PROJECT-
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                               VOLUME II

PNG REFINERY PROJECT -
CONSTRUCTION - CONDITIONS OF
CONTRACT SCHEDULE AND
ANNEXURES                         ANNEXURE 18  PRINCIPAL'S PROJECT REQUIREMENTS

                                    Page 131